SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

GLOBALSCAPE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2014
Annual Meeting
of Stockholders

Proxy Statement
And
Form 10-K

For the year end December 31, 2013

4500 Lockhill-Selma, Suite 150	San Antonio, TX 78249

To our Stockholders,

I am pleased to report that GlobalSCAPE achieved record revenues in 2013 for the fourth consecutive year and earnings per share that tied the highest in Company history.
These results allowed us to express our appreciation to our stockholders by paying a special dividend for the second year in a row. While 2013 was a year of transition in many ways, our employees continued our strategic mission that produced both increased efficiency and the improved bottom-line results.

Since GlobalSCAPE’s founding in 1996, we have experienced a number of significant organizational evolutions. Early days of the company focused on consumer innovation and rapid product releases. This approach enabled us to achieve a great deal of brand awareness and a very loyal following. We then added enterprise caliber products that moved us into the realm of larger clients where security is more critical and product quality must be more stringently monitored and delivered. This phase saw
GlobalSCAPE grow into a more mature organization with the people, processes, and
James Bindseil	technologies to meet the needs of these larger clients. We are now entering an era during
(President and CEO)	which we believe it time to take GlobalSCAPE’s products and services to a new level.

Moving into 2014, I look forward to a renewed dedication to the innovative spirit built by my predecessors. We have new and exciting product development programs in place. We are broadening our sales and marketing activities to target new customers through expanded partner alliances anddemand generation programs to supplement our established in-house, direct sales team. We are redesigning internal processes to improve our expense control.

I am proud to serve as the President and CEO of GlobalSCAPE. I work with the finest group of people in the industry.
I look forward to making our award-winning solutions even better through innovation and leading GlobalSCAPE to continually improving financial results.

Thank you for the support you continue to show GlobalSCAPE. I look forward to meeting you at the Annual Meeting of Stockholders.

Sincerely,

James L. Bindseil
President and Chief Executive Officer

GlobalSCAPE, Inc.
4500 Lockhill-Selma Rd, Suite 150
San Antonio, Texas  78249
(210) 308-8267

April 3, 2014

Dear Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held at GlobalSCAPE’s headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Wednesday, May 14, 2014 at 9:00 a.m.  If you cannot attend the annual meeting, you may vote over the Internet or, if you received a paper copy of the proxy materials, you may follow the instructions on the proxy card.

The agenda for this year’s annual meeting includes:

•	The election of two directors each of whom will serve for a term of three years; and

•	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2014.

Please refer to the Proxy Statement for detailed information about each of the proposals and the annual meeting.

Every stockholder vote is important. Even if you do not plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by signing your Proxy Card and mailing it in accordance with the instructions on the card. If you prefer, you may vote over the Internet or by telephone following the instructions on your Proxy Card. You may revoke your proxy at any time before it is voted. Of course, you may also vote in person at the stockholders meeting if you are the stockholder of record.

Sincerely,

James Bindseil
President and Chief Executive Officer

GlobalSCAPE, Inc.
4500 Lockhill-Selma Rd, Suite 150
San Antonio, Texas  78249
(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2014

To the Stockholders of GlobalSCAPE, Inc.:

The 2014 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on May 14, 2014, at 9:00 a.m., local time, for the following purposes:

1.	To elect the following two directors to serve for a term of three years:

David L. Mann

James L. Bindseil

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

3.	To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on March 21, 2014, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

April 3, 2014
San Antonio, Texas

By Order of the Board of Directors,

James Bindseil
President and Chief Executive Officer

Important Notice Regarding Availability of
Proxy Materials For Our Annual Meeting of Stockholders to be Held On May 14, 2014

This Proxy Statement, the form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements, are available on the Internet at http://proxydocs.com/gsb.

GlobalSCAPE, Inc.

Proxy Statement
For
Annual Meeting of Stockholders
To Be Held Wednesday May 14, 2014

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2014 Annual Meeting of Stockholders. In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our Proxy Statement, annual report and other materials relating to the Annual Meeting to stockholders, we intend to mail a Notice of Internet Availability of Proxy Materials, which advises that the proxy materials are available on the Internet to stockholders. We intend to commence distribution of the Notice of Internet Availability on or about April 3, 2014. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who prefer to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources.  If you previously elected to receive our proxy materials electronically, you will continue to receive these materials by e-mail unless you elect otherwise.  However, if you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2014 Annual Meeting of Stockholders will be held at 9:00 a.m., Central Daylight Time, on May 14, 2014, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. Please call us at (210) 308-8267, ext. 100, if you need assistance with directions to our office.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on March 21, 2014 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting.  As of the record date, there were 20,048,817 shares of GlobalSCAPE common stock outstanding, which were held by approximately 1,901 holders of record.  Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  Whether you attend the meeting in person, sign and return the proxy card or vote via the Internet or telephone, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. Please consider the following voting matters specific to each proposal on the ballot:

•
Proposal 1 (election of directors) is not considered a routine matter under current New York Stock Exchange rules. Your bank or broker will not have discretionary authority to vote your shares held in street name on this item. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

•
Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under the New York Stock Exchange rules. Your bank or broker will have discretionary authority to vote your shares held in street name on that Proposal.

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If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a stockbroker, bank, or other agent rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares. Access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

•
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of the shares held in “street name.” Access to these proxy materials is being provided by your broker who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following four methods:

•	Vote in person, by attending the Annual Meeting. We can give you a proxy card or a ballot when you arrive, if requested.

•	Vote by Internet, by going to the web address, http://www.proxypush.com/gsb, and following the instructions for Internet voting.

•	Vote by Telephone, by calling 866-390-5419

•	Vote by Mail, by completing, signing, dating, and mailing the proxy card mailed to you in the envelope provided. If you vote by Internet, please do not mail your proxy card.

The deadline for voting electronically on the Internet is 11:59 p.m., Eastern Time, on May 13, 2014. If you vote by mail, your signed proxy card must be received before the annual meeting to be counted at the annual meeting.

If your shares are held in “street name” (through a broker, bank, or other agent), you should have received a separate voting instruction form or you may vote by telephone or on the Internet as instructed by your broker or bank.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WANT TO VOTE AT THE MEETING, YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.  YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING WITHOUT THE LEGAL PROXY.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares as follows:

•	“FOR” the nominated slate of directors.

•	“FOR” the ratification of the selection of Grant Thornton LLP as GlobalSCAPE’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

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The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If any matters other than those addressed on the proxy card are properly presented for action at the Annual Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment unless authorization is withheld.

Revocation of Proxy

Whether you vote by Internet, by telephone, or by mail, you may change or revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date.

•	Voting again by the Internet at a later time.

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy.

•	Attending the meeting and voting your shares in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Quorum; Vote Requirements

Election of Directors

Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted FOR election of each of the director nominees

Ratification of Appointment of Independent Registered Public Accounting Firm

With respect to Proposal Two, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal. Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted FOR the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

Other Matters

The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter.

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Important Note Regarding NYSE Rules

If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals, the broker must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Under the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors.  Therefore, it is important that you provide voting instructions to your broker.

Solicitation of Proxies

Proxies will be solicited by mail and the Internet.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of GlobalSCAPE.  Directors, officers, and employees soliciting proxies will receive no extra compensation but may be reimbursed for related out-of-pocket expenses.  GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners.  GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so.  GlobalSCAPE will pay the cost of solicitation of proxies.

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PROPOSAL ONE
ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders.  At this year’s meeting, two Class II directors are to be elected for a term of three years, to hold office until the expiration of their term in 2017, or until a successor shall have been elected and shall have qualified. The nominees are David L. Mann and James L. Bindseil.  Mr. Mann and Mr. Bindseil are currently Class II directors. Mr. Mann is not an officer of GlobalSCAPE. Mr. Bindseil is President and Chief Executive Officer of GlobalSCAPE.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director.  In determining whether this item has received the requisite number of affirmative votes, abstentions, and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

The following table sets forth the name and age of the nominee as of the mailing date of this Proxy Statement, the principal occupation of the nominee during at least the past five years, and the year each began serving as a director of GlobalSCAPE:

Name	Age
David L. Mann	64
Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A.  For the past twenty years, he has worked exclusively in the San Antonio, Texas market.  Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002.  Mr. Mann has broad business and finance experience and is our second largest stockholder.  Mr. Mann’s term as a director of GlobalSCAPE expires in 2014.

James L. Bindseil	49
Mr. Bindseil was named to the Board of Directors in December 2013 to fill the vacancy left after the passing of Craig Robinson.  His term as a director expires in 2014.  For more information about Mr. Bindseil, see below under “Executive Officers.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

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 Directors with Terms Expiring in 2015 and 2016

The following table sets forth the name and age of each director as of the mailing date of this Proxy Statement, the principal occupation of each director during at least the past five years and the year each began serving as a director of GlobalSCAPE.

Name	Age

Thomas W. Brown	70
Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995.  He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University.  In recent years, he has also been involved in the real estate development business in San Antonio in addition to managing stock and bond investments.  Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002.  Mr. Brown is an experienced investor and our largest stockholder. Mr. Brown’s term as a director of GlobalSCAPE expires in 2015.

Phillip M. Renfro	68
Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business, and Banking Section in the firm’s San Antonio, Texas office.  Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service Company.  From 2004 to 2009, Mr. Renfro served on the board of Enzon Pharmaceuticals, Inc., a publicly-traded biotech company, where he was also a member of the Audit Committee and the Governance and Nominating Committee.  The Company believes that Mr. Renfro’s legal, financial and business experience, including a diversified background of managing and directing companies, give him the qualifications and skills to serve as a director.  In addition, as a former member of Enzon’s audit committee and as a corporate and securities attorney, Mr. Renfro has extensive financial reporting and corporate governance experience.  Mr. Renfro’s term as director of GlobalSCAPE expires in 2016.

Frank M. Morgan	65
Mr. Morgan is currently Executive Director, Cyber Security, for ManTech International’s MCTS Group.  From 2005 to 2010, Mr. Morgan served as the Vice President and General Manager of the Information Systems Business Unit and Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas.  He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly traded software development Company and computer security product value-added reseller.  As Vice President of federal sales, Mr. Morgan was responsible for marketing security products across the federal government.  Mr. Morgan spent 30 years in the Air Force, retiring in 1996 as a Colonel.  His assignments included three tours at the Pentagon in both operations and acquisitions.  He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.A. in National Security and Strategic Studies from the Naval War College.  Mr. Morgan’s business experience, particularly his experience in the software industry and in government sales, provides valuable insight to our board.  Mr. Morgan’s term as director of GlobalSCAPE expires in 2016.

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Executive Officers

The following table sets forth the name, age, and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years. Throughout this Proxy Statement, we refer to these persons collectively as our named executive officers, or NEOs.

Name	Age	Position

James L. Bindseil	49	President and Chief Executive Officer
Mr. Bindseil is GlobalSCAPE’s President and Chief Executive Officer. He became Interim President in September 2013 and was appointed to his current position in December 2013. He is responsible for integrating and enhancing GlobalSCAPE’s business and technical operations across all functions and markets.

Mr. Bindseil has more than 20 years of experience leading and delivering IT professional services and support for all sizes of both domestic and international businesses. Prior to joining GlobalSCAPE, from January 2009 to July 2010, Mr. Bindseil served as Vice President of Solutions Engineering and Marketing for Enterprise Business Services at Fujitsu America.  Previously, from July 1999 to December 2008, he was Senior Global Technical Director for the Security Services line of business at Symantec. He also served honorably in the United States Marine Corps.

Mr. Bindseil graduated with honors from the University of Phoenix with a Bachelor of Arts degree in Management and has an Associate of Arts degree in Mathematics.  He also has professional certifications from Hewlett Packard, Cisco Systems, and Microsoft, and is a Certified Information Systems Security Professional (CISSP).

James W. Albrecht, Jr.	59	Chief Financial Officer
Mr. Albrecht has served as GlobalSCAPE’s Chief Financial Officer since July 2012.  He is responsible for our finance, accounting and treasury activities. Before joining GlobalSCAPE, from 2008 to 2012, Mr. Albrecht was Chief Executive Officer and Chief Financial Officer of Photoreflect.com, an Internet-based company that provided an online display and selling portal for professional photographers. From 1995 to 2008, Mr. Albrecht was Chief Financial Officer of Introgen Therapeutics, Inc., a biotechnology company developing gene therapies for the treatment of cancer, where he was part of the team that managed that company’s initial public offering in 2000 and subsequent trading and reporting as a public company listed on NASDAQ. He began his career at Arthur Andersen LLP where he served clients for eleven years. Mr. Albrecht regularly lectures as a faculty member at The University of Texas at Austin where he received a B.B.A. in Accounting.

Matthew C. Goulet	41	Vice President of Sales
Mr. Goulet has served as GlobalSCAPE’s Vice President of Sales since October 2013. He has more than 16 years of experience in the security, networking, and storage industries. From 2008 to September 2013, he was at Kaspersky Labs, an information technologies security company, most recently as the Vice President of SME sales and operations, where he helped build Kaspersky’s reseller channel.

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Board Meetings and Attendance

During the fiscal year ended December 31, 2013, the Board of Directors held ten meetings.  Separate from the full Board of Directors’ meetings, there were two Audit Committee meetings, one Compensation Committee meeting and two Nominating and Governance Committee meetings.  During 2013, each director attended at least 75% of all Board and applicable Committee meetings. During 2013, our directors, received compensation for service to GlobalSCAPE as a director.  See “Executive Compensation – Compensation of Directors.”  GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders.  At GlobalSCAPE’s 2013 Annual Meeting, all members of the Board were present.

Board Leadership Structure

The Board believes it is in the best interests of the Company to separate the roles of Chief Executive Officer and Chairman of the Board.  This structure ensures a greater role for the directors in the oversight of management and the Company and promotes active participation of the directors in setting meeting agendas and establishing Board priorities and procedures. Further, this structure permits the chief executive officer to focus on the management of the Company's day-to-day operations.

Board Independence

A majority of the Board has determined that Messrs. Mann, Morgan and Renfro are independent as determined in accordance with the listing standards of the NYSE MKT LLC and the Exchange Act3.  All members of the Audit and Compensation Committees are “independent,” as currently defined by the Securities and Exchange Commission and the listing standards of the NYSE MKT LLC.

Committees of the Board of Directors

GlobalSCAPE has standing Audit and Compensation Committees. In 2014, GlobalSCAPE assigned the responsibilities of the Nominating and Governance Committee to the Board of Directors as a whole and disbanded that committee.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consisted of Messrs. Mann, Morgan and Renfro in 2013 and Messrs. Mann and Morgan beginning in January 2014. Mr. Renfro served as the Audit Committee Chairman from 2006 to December 2013. Mr. Mann began service as Audit Committee Chairman in January 2014. This committee met two times during 2013. The Board has determined that Mr. Mann is an audit committee financial expert as defined by SEC rules. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.  The Audit Committee Report, which appears in a subsequent section of this document, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee consisted of Messrs. Mann, Morgan and Renfro in 2013 and Messrs. Mann and Morgan beginning in January 2014. Mr. Morgan  began service as Compensation Committee Chairman in January 2014. This committee met one time during 2013.  The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers.  At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentives awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

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The agenda for meetings of the Compensation Committee is determined by its Chairman.  At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the President and Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Nominating and Governance Committee, which consisted of Messrs. Mann, Morgan, and Renfro met two times during 2013. The primary function of the Nominating and Governance Committee was to assist the Board in identifying, screening, and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board. In January 2014, the Board of Directors determined that the activities and responsibilities of the Nominating and Governance Committee could be effectively executed and managed by the Board of Directors as a whole. Accordingly, the Nominating and Governance Committee was disbanded at that time.

Each of the Board’s committees has a written charter. Copies of the charters are available for review on the Company’s website at www.globalscape.com on the Investor Relations page.

Risk Management

The Company has a risk management program overseen by its president and chief executive officer and the chief financial officer. Material risks are identified and prioritized by management. Each prioritized risk is referred to a Board committee or the full Board for oversight.

The Board reviews information regarding the Company's credit, liquidity, and operations, as well as the risks associated with each. The Board also reviews and approves the annual operating budget of the Company. Because we rely on cash on hand and cash flows from operations to fund our operations, the Board as a whole devotes significant time to reviewing and approving our levels of indebtedness, contractual obligations and research and development spending. While each committee is responsible for specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk taking.

Compensation Committee Interlocks and Insider Participation

 Messrs. Mann, Morgan and Renfro served on the Compensation Committee during 2013.  No member of the Compensation Committee was at any time during 2013, or any other time, an officer or employee of GlobalScape or had any relationship with GlobalScape requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.  No executive officer of GlobalScape has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2013.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics that applies to all of its employees, including the president and chief executive officer and its chief financial officer.  This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance, and financial disclosure. It is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com.  Should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

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Stockholder Communications with Board

The Board of Directors has a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Board of Directors is responsible for determining the slate of director nominees for election by stockholders. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In December 2013, the Board elected Mr. Bindseil to fill the Board vacancy resulting from the untimely and unexpected death of Craig A. Robinson. Mr. Bindseil’s term on the Board expires in 2014.

The Board of Directors does not currently use any third-party search firm to assist in the identification or evaluation of Board member candidates.  The Board of Directors may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Board of Directors determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity, experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet this criteria will be identified and disqualified.  The Board of Directors will consider these criteria for nominees identified by the Board, by stockholders, or through some other source.  When current Board members are considered for nomination for reelection, the Board of Directors also takes into consideration the member’s prior Board contributions, performance, and meeting attendance records.

The Board of Directors will consider qualified candidates for possible nomination that are recommended by stockholders, for possible nomination.  Stockholders wishing to make such a recommendation may do so by sending the following information to the Board of Directors, c/o Corporate Secretary, at the address listed above:  (1) name of the candidate with brief biographical information and résumé; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.  Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws.  These provisions are summarized under “Stockholder Proposals to be Presented at Next Annual Meeting” in a subsequent section of this document.

The Board of Directors conducts a process of making a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Board of Directors uses the same process for evaluating all nominees, regardless of the original source of the information.  The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board of Directors strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's businesses.

No candidates for director nominations were submitted to the Board of Directors by any stockholder in connection with the 2014 Annual Meeting.

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Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company.  The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE MKT LLC and Rule 10A-3 of the Exchange Act.  The Board of Directors identifies candidates for election to the Board of Directors and reviews their skills, characteristics and experience.

The Board of Directors seeks directors with strong reputations, high integrity and experience in areas relevant to the strategy and operations of the Company, particularly in the high technology industry and complex business and financial dealings.  The Board of Directors also believes that each nominee and current director has other key attributes that are important to an effective board including the ability to engage management in a constructive and collaborative fashion and a diversity of background, experience and thought.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of March 21, 2014 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of GlobalSCAPE, (iii) the President and Chief Executive Officer, (iv) each of the named executive officers of GlobalSCAPE, and (v) all executive officers and directors of GlobalSCAPE as a group.  Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Applicable percentage ownership is based on 20,048,817 shares of common stock outstanding at March 21, 2014.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or restricted stock held by that person that are currently exercisable or will vest or are exercisable within 60 days of March 21, 2014.

The address of each beneficial owner listed in the table below is c/o GlobalSCAPE, Inc., 4500 Lockhill-Selma Rd, Suite 150, San Antonio, Texas, 78249.

Shares Beneficially Owned
					Additional
			Common Shares		Common Shares
	Common		That May Be		That May Be
	Shares		Acquired By		Acquired within	Total
	Currently		Exercise of	Total Common	60 Days of	Beneficial	Percentage
	Owned		Stock Options	Shares Held	March 21, 2014	Ownership	of
Name of Beneficial Owner	(# of shares)		(# of shares)	(# of shares)	(# of shares)	(# of shares)	Class
Thomas W. Brown	5,748,103	(1) (2)	40,000	5,788,103	-	5,788,103	28.81%
David L. Mann	1,797,243	(2)	40,000	1,837,243	-	1,837,243	9.15%
Phillip M. Renfro	94,520	(2)	40,000	134,520	-	134,520	0.67%
Frank M. Morgan	74,520	(2)	40,000	114,520	-	114,520	0.57%
James L. Bindseil	-		94,800	94,800	-	94,800	0.47%
James W. Albrecht, Jr.	-		49,500	49,500	-	49,500	0.25%
Matthew C. Goulet	-		-	-	-	-	0.00%

All directors and executive officers as a group (6 persons)				8,018,686	-	8,018,686	39.40%

(1) Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(2) Includes 20,000 shares of restricted common stock.

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Equity Compensation Plan Information

The following table provides aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2013.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding securities Reflected in Column (A))
	(A)	(B)	(C)

Equity compensation plans approved by security holders	3,117,745	$1.92	1,745,040

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis except that Mr. Mann reported the sale under Rule 144 of 100,000 shares in December 2013 on a Form 5 filed on February 14, 2014 that should have been reported on a Form 4.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in 2013

Robert Langenbahn, an Enterprise Sales Manager, earned $278,660 in base salary and commissions in 2013.  Mr. Langenbahn is the son-in-law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is comparable to and consistent with other GlobalSCAPE employees who hold a similar position.

Policy Related to Related-Person Transactions

 Our Board of Directors has adopted a formal, written related-person transaction approval policy, setting forth GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related-person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement, or relationship or any series of similar financial transactions, arrangements, or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•	Payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”.

•	Transactions available to all employees or all stockholders on the same terms.

•
Purchases of supplies from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC.

•	Transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

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Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related-person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions with respect to any related-person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•	Whether the terms are fair to GlobalSCAPE.

•	Whether the transaction is material to GlobalSCAPE.

•	The role the related person has played in arranging the related-person transaction.

•	The structure of the related-person transaction.

•	The interest of all related persons in the related-person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options and stock awards. This compensation is designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers, or NEOs, and places in perspective the data presented in the tables and narrative that follow.

 Our Compensation Committee

Our Compensation Committee approves, implements, and monitors all compensation and awards to executive officers including the president and chief executive officer, chief financial officer, and the other NEOs.  The Committee’s membership is determined by the Board of Directors and is composed of two non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.  During 2013, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our NEOs).  At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentive awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive, and cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

 Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive, and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives that reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders.  Key elements of this philosophy are:

•	Establishing base salaries that are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•
Rewarding our NEOs for outstanding Company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition and product delivery as well as customer and employee satisfaction and compliance with regulatory requirements.

•
Providing equity-based incentives for our NEOs to ensure that they are motivated over the long term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

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Attracting and Retaining Executive Talent.

As a small company, we recognize salary is one component in successfully attracting and retaining talented executives who will help the Company grow.  Being mindful of our budgetary responsibilities, we generally set our base salaries at levels we believe are competitive relative to comparable companies in our industry that are in our general geographic area.  We use third-party services that gather and report base salary, incentives, equity, and total compensation information for multiple companies. The services we use include Equilar Executive Compensation Survey, Salary.com Small Business Compensation Solutions and Kenexa CompAnalyst. We use these services because we believe they provide information relevant to the industry and geographic areas in which our personnel work. This comparison allows us to create competitive total compensation packages for our executive team.  Annual adjustments are considered and based on the Company’s ability to achieve pre-established revenue and profitability goals.

Rewarding Performance.

We reward outstanding performance with cash bonuses that are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition or product delivery. For more information on our bonus program, refer to “Elements of Executive Compensation—Incentive Compensation.”

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long term and aligns the interests of our NEOs and stockholders.  We use stock options because we believe such options will generate value to the recipient only if our stock price increases during the term of the option.  The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control.  We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

 Elements of Executive Compensation

 The compensation currently paid to GlobalSCAPE’s executive officers consists of four core elements:

•	Base salary.

•	Bonuses under a performance-based, non-equity incentive plan.

•	Stock option awards granted pursuant to our 2010 Employee Long-Term Equity Incentive Plan, which we refer to as the 2010 Employee Plan.

•	Other employee benefits available to all employees of GlobalSCAPE.

We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints, creating cash incentives that reward Company-wide and individual performance, and aligning the interests of our NEOs with those of GlobalSCAPE’s stockholders by providing the NEOs with equity-based incentives to ensure motivation over the long term.  We view the four core elements of compensation as related but individually distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation. We consider the experience, tenure, and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs or supplemental executive retirement plans. No perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE. No perquisites are valued in excess of $10,000 per employee.

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Base Salary.  Being mindful of our budgetary responsibilities, the base salary for all GlobalSCAPE NEOs are targeted at levels we believe are competitive relative to a comparative group of the companies in our general industry and geographic region.  This approach enables us to attract and retain the necessary talent a small competitive company needs to grow.  This salary structure is reviewed at least annually, and more frequently if warranted, to ensure its competitiveness within our peer group. Adjustments are determined initially by our President and Chief Executive Officer with final approval by the Compensation Committee before being implemented.  The composite average increase in base salaries for all Company employees, including NEOs, during 2013 was 3.0%.

Incentive Compensation.  The Compensation Committee believes that paying incentive compensation in the form of bonuses or commissions helps create financial incentives for our NEOs that are tied directly to goals that best reflect their respective duties and responsibilities or the achievement of certain goals.  The Compensation Committee approves the plans under which bonuses and commissions are paid and may, at its discretion, modify the goals and objectives upon which these payments are based, pay bonuses if such goals are not met, or increase or decrease the amounts paid..

If certain target levels of revenue and net income were achieved for 2013, Mr. Bindseil and Mr. Robinson’s estate were eligible for annual bonuses equal to 40% of their base salaries and Mr. Albrecht was eligible for an annual bonus equal to 35% of his base salary. If actual revenue and net income fall below the target levels, the base bonuses are reduced on a sliding scale by specified percentages to a point where if less than 85% of the target levels of revenue and net income are achieved, no bonus is earned. If actual revenue and net income exceed the target levels, the base bonuses are increased on a sliding scale by specified percentages of up to 200%. The bonus eligibility for Messrs. Robinson and Albrecht was specified in their employment agreements. The bonus for Mr. Bindseil was not specified in his employment agreements. The bonuses paid to Mr. Bindseil and Mr. Robinson’s estate were prorated in accordance with the respective period of time they served as our President and Chief Executive Officer. For 2013, the Company did not achieve 85% of the net income target and achieved 84.9% of the revenue target. In light of these results, the Compensation Committee exercised its discretion and made a bonus payment of $16,861 to Mr. Bindseil, $10,200 to Mr. Robinson’s estate and $16,861 to Mr. Albrecht.

Mr. Goulet is paid a sales commission each month at a base rate ranging from 1.1% to 1.4% of sales invoiced. These rates can increase or decrease based on actual sales results relative to stated sales quotas.

Long-Term Equity Incentive Plan.  GlobalSCAPE’s 2010 Employee Long Term Equity Incentive Plan, or 2010 Employee Plan, was approved by our stockholders in 2010. This plan authorizes us to grant incentive stock options, non-qualified stock options, and shares of restricted stock to our NEOs, as well as to all employees of GlobalSCAPE. A total of 3,000,000 shares of common stock are reserved for issuance under this plan.  We use stock options as a form of long-term compensation because we believe that stock options motivate our NEOs to exert their best efforts on behalf of our stockholders and align the interests of our NEOs with our stockholders.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purpose of the 2010 Employee Plan is to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the NEOs with those of the stockholders by providing the NEOs an opportunity to acquire an equity interest in GlobalSCAPE.  All grants are made with an exercise price equal to the closing price of our common stock on the date of grant.  On their date of hire and generally each year thereafter, our NEOs are granted options to purchase shares. These options generally vest ratably over three years from the option grant date.  Options granted on the date of hire and each year thereafter generally may each be for the purchase of up to an additional 100,000 shares of our common stock with the exact number determined at the discretion of the Compensation Committee and Board of Directors based upon input from our President and Chief Executive Officer.  We do not time stock option grants in coordination with the release of material non-public information.

Other Employee Benefits.  GlobalSCAPE’s NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, and long-term disability insurance on the same basis as other employees.  GlobalSCAPE’s NEOs are eligible to participate in our 401(k) plan on the same basis as other employees.  GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to make matching cash contributions (in part or in whole) each year to the 401(k) on behalf of our employees.

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Compensation Policies and Practices

           The Compensation Committee has conducted an in-depth risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies.  The Compensation Committee concluded that our compensation policy does not motivate imprudent risk taking.  In this regard, the Compensation Committee believes that:

•	The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

•	The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

•
The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the company’s stock ownership guidelines for executive officers;

•
The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

•	The Board’s high level of involvement in approving our operating budget, material investments and capital expenditures help avoid imprudent risk taking.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business.  The Company and the Compensation Committee concluded that the Company has a balanced pay and performance program and that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.  Federal income tax laws limit the deductions a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer.  Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted.  In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures.  Since GlobalSCAPE does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested.  We will reconsider this matter if compensation levels approach this threshold in light of the tax laws then in effect.  We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Policy on Recovery of Compensation.  Our President and Chief Executive Officer and Chief Financial Officer are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

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Risk Considerations in our Compensation Program

The Compensation Committee has reviewed the Company’s compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk-taking by corporations. The Committee concluded that the Company’s compensation program does not motivate imprudent risk taking and that any risks taken resulting from compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Committee determined the following:

•	The Company’s annual incentive compensation is based on balanced performance metrics that promote progress towards longer-term Company goals.

•
The Company’s compensation programs are capped at reasonable levels, as determined by a review of the Company’s budgetary constraints, economic position and prospects, as well as the compensation offered by comparable companies.

•
The oversight of the Compensation Committee in the operation of incentive plans and the high level of board involvement in approving material use of Company resources adequately mitigates imprudent risk-taking.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Accordingly, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following directors:

• •	Frank M. Morgan (Chairman of the Compensation Committee) David L. Mann

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Summary Compensation Table

The following table summarizes compensation that GlobalSCAPE paid to our Chief Executive Officers and the next two, most highly compensated NEOs for the fiscal years ended December 31, 2013 and 2012.

Name & Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (4)		Total

James Bindseil	2013	$225,802	$16,861	$65,095	$-	$18,222		$325,980
President and Chief Executive Officer (2)	2012	172,534	9,450	41,575	5,003	19,269		247,831

Craig Robinson	2013	212,826	-	-	10,200	85,002		308,028
Former President and Chief Executive Officer (2)	2012	250,000	-	-	36,300	24,986		311,286

James W. Albrecht, Jr. (3)	2013	224,269	16,861	-	-	15,341		256,471
Chief Financial Officer	2012	94,269	-	166,893	13,657	5,604		280,423

Doug Conyers	2013	179,230	25,200	-	-	188,860	(5)	393,290
Former Senior Vice President of Engineering	2012	170,000	23,800	-	12,599	15,824		222,223

Chris Hopen	2013	206,354	-	-	-	117,940	(5)	324,294
Former President, TappIn, Inc.	2012	200,000	-	-	-	17,101		217,101

(1)
These amounts represent the aggregate grant date fair value of stock option awards for fiscal years 2013 and 2012 calculated as described in our accounting policy for stock-based compensation in footnote 2 to our Consolidated Financial Statements included in our Form 10-K as of December 31, 2013, and for the year then ended filed with the Securities and Exchange Commission. These amounts do not necessarily represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2013 or 2012.  These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become vested which is generally three years.

(2)
Mr. Robinson was our President and Chief Operating Officer until January 2013 at which time our Board of Directors appointed him President and Chief Executive Officer, the position he held until his untimely and unexpected death in September 2013. Mr. Bindseil was appointed our President and Chief Executive Officer in October 2013.

(3)	Mr. Albrecht’s salary in 2012 is the amount he was paid from his July 10, 2012 date of hire.

(4)	Primarily 401k matching contributions and group health plan premiums.

(5)	For Messers Conyers and Hopen, all other compensation includes a severance payment made in connection with their separation of service from the Company.

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Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for our NEOs for 2013.

Executive	Percentage of Salary to Total Compensation	Percentage of Annual Cash Incentive Payment to Total Compensation
James L. Bindseil	73.4%	5.5%
Craig A. Robinson	72.8%	3.5%
James W. Albrecht, Jr.	93.0%	7.0%
Doug Conyers	46.6%	6.6%
Chris Hopen	67.4%	0.0%

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board of Directors in its sole discretion.

The employment agreements for Messers Bindseil and Goulet do not provide for any minimum term of employment and does not provide for any payment to them in the event of termination, except that if his employment is terminated in connection with a Change in Control, the Company will pay them a lump sum equal to their annual base salary. In the event there is a Change in Control but they are not terminated in connection with that event, a one year employment term commences as of the date of the Change in Control and is automatically renewed on each subsequent annual anniversary date for an additional one year period unless the agreement is cancelled by the Company at least 90 days prior to the end of any such one year term.

The employment agreement for Mr. Albrecht provides that the Company will employ him through December 31, 2014 and, among other terms and conditions, provides for the following payments if his employment with the Company terminates under certain circumstances prior to that date:

•
In the absence of termination for cause and before a Change in Control, as both are defined in the employment agreement, the Company will pay him an amount equal to his base salary in effect at the date of termination for twelve months following the date of termination.

•
In the absence of termination for cause and after a Change in Control, as both are defined in the employment agreement, the Company will pay him a lump sum on the date of termination equal to 1.5 times his base annual salary.

A Change in Control occurs under these employment agreements when:

•
Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities.

•	Any person or group makes a tender offer or an exchange offer for 50% or more of the combined voting power of the Company’s then outstanding securities.

•
At any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority of the board.

•
The Company consolidates, merges or exchanges securities with any other entity where the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes.

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•	Any person or group acquires all or substantially all of the Company’s assets.

All of our employment agreements provide for termination without any further payments due if the termination is for “cause”, with that term defined to include any one of the following events:

•
The continued failure by employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to disability or any such actual or anticipated failure resulting from termination by employee for Good Reason as defined below) after a written demand for substantial performance is delivered to employee by the Board, which specifically identifies the manner in which the Board believes that employee has not substantially performed his duties.

•	Employee engages in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise.

•
Employee commits fraud, bribery, embezzlement or other material dishonesty with respect to the business of the Company or any of its affiliates, or the Company discovers that employee has committed any such act in the past with respect to a previous employer.

•	Employee is indicted for any felony or any criminal act involving moral turpitude, or the Company discovers that employee has been convicted of any such act in the past.

•	Employee commits a breach of any of the covenants, representations, terms or provisions of the employment agreement.

•	Employee violates any instructions or policies of the Company with respect to the operation of its business or affairs.

•	Employee uses illegal drugs.

“Good Reason,” as used above, means, without the officer’s express written consent, any of the following:

•	The material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due.

•
Employer commits a material breach of any of the covenants, representations, terms or provisions hereof, and such breach is not cured within thirty (30) days after written notice thereof to the Company, which notice shall identify in reasonable detail the nature of the breach and gives Company an opportunity to respond, excluding, however, failure to pay salary within ten (10) days as further provided in preceding bullet point.

•	Any material diminution of employee’s title, function, duties, authority or responsibilities, including reporting requirements (this provision does not apply to Mr. Bindseil).

•	A reduction in employee’s salary as in effect on the date of this Agreement or as may be increased from time to time (this provision does not apply to Messrs. Albrecht and Bindseil).

•	A material reduction in the benefits that are in effect from time to time for employee.

•	A relocation of the employee’s principal place of employment to a location which is beyond a 50 mile radius from San Antonio, Texas (this provision does not apply to Messrs. Albrecht and Buie).

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In the event of a Change in Control, unvested options to purchase our common stock that have been awarded to our NEOs will become fully vest.

24

The table below contains information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2013.

Name & Principal Position	Benefit		Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason

James Bindseil	Severance		$-	$240,000
President and Chief Executive Officer	Option Acceleration	(1)	Not applicable	82,250

James W. Albrecht, Jr.	Severance		230,000	345,000
Chief Financial Officer	Option Acceleration	(1)	Not applicable	34,500

Matthew C. Goulet	Severance		-	150,000
Vice President of Sales	Option Acceleration	(1)	Not applicable	58,500

(1)
The option acceleration amount is the intrinsic value of equity awards minus the exercise price. This intrinsic value is based upon the closing price for a share of our common stock of $2.33 on December 31, 2013, minus the exercise price.  If the number in this column is zero, the option exercise price of all options held by that NEO is greater than the closing price of our common stock used in determining this amount.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers in 2013.  We do not have an equity incentive plan; therefore, these columns have been omitted from the following table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Discretionary Bonus	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Craig Robinson	7/19/2013	-	85,000	106,250	-	-	-	-	-
James Bindseil	7/19/2013	-	31,631	39,539	13,596	-	-	-	-
James Bindseil	6/10/2013	-	-	-	-	-	75,000	1.65	65,095
James Albrecht	7/19/2013	-	77,875	97,344	7,516	-	-	-	-
Douglas Conyers	7/19/2013	-	63,000	78,750	-	-	-	-	-
Chris Hopen	7/19/2013	-	-	-	-	-	-	-	-
_________________
(1)	Awards potentially payable under our annual bonus plan. The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from zero to the maximum, which equals 125% of the named executive officers base salary. Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Incentive Compensation” for more information.

25

Outstanding Equity Awards at Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2013 for our named executive officers

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date

James L. Bindseil
President and Chief Operating Officer	75,000	-	$2.38	8/16/2020
	6,600	3,400	$2.10	1/3/2021
	13,200	26,800	$1.70	1/3/2022
	-	75,000	$1.65	6/10/2023

Craig Robinson	300,000	-	$1.15	10/6/2018
Former President and Chief Executive Officer	100,000	-	$1.83	10/1/2019
	160,000	-	$1.91	12/5/2021

James W. Albrecht, Jr.
Chief Financial Officer	49,500	100,500	$2.10	7/10/2022

Matthew C. Goulet
Vice President of Sales	-	75,000	$1.55	9/9/2023

Doug Conyers
Former Senior Vice President of Engineering	100,000	-	$3.00	4/9/2017
	45,000	-	$0.85	1/8/2019
	15,000	-	$1.47	12/4/2019
	20,000	-	$2.10	1/3/2021
	70,000	-	$2.60	3/30/2021
	50,000	-	$1.91	12/5/2021

Chris Hopen
Former President, TappIn, Inc.	82,500	-	$1.91	12/5/2021

 Subsequent to December 31, 2013, Messrs. Conyers and Hopen exercised all of their exercisable options listed above. Upon Mr. Robinson’s passing, the Board extended the expiration date of his options until December 31, 2014.

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans. None of the NEOs contribute to such a plan.

26

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans.

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings.

During 2013, each director received a monthly fee of $4,000.  Mr. Brown received an additional fee of $1,000 per month for serving as Chairman of the Board of Directors.  Employee directors are not compensated for their service as directors. In March 2014, the Board, upon the recommendation of the Compensation Committee, changed the structure of the Board’s compensation for members other than Mr. Brown in order to encourage attendance at Board and committee meetings as well as to compensate committee chairmen. Effective April 2014, members of the Board will receive the following cash compensation:

•	Monthly retainer --$2,000

•	Committee Chairs --$1,000/month

•	Attendance at Committee/Board meetings-$1,000 each meeting

We also provide stock-based compensation to our directors under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan.  Under this plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded.  As of March 24, 2014, options to purchase a total of 240,000 shares were outstanding of which 160,000 were vested. As of March 24, 2014, 80,000 shares of restricted common stock were issued and outstanding for which the restrictions lapse in June 2014 provided the owner of those restricted shares meets the continuing service requirement at that time.

The 2006 Directors Plan is administered by the Compensation Committee of the Board of Directors which sets the exercise price, term, and other conditions applicable to each stock option granted under the Plan.  Stock options awarded under this plan shall have an exercise share price of no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.  The 2006 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued maximum awards of either (1) a grant of an option to purchase 20,000 shares of our common stock or (2) be issued 20,000 shares of restricted common stock for participation in Board and Committee meetings during the previous calendar year. In 2013, the Compensation Committee granted 20,000 shares of restricted stock to each director except for Mr. Robinson, who received no such shares as a result of him being an employee at that time. The restrictions on this restricted stock lapse in June 2014 provided the owner of those restricted shares meets the continuing service requirement at that time

27

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2013 that GlobalSCAPE paid to each director.  GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors and, accordingly, these columns have been omitted from the following table:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Thomas W. Brown	$60,000	$33,000	$12,819	$105,819
David L. Mann	$48,000	$33,000	$12,819	$93,819
Frank M. Morgan	$48,000	$33,000	$1,032	$82,032
Phillip M. Renfro	$48,000	$33,000	$11,360	$92,360

(1)
The aggregate grant date fair value of restricted awards calculated as described in our accounting policy for stock-based compensation in footnote 2 to our Consolidated Financial Statements included in our Form 10-K as of December 31, 2013, and for the year then ended.

(2)	Health and dental insurance premiums.

As of December 31, 2013, stock options issued to our directors that had not been exercised and restricted stock awards for which the restriction had not yet lapsed as of that date are as follows:

Name	Outstanding Stock Options Not Exercised	Restricted Stock Awards
Thomas W. Brown	40,000	20,000
David L. Mann	40,000	20,000
Frank M. Morgan	40,000	20,000
Phillip M. Renfro	40,000	20,000

28

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  Although stockholder ratification is not required, the Board of Directors has directed that the selection of Grant Thornton LLP be submitted to the stockholders for ratification at the annual meeting.. A representative of Grant Thornton LLP will not be present at the annual meeting.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Grant Thornton LLP.  In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year.  Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed for professional services rendered by Grant Thornton in connection with their audits of our consolidated financial statements and reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $204,905 and $220,258 in 2013 and 2012, respectively.

Audit-Related Fees.  There were no fees paid to Grant Thornton in 2013 or 2012 for services other than the audit or review of GlobalSCAPE’s financial statements.

Tax Fees.  There were no tax fees paid to Grant Thornton in 2013 or 2012.

All Other Fees.  There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Grant Thornton during the years ended December 31, 2013 or December 31, 2012.

Consideration of Non-Audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining Grant Thornton’s independence and has concluded that the independence of such firm has been maintained.

29

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors’ qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors, and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with GlobalSCAPE’s management.

2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

David L. Mann (Chairman of the Audit Committee)
Frank M. Morgan

30

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 4, 2014.  Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.  Proposals should be addressed to:

GlobalSCAPE, Inc.
Attn: Corporate Secretary
4500 Lockhill-Selma Rd, Suite 150
San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on February 2, 2015; and

•	Not later than the close of business on March 4, 2015.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and special reports and other information with the SEC.  You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains an Internet site that contains all of these reports and other information regarding our Company and other issuers that file electronically with the SEC at http://www.sec.gov.  We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly, and current reports, Proxy Statements, and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2013, by writing or telephoning GlobalSCAPE at the following address:

GlobalSCAPE, Inc.
Attn: Chief Financial Officer
4500 Lockhill-Selma, Suite 150
San Antonio, Texas  78249
(210) 308-8267

31

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting.  However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

James Bindseil
President and Chief Executive Officer

April 3, 2014
San Antonio, TX

32

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 David L. Mann   02 James L. Bindseil

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000205799_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement is/are available at www.proxyvote.com .

GLOBALSCAPE, INC.
Annual Meeting of Stockholders
May 14, 2014 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James L. Bindseil and James W. Albrecht, Jr., and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the "Company") on May 14, 2014, and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse side, but if no specification is made, this proxy will be voted FOR the following proposals:

The proxies are authorized to vote in their discretion as to all other matters that may come before this meeting and all matters incidental to the conduct of this Meeting. A majority of the proxies or substitutes at the meeting may exercise all the powers granted thereby.

Continued and to be signed on reverse side

0000205799_2 R1.0.0.51160

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                    to                      .

Commission File No. 001-33601

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2785449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4500 Lockhill-Selma, Suite 150
San Antonio, Texas	78249
(Address of Principal Executive Office)	(Zip Code)

(210) 308-8267
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
☐ Yes   ☒ No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
☐ Yes   ☒ No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
☒ Yes   ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
☒ Yes   ☐ No

Indicate by check mark whether disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated filer ☐	Accelerated filer ☐

Non-Accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

Indicate by check mark if the registrant is a shell company (as defined in Rule 12b-2 of the Act).
☐ Yes           ☒ No

The aggregate market value of the registrant’s outstanding common stock held by non-affiliates was approximately $21,955,050 as of the last business day of the registrant’s most recently completed second fiscal quarter, based upon the closing sales price of $2.20 per share on such date on the NYSE MKT.

As of March 15, 2014 there were 20,048,817 shares of common stock outstanding.

Documents Incorporated by Reference

Portions of the Registrant’s Proxy Statement for the 2014 Annual Meeting of Stockholders to be held on May 14, 2014, are incorporated by reference in Part III hereof.

Preliminary Notes

GlobalSCAPE®, CuteFTP®, CuteFTP Pro®, CuteBackup®, DMZ Gateway®, CuteSendIt®, Mail Express are registered trademarks of GlobalSCAPE, Inc. are registered trademarks of GlobalSCAPE, Inc.

Secure FTP Server™, Wide Area File Services™, WAFS™, CDP™, Advanced Workflow Engine™, AWE™, Enhanced File Transfer™, Managed Information Xchange™, MIX™, Hosted Enhanced File Transfer Server™, EFT Server™, CuteFTP Lite™, CuteFTP Home™, Secure Ad Hoc Transfer™, Total Path Security™, Enhanced File Transfer Server™, EFT Server Enterprise™, Enhanced File Transfer Server Enterprise ™, GlobalSCAPE Securely Connected™, Desktop Transfer Client™, DTC™, Mobile Transfer Client™, MTC™, Web Transfer Client™, WTC™, and appShield™ are trademarks of GlobalSCAPE, Inc.

TappIn® and TappIn and design are registered trademarks of TappIn, Inc., our wholly-owned subsidiary.

TappIn Secure Share ™, Social Share ™, -Now Playing ™, and Enhanced A La Carte Playlist ™, are trademarks of TappIn, Inc., our wholly-owned subsidiary.

Other trademarks and trade names in this Annual Report are the property of their respective owners.

In this report, we use the following terms:

“Cloud” or “cloud computing” refers to pooled computing resources, delivered on-demand, over the Internet.  In the same manner that electricity is delivered on-demand from large scale power plants, cloud computing is delivered from centralized data centers to users all over the world.

“DMZ” or Demilitarized Zone refers to a computer host or perimeter network inserted between a trusted internal network and an untrusted public network such as the Internet.

“FTP” or File Transfer Protocol is a protocol used to exchange or manipulate files over a computer network such as the Internet.

“HTTP” or Hyper Text Transfer Protocol is a protocol commonly used to transfer hypertext documents between a web server and a web browser.

 “LAN” or Local Area Network provides networking capability to a group of computers in close proximity to each other, such as in an office building or home.

“MFT” or Managed File Transfer refers to software solutions that facilitate the secure transfer of data from one computer to another through a network.

“RFC” or Request for Comment is a memorandum published by the Internet Engineering Task Force describing methods, research, or innovations applicable to the working of the Internet and Internet-connected systems.

“SaaS” or Software-as-a-Service uses hosted, cloud computing approaches in which the customer additionally does not need to install the underlying software on its own computer systems to access the application.

 “SMB” means small to medium size business.

   “SSL” or Secure Sockets Layer and “TLS” or Transport Layer Security uses cryptography to encrypt data between the web server and the web browser.

“WAN” or Wide Area Network is a computer network that spans a relatively large geographical area, and typically connects multiple LANs. The largest WAN in existence is the Internet.

Forward-Looking Statements

This Annual Report on Form 10-K and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  “Forward-looking statements” are those statements that are not of historical fact but describe management’s beliefs and expectations.  We have identified many of the forward-looking statements in this Annual Report by using words such as “anticipate,” “believe,” “could,” “estimate,” “may,” “expect,” “potentially” and “intend.”  Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in the “Risk Factors” section of this Annual Report and other documents filed with the Securities and Exchange Commission.  Therefore, GlobalSCAPE’s actual results could differ materially from those discussed in this Annual Report.

PART I

Item 1.                  Business

Company Overview

We provide secure information exchange capabilities for enterprises and consumers through the development and distribution of software, delivery of managed and hosted solutions, and provisioning of associated services. We have thousands of enterprise customers and more than one million individual consumers in over 150 countries. Our solutions are used by more than 20,000 U.S. Army personnel deployed worldwide.

We believe we are well-positioned to provide secure transfer, sharing, and replication of files that need to be transmitted inside the user’s firewall to distributed offices, or outside the user’s firewall to business and trading partners, including network-enabled mobile devices. Our solution portfolio addresses data and information management, movement, security and accessibility across a broad range of environments encompassing data and information in motion (for example, with traditional Managed File Transfer, or MFT, solutions delivered as on-premises software or as a cloud service) and at rest (for example, through securely deleting or purging files or securely accessing stored data from mobile tablet or smartphone devices).

Our solution portfolio facilitates transmission of critical information such as financial data, medical records, customer files, vendor files, personnel files, transaction activity, and other similar documents between diverse and geographically separated network infrastructures while supporting a range of information protection approaches to meet privacy and other security requirements. In addition to enabling secure, flexible transmission of critical information using servers, desktop and notebook computers, and a wide range of network-enabled mobile devices, our products also provide customers with the ability to monitor and audit file transfer activities.

Our solutions ensure compliance with government regulations and industry standards relating to the protection of information while allowing users to reduce IT costs, increase efficiency, track and audit transactions, and automate processes. Our solutions also provide data replication, acceleration of file transfer, sharing/collaboration and continuous data backup and recovery to our customers.

Our initial product, CuteFTP, a file transfer program used mostly by individuals and small businesses, was first distributed in 1996 over the Internet and achieved significant success and popularity. Since then, we have continued to enhance our portfolio of products to meet the increasing demand for secure information exchange in the MFT industry and adjacent markets such as cloud services. Our capabilities have evolved from personal and small business MFT products to include standard and enterprise versions of our Enhanced File Transfer, or EFT, software with an increasing number of add-on modules that provide additional capabilities such as ad hoc file transfer, advanced auditing and reporting, government-validated cryptography, and workflow automation. We have also developed Wide-Area File Services, or WAFS, software which uses data synchronization to further enhance the ability to replicate, share and backup files within a wide area network or local area network, at higher speeds than possible with alternate approaches.

Our Mail Express product offers managed e-mail attachment solutions for information sharing. We believe our managed e-mail attachment solution addresses the needs of customers who are constrained by the typical limits on e-mail attachment size or who require additional security, auditing, and reporting for file attachments shared through e-mail.

We also offer software-as-a-service, or SaaS, and cloud-based subscription solutions for information sharing. Our SaaS and cloud-based subscription solutions allow customers to reduce their upfront and total cost of ownership and achieve other recognized benefits of cloud-based solutions, including service elasticity and strong service level agreements for IT infrastructure reliability and performance.  We believe our managed, cloud-based subscription solutions may become a notable part of our future revenue because these solutions provide recurring revenue which potentially builds over time, as compared to sales of on-premises software licenses which must be reconstituted every period. We have the capability to deliver these services in the United States as well as in additional geographies, such as the United Kingdom and Canada, where country-specific compliance requirements may necessitate in-country service delivery.

We serve the secure content mobility market with our TappIn solutions. Secure content mobility provides users with the ability to easily and securely access and share data and information using a web-browser, tablet or other mobile device such as a smartphone. Secure content mobility integrates aspects of ad hoc file transfer, broader MFT capabilities, cloud services, and remote accessibility to address growing market demand for secure, ‘anytime and anywhere’, device-independent access to distributed content. We believe that the inclusion of secure content mobility capability in our portfolio will contribute to the future growth of our business due to the continuing adoption of tablet computers and smartphones.

As a corporation, we have won multiple awards for performance and reputation, including:

•	In 2013, we were named in Software Magazine’s Software 500 revenue-based ranking of the world’s largest software and service providers for the third year in a row.

•	In 2013, we were listed in the highest ranking category of “Champion” in Info-Tech Research Group’s Vendor Landscape Report for managed file transfer for the second year in a row.

•	In 2013, Texas Monthly named GlobalSCAPE one of the best companies to work for in Texas for the fourth year in a row, ranking us #13 in the medium size category.

•	In 2013, the San Antonio Business Journal recognized us for fast growth in revenue for the second consecutive year.

•	In 2012, we were named one of the top 50 companies in the San Antonio Express-News Top Workplaces for the third year in a row.

•	In 2012, we were named one of the “Best Places to Work” by the San Antonio Business Journal for the third year in a row.

•	In 2011, Computerworld named GlobalSCAPE on its list of “100 Best Places to Work in IT” for the second year in a row.

Industry Background

The Internet has become an integral part of daily operations for individual users and companies of all sizes, not only for e-commerce, but also as a means of managing information between central and remote locations and with associates, employees, partners, suppliers, and customers. Corporate information managers must protect business assets, ensure that policies and processes meet regulations governing the management of sensitive information, and ensure that the right people have access to the right information, at the right place and at the right time. Global operations, diverse business partners and networks further emphasize the need for common standards to ensure compatibility, scalability, privacy, security and cost-effective integration. These requirements have created the need for maintaining the security of data and information in motion (for example, with traditional MFT solutions delivered as on-premises software or as a cloud service) and at rest (for example, through securely deleting or purging files or securely accessing stored data from mobile tablet or smartphone devices).

The need for MFT and secure content mobility solutions is particularly strong for organizations faced with a daunting array of privacy, security, and remote accessibility challenges stemming from various regulatory and business requirements for data privacy and confidentiality. Regulatory and privacy requirements include federal legislation and regulations such as the Health Insurance Portability and Accountability Act (HIPAA), the Gramm-Leach-Bliley Act (GLBA),the Federal Trade Commission Red Flags Rules, as well as state legislation and regulations in the U.S such as California Senate Bill (SB) 1386 and the data security regulations issued by the Massachusetts Office of Consumer Affairs and Business, as well as the extraterritorial requirements such as the European Union Data Privacy Directive. Some of these statutes and regulations impose severe penalties for improper disclosure of confidential information.  Industry best-practices such as the Payment Card Industry Data Security Standard (PCI DSS) and self-imposed business requirements lead to the need to secure and protect consumer information, intellectual property and trade secrets. These measures offer protection against disclosure of proprietary information and also reduce corporate risks associated with the potentially devastating consequences of security breaches.

Markets for MFT and secure remote access grew from mainstream adoption of the Internet, the subsequent exponential growth in data and information sharing, and the growing realization that information is a significant business currency requiring appropriate security, management, auditing, and reporting, and also subject in many cases to regulatory and privacy requirements. Similarly, the cloud services market arose from recognition that the Internet allows ubiquitous, global access to data and information services. By leveraging Internet technologies, and delivering services through appropriately secured and managed shared resources, cloud-based solutions allow businesses and other organizations to achieve economies of scale and greater operational agility. Cloud solutions also can support individual consumer needs for information access and sharing at very affordable costs. Secure content mobility solutions provide these same benefits, but extend the information delivery model to and from the broadest range of network-enabled devices, including smartphones and tablets.

Our primary industry is known as managed file transfer. The MFT industry has its technical origin in the file transfer protocol, or FTP.  FTP dates back to 1980 (RFC 765, later superseded by RFC 959), with even earlier RFCs guiding prior attempts to establish standards for file transfer protocols. The use of file transfer protocols increased dramatically with the explosive growth of the Internet and the World Wide Web during the 1990s. The MFT industry arose from recognition that FTP, alone, does not provide adequate security and management capabilities for file transfers. MFT solutions offer a greater degree of security and control than FTP. Features available in MFT solutions include integrated security, auditing capabilities, performance monitoring, and reporting. The MFT industry includes low cost, or even free, solutions that offer basic capabilities. However, we believe businesses and even individuals procure more advanced solutions that provide scalability, enhanced security options, automated workflow, dedicated maintenance and support, and other features that facilitate high-confidence, secure and cost effective file transfers.

Cloud computing is a model for enabling convenient, on-demand network access to a shared pool of configurable computing resources (e.g., networks, servers, storage, applications, and services) that can be rapidly provisioned, released, and scaled to meet requirements.  We believe the continuing movement to cloud services is analogous to the telecommunications shift from dedicated point-to-point circuits to a delivery model in which the entire telecommunications infrastructure potentially can be used to establish, maintain, and manage individual connections on an as-needed basis.

The secure content mobility market has emerged from a confluence of the same primary market forces that drove demand for MFT and cloud services, with those forces magnified by the exponential, worldwide proliferation of mobile devices. Secure content mobility solutions will become increasingly necessary to allow business and consumers to securely access and share data, potentially across multiple network-enabled devices to include smartphones and tablets. The content delivery model will include solutions like TappIn that provide access directly to and from on-premises or personal devices, with those solutions possibly interoperating with cloud-based data repositories.

Strategy

We intend to build upon our leadership position in the MFT market to provide businesses, other organizations, and individual users with the solutions necessary to meet their growing need for secure information exchange. From our perspective, fully addressing this need for secure information exchange requires consideration of capabilities beyond traditional MFT, including the sharing of content between both people and businesses, work group collaboration, access to content outside the data center, business-to-business partner enablement, electronic data interchange, integration between systems and information, solution-wide governance, and advanced visibility including analytics, dashboards, and transaction-level control. We believe we must consider ongoing, fundamental changes in customer technologies and processes, such as the rapidly increasing use of mobile devices and “bring your own device,” or BYOD, aspirations, in the workplace.

Our strategic focus continues to evolve with market demand and will center on:

•	Developing new solutions and enhancing our existing products..

•	Increasing sales through expanded third-party distributor channels.

•	Growing recurring revenue.

•	Establishing leadership in broader markets.

•	Extending our presence in the secure content mobility market.

•	Growing enterprise and government sales.

•	Developing our corporate brand.

Developing New Solutions and Enhancing Our Existing Products

Our strategy includes increasing license sales both in absolute terms and as a percent of revenues.  During the three years ended December 31, 2013, 2012 and 2011, our license revenue was 44%, 52% and 55% , respectively, of  total revenue and our M&S revenue was 56%, 48%, and 45%, respectively, of  total revenue.  We intend to increase our expenditures for research and development to create and introduce new features, functions and capabilities for our products with the obejective of increasing the amount of  license sales and resulting revenue from those products and increasing our license revenue as a percent of our total revenue.

The primary area of focus for enhancing the existing solutions is to establish a framework of capabilities that our clients can use to address all of their secure information exchange requirements.  By aligning the solutions by capability rather than just a specific application, our clients can choose which parts of the solution they wish to have and can add capabilities across the product lines that work together and can grow over time.  This approach will allow us not only to satisfy the needs of clients who are new to GlobalSCAPE but also to expand coverage within our existing client base. This process will involve advancing the capabilities of each of the product lines by frequently integrating functionality from one product to expand capabilities in another.  It may also involve adding new capabilities that do not currently exist in the product lines to fulfill the client needs of the broader software portfolio.

As we evolve our solution portfolio, we intend to maintain an appropriate balance between legacy and new solutions, including making choices about transitioning, sustaining, or retiring solutions as necessary to best operate under prevailing business conditions. Transitioning or sustaining solutions may involve consolidating capabilities within our solution portfolio, releasing upgrades in response to market or customer needs, or making bug fixes in accordance with our communicated End of Life, or EOL, Policy. We also may phase out solutions periodically in accordance with the EOL Policy.

Increasing Sales Through Expanded Third-Party Distributor Channels

Historically, most of our revenue has been derived from sales by our direct sales force to end users.  In addition to enhancing our existing solutions and developing new solutions, we believe that we can increase license revenue, as well as associated M&S revenue, by expanding our domestic, third-party dealer channel, or channel, to support more rapid growth of our managed file transfer platforms. To achieve wider distribution of our product portfolio using the dealer channel, we are actively recruiting channel partners interested in selling our products suite as part of their security and compliance offerings. Historically, we have earned a small percentage of our domestic revenue through the channel. Our current strategy is to significantly increase this source of revenue by adding new partners and distributors, particularly through the addition of the domestic entities while maintaining the existing international alliances.  While these changes do take time for acquisition, education, and identification of deals to occur, the medium to longer term benefits are anticipated to be significant.

Channel sales can help us establish a lower-touch delivery model through which we train and provision the partners to sell and distribute our solutions. We leverage this approach to reduce our overall cost of marketing and selling our solutions in areas where it would be costly to establish a presence with our own employees. To facilitate this approach, we host channel partner conferences to provide a forum for exchanging ideas and delivering partner-specific sales education and training. Additionally, channel partners supplement our own demand generation efforts and provide access to client bases that previously would not have been available to us.

Growing Recurring Revenue

Recurring revenue includes software maintenance and support, or M&S, contracts and subscriptions for our cloud-based managed and hosted solutions. In the broadest sense, delivery of labor hours on long-duration professional services contracts also fits within this growth strategy because such “contracted sales” provide a book of sold business that will be recognized as revenue in future periods with some revenue from these contracts potentially visible even two or three years in the future. This future revenue is included in deferred revenue on our balance sheet and in Aggregate Contract Value (ACV) as described in the Key Business Metrics section.

We believe execution of this strategy element potentially could provide greater predictability of revenue in future periods and a stronger hedge against future business (or broader economic) downturns. Currently, the largest component of our recurring revenue is from M&S contracts. We intend to continue focusing on delivering growth in M&S contracts and the future revenue they yield, while assessing market traction for the full range of our solutions on an ongoing basis. From this perspective, M&S revenue may continue to grow in absolute terms, and as a percentage of total revenue, for some period of time, depending on the relative future growth rates of all of our solutions.

Subscription sales of our MIX and Hosted EFT managed solutions and TappIn products may change the trajectory of our future revenue growth. We believe that due to its compounding effects, subscription revenue for these software-as-a-service offerings potentially can grow more quickly and significantly than software license revenue and create increased operating margins.

Establishing Leadership in Broader Markets

Gartner Inc., a notable industry analyst, and International Data Corporation have stated that the annual MFT market is in excess of $700 million. We are a leader in MFT products and services. In both 2013 and 2012, we achieved one of the highest ratings in the Managed File Transfer Vendor Landscape Report from Info-Tech Research Group by being designated a “Champion” in its Vendor Landscape matrix. Info-Tech Research Group evaluated criteria such as strategy, viability, sales and support reach, and channel partner programs. Their evaluation of our strategy garnered one of the highest possible scores due in part to our TappIn product line and our approach to secure content mobility. Also playing a role in our rating was the assessment of our EFT Enterprise Edition, one of our primary MFT solutions. EFT Enterprise Edition was commended for its ability to meet advanced security requirements, its flexible deployment options and our responsive customer support. We also received the highest marks for our available features and flexible system architecture. In addition, we also were positioned in the leader’s quadrant of the Gartner Magic Quadrant for Managed File Transfer in the latest years for which Gartner published this magic quadrant.

We offer services to the much larger, and adjacent, cloud services market with our MIX and Hosted Enhanced File Transfer solutions. Gartner estimated the cloud computing market would grow to approximately $72 billion by 2016. This market includes categories such as infrastructure-as-a-service, management and security, and SaaS. Our partner agreements with hosting providers such as Rackspace and Peer 1, and the proven modular capabilities of our EFT solution suite, provide us a straightforward path for delivering our products and technology to specific segments of this market.

We have added adjacent-market capabilities, such as business automation and business activity monitoring, to the EFT software also through our modular solution architecture. These capabilities are helping to underpin the consistent growth in revenue from the EFT solution suite. In addition, our Mail Express solution was recognized by Info Security Products Guide as a “Global Excellence Award” winner in the Email Management and Security category in 2012 and by Network Products Guide as a Best Products and Services winner in the Email, Security and Management Category in 2013. We believe strengthening our ad hoc file transfer solutions remains a key strategy element and we intend to pursue solution enhancements in this area in future periods. Our secure content mobility competencies provide another potentially compelling complement to traditional MFT capabilities, including ad hoc file transfer solutions. We regard secure content mobility potentially as a unifying concept for our solution portfolio given the central position and importance of content (i.e., data and information) in the market drivers for our solutions. We intend to further integrate our solution capabilities, for example as demonstrated by the integration in 2013 of Mail Express functionality as a module within the EFT solution suite, to take advantage of potential synergies and strengths across our solution portfolio, while also possibly simplifying our marketing and sales processes.

With MFT capabilities increasingly being integrated into B2B gateway, data integration, service oriented architecture, and other technical solutions, the need to keep evolving our solutions and entering adjacent markets also is clear. We continue to believe the market will shift toward consideration of traditional MFT as more of a “feature” than a solution. This shift may take many years, but we believe early recognition of the trend and appropriate strategic planning increase our potential for evolving our solutions in front of the ongoing market changes. Placing our MFT solutions in a solution framework that provides comprehensive solutions to our clients’ information exchange requirements in a secure manner, while enabling users to perform their duties wherever and whenever needed, will be a key strategic element to further establish GlobalSCAPE’s market leadership in the broader markets. Key features such as collaboration, integration of disparate capabilities and systems into the MFT framework, and enhanced application support around the edge of MFT will increase client value and expand revenue opportunities.

Extending our Presence in the Secure Content Mobility Market

In December 2011, we entered the secure content mobility market with the acquisition and introduction of our TappIn product line. Secure content mobility provides users with the ability to easily and securely access and share data and information using a web-browser, tablet or other mobile device such as a smartphone. Secure content mobility integrates aspects of ad hoc file transfer, broader MFT capabilities, cloud services, synchronization and remote accessibility to address growing market demand for secure, ‘anytime and anywhere’, access to distributed content.

We believe the addition of secure content mobility capability to our portfolio potentially has profound implications due to the continuing growth of tablet computers and smartphone sales and their increasing adoption by business users. While storing and accessing data in a cloud environment is viable in many circumstances, we believe there also is a significant demand in the marketplace for the ability to access data in a manner similar to that offered by cloud computing but with the data being accessed and stored within the security of computers, servers or data centers owned by or dedicated solely to a particular individual or enterprise, rather than in the cloud. Many of our customers already using our EFT solution and other products have expressed a desire to have the flexibility to access their data from anywhere using a tablet computer or smartphone with security protocols at least equivalent to that offered by our EFT software and other products within our portfolio. Our TappIn technology potentially can provide or contribute to that functionality. Therefore, we intend to expand and enhance the TappIn capabilities and appeal for enterprise customers including merging the TappIn technology and functionality with our other MFT capabilities to create a TappIn Enterprise solution.

TappIn currently supports the consumer user’s needs by providing the capability to access data stored on the user’s personal computer, network attached storage or similar device from a remote location using a tablet, smartphone or other network-enabled device. There is demand in the marketplace for this capability in light of concerns about the security of personal data when it is stored in the cloud. We are accessing this market through direct sales of the TappIn application to consumers through our website and by partnering with major original equipment manufacturers who will ship their products pre-configured with TappIn capabilities.

Growing Enterprise and Government Sales

GlobalSCAPE conducts business with thousands of businesses around the world. We provide solutions to some of the world’s largest banks, insurance companies, healthcare providers, automakers, film companies and technology providers. We intend to continue penetrating large enterprise firms with by expanding our solutions and services.

Government revenue, particularly large contracts from the U.S. Army, have had a significant positive impact on our growth and market image in recent years. However, these large contracts also have caused significant swings in our financial results. We are focused on more deliberate growth in government sales, including software and associated services, potentially augmented by occasional large product orders. We intend to pursue more numerous contractual arrangements with the various government suppliers to increase the chances of more predictable government business.

We have an M&S contract with the U.S. Army to support the Standard Army Maintenance System-Enhanced (SAMS-E) logistics program. This is the fourth large U.S. Army contract for GlobalSCAPE since 2005. Under this agreement, we provide M&S for previously purchased software licenses, including the EFT solution and CuteFTP Pro managed file transfer application. GlobalSCAPE solutions enable the SAMS-E program to maintain compliance with federal and U.S. Army and information security regulations as a result of our product certifications that include Federal Information Processing Standards (FIPS 140-2) and the U.S. Army Certificate of Networthiness. In June 2013, the U.S. Army exercised year one of a two-year option to continue Globalscape’s support to this program, extending this contract to July 2014. We will receive $1.45 million for our M&S services during this period from which we will earn revenue of $360,000 of revenue per quarter. If the second option year is exercised, it could result in a total value of $4.4 million over three years, making it potentially the largest single contract win in company history.

Developing our Corporate Brand

We have made significant progress in establishing a brand beyond its traditional heritage of being known simply for CuteFTP, our original product. We will continue to emphasize ongoing initiatives to elevate our corporate profile under the GlobalSCAPE brand. The transformation of the GlobalSCAPE product lines into a more comprehensive solution architecture will continue to elevate this brand larger enterprises while still serving the needs of our traditional clients.  We use internal resources as well as outside marketing, communications and investor relations professionals to support this work.

We continue to participate in numerous analyst briefings and investor conferences that have increased our recognition within the investor and analyst communities. We have revised our website, logos, and other areas to more prominently emphasize our corporate brand. Through these activities, we have established a more consistent, recognizable brand that may better support future growth and market visibility.

We believe we have continued to enhance our brand through additional national and regional attention resulting from the numerous corporate awards we have received including:

•	In 2013, we were named in Software Magazine’s Software 500 revenue-based ranking of the world’s largest software and service providers for the third year in a row.

•	In 2013, we were listed in the highest ranking category of “Champion” in Info-Tech Research Group’s Vendor Landscape Report for managed file transfer for the second year in a row.

•	In 2013, Texas Monthly named GlobalSCAPE one of the best companies to work for in Texas for the fourth year in a row, ranking us #13 in the medium size category.

•	In 2013, the San Antonio Business Journal recognized us for fast growth in revenue for the second consecutive year.

Software Products and Services

Managed File Transfer Solutions (On Premises and Cloud-based)

Our MFT products and solutions allow customers to move large files and large numbers of files securely. We facilitate management, monitoring, and reporting on the file transfers and deliver advanced workflow capabilities to move data and information into and throughout an enterprise.

EFT Standard and Enterprise Editions

We earn most of our software license revenue from sales of our EFT Standard Edition and EFT Enterprise Edition solutions. These “server side” solutions provide a common, scalable MFT platform that accommodates a broad family of add-on modules to provide small and medium-sized businesses, or SMB’s, as well as larger enterprise customers, with increased security, automation, and performance when compared to traditional FTP-based and e-mail delivery systems. The add-on modules allow customers to select the solution configuration most applicable to their requirements for auditing and reporting, encryption, ad hoc and web-based file transfers, operability in or through a DMZ network, and integration with back-end business processes, including workflow automation capabilities. In 2013, we released Version 6.5 of our EFT platform. Enhancements and added capabilities in this latest version include, among others:

•	Enhanced integration with our Mail Express managed email attachment solution.

•	Comprehensive support for Unicode UTF-8 encoding allowing greater international use.

•	Enhanced administrative controls and improved visibility of the status and progress of file transfer activities.

•	Full support for Microsoft Windows Server 2012 and Microsoft SQL Server 2012.

We continue to develop these products and solutions by, for example, improving their speed and responsiveness of performance, providing additional administration flexibility supporting cross-platform implementation with our DMZ Gateway solution, implementing business activity monitoring, and providing additional language support. We have sustained the year-to-year increase in our revenue from these products and solutions as a result of our ongoing development of this product line that has continued to enhance its appeal in the marketplace.

CuteFTP

CuteFTP is a ‘“client side” software product, installed on a user’s local computer that enables file transfers from or to a file transfer server. The target market for the CuteFTP product includes, among others, corporate IT professionals who use it to transfer data between locations via the Internet and individual Web site operators who use it to upload their Web pages to their Web hosting provider.

CuteFTP continues to have significant brand recognition in the market.  As a result of notable features introduced in our current CuteFTP Version 9 released in 2013, our CuteFTP revenue increased in 2013 compared to 2012, which was a reversal of the decline in this revenue in 2012 compared to 2011. Those new features include, among others:

•	Support for Unicode (UTF-8) characters that allows greater international use.

•	Web Distributed Authoring and Versioning (WebDAV) support to facilitate collaboration between users in editing and managing documents and files stored on World Wide Web servers.

•	Integration with TappIn, enabled by the WebDAV support.

Version 9 simplified our CuteFTP product line by consolidating all the features of our previous multi-product CuteFTP product line for Windows operating systems into this single version. We continue to offer CuteFTP Version 3.1 software for Mac platforms. We believe current versions of CuteFTP appeal to users wanting features more robust than offered in free alternatives.

Cloud-Based MFT

We have agreements with Rackspace Hosting, Inc., a world leader in the hosting and cloud computing industry and PEER 1 Hosting under which we deliver cloud-based, managed file transfer solutions (MIX, Hosted Mail Express, and Hosted EFT) for the secure exchange of business-to-business data, including large files and sensitive data. Our cloud-based solutions allow customers to outsource all or part of their complex and demanding information exchange needs to reduce costs, improve operational efficiencies, track and audit transactions, and provide a greater level of security. Our cloud services capabilities are available in the United States, Canada and in Europe. We meet country-specific compliance requirements in the UK and Canada which can necessitate in-country delivery of the services.

The cloud-based solutions established an additional delivery method for our MFT products and solutions and potentially for other solution capabilities. Through our cloud services, we offer new and existing customers “pay as you go”, flexible pricing under one, two, and three-year contracts that help them eliminate upfront capital expenditures. This subscription revenue provides us with a growing revenue stream visible into future periods. While our cloud-based MFT revenue has grown from year-to-year, it does not yet constitute a material portion of our overall revenue.

Wide Area File Services

Our WAFS software provides a file sharing, collaboration, and replication solution over multiple sites. WAFS technology provides enterprises with a file access and data protection combination that centralizes data storage and IT administration facilities without compromising data sharing and protection. A key feature and benefit of WAFS is its byte-level differencing architecture that continually transmits only changed bytes (versus an entire file) thereby allowing rapid update of large files accessed by widely dispersed, multiple users. Other key features of WAFS include native file locking, replication to multiple locations simultaneously and adherence to access control list file permissions, and full UTF-8 support.

Our WAFS revenue for the year ended December 31, 2013, was lower than for the comparable period in 2012 due to our need to restrict the environments into which it is sold and installed to those that can be configured to operate within the data transmission volume and stored file size operating specifications of the software. We have an ongoing product development program to expand these operating specifications so we can introduce WAFS to a broader spectrum of the marketplace and increase our revenue from this product. We believe WAFS will be competitive in the marketplace for the foreseeable future as a product serving the need for wide area file access and data protection.

Managed E-mail Attachment Solution

Our managed e-mail attachment solution, Mail Express, is a client-server application that allows users to send and receive e-mail attachments of unlimited size easily and transparently without resorting to unapproved and potentially insecure methods such as USB drives or social media sites.  The ability of Mail Express to transmit multi-terabyte and larger attachments, which is well beyond the operation range of typical competing approaches to sending email attachments, means the user is limited only by their available bandwidth when sending files as an email attachment.  Mail Express provides increased benefits for information technology organizations by offering greater visibility into email-based file movement across the enterprise, including robust tracking and auditing. The Mail Express application provides flexible, customer-defined administration privileges to allow e-mail administrators and end users to configure specific parameters for handling e-mail attachments in accordance with corporate policy. In 2013, we introduced Mail Express Version 3.3 that includes a number of enhancements including:

•	Integration with EFT 6.5.

•	More flexible language support to enhance international appeal.

•	A new dashboard allowing additional administrator visibility into all connected clients.

We believe Mail Express will be competitive in the marketplace for the foreseeable future as a product for securely sharing and managing large e-mail attachments.

Secure Content Mobility Solution

Our TappIn product line provides the ability to easily and securely access and share documents, pictures, videos and music anytime, anywhere while minimizing the storage of data in the cloud and the associated security and privacy concerns. From the office, at home, or on the road, customers can “Tapp In” to their files, stored in multiple locations, using any web browser and most Internet-enabled tablets, smartphones and similar mobile devices. With TappIn, users can minimize uploading and/or syncing to a cloud storage location and eliminate the need to pay for additional cloud storage. Instead, the TappIn service securely leverages the user’s existing in-house storage devices (such as a desktop computer, in-house network servers or network-attached storage devices), allows sharing of large files and provides encryption to safeguard content.

The TappIn solutions incorporate elements of on-premises software, cloud and SaaS delivery models. Unlike other remote access products that can consume significant amounts of storage capacity on a smartphone or tablet, TappIn makes content available through a secure pathway that gives users access to files on their existing in-house storage devices without having to download those files to their mobile device. This delivery method not only saves storage space on the mobile device but also ensures content remains secure and private on the user’s existing in-house storage devices without being required to upload files to a cloud repository as is required by competitive products.

We believe secure content mobility is a rapidly emerging, central feature of the markets we serve, including our primary MFT market. We believe growth in smartphone and tablet sales and adoption, combined with rapid growth in retained content and BYOD expectations, potentially will drive strong revenue growth in this market segment particularly in the enterprise space. In order to capitalize on these trends, our future emphasis will be on merging the TappIn technology and functionality with our MFT capabilities to create a TappIn Enterprise solution.  We believe offering the TappIn technology through this integration will maximize the return on our investment in this product line.

Professional Services

We offer a range of professional services to complement our software and cloud-based solutions. These professional services include product customization and system integration, solution “quickstart” implementations, business process and workflow, policy development, education and training, and solution health checks. In addition, we may provide longer-term engineering services, including supporting multi-year contracts, if necessary to support certain solution implementations and integrations.

Our professional services revenue is directly correlated to certain components of our cost of revenues because the services necessarily are labor intensive. For this reason, professional services typically have significantly lower margins than product sales or subscription services. However, we believe professional services allow us to better establish and maintain our solution implementations while also providing our customers with the training and education services that help them make more complete use of our solution capabilities. In addition, for large contracts like the engineering services we have provided to the U.S. Army, such professional services provide significant past performance that facilitates additional business. Over time, we believe the return on investment from increased professional services outweighs the potential near-term impacts on operating margins.

Maintenance and Support

We offer maintenance and support, or M&S, contracts to licensees of all of our software products. These M&S contracts entitle the licensee to software upgrades and technical support services in accordance with the terms of our M&S contract.  Standard technical support services are provided via e-mail and telephone during our regular business hours.  For certain of our products, we offer a Platinum M&S contract which provides access to emergency technical assistance 24 hours per day, 7 days a week.

Sales and Marketing

We emphasize developing our direct sales staff and reseller channels to capture sales through a high level of individual attention to the customer.  For example, sales of our more complex enterprise solutions, such as EFT Server, WAFS and Mail Express, to larger enterprises, and sales of managed solutions and M&S contracts are delivered by our direct sales staff and resellers in an environment of personal interaction with the customer.

We provide our sales staff and resellers with training and professional development opportunities to ensure they are capable of meeting the needs of our prospects and customers. These sales team development activities focus on technical and process-oriented topical areas to enhance their ability to identify prospects, best position our solutions and develop pipeline opportunities into sales.

Our reseller and distributor relationships allow us to leverage those third-party resources to increase our market reach. We have established such relationships throughout the world and across industry lines. In particular, we are focusing on growing our domestic reseller channel.

We sell EFT Standard Edition, certain of our EFT solution add-on modules, and CuteFTP via download from our websites. Prospective buyers may use certain of our software products for free during an evaluation period that is typically for thirty days.  The programs are automatically disabled if a license is not purchased by the end of the trial period.  Our software is also available for download from a variety of independent Internet software sites such as CNet’s Download.com, as well as sites in Western Europe, Canada, Australia, and Asia.

We offer our TappIn solutions for trial and subscription activation from our websites. As with our software solutions, prospective subscribers may use the TappIn service for free during an evaluation period. At the end of the evaluation period, the TappIn service is automatically downgraded to a limited feature and functionality status unless the prospective customer activates a paid subscription.

Our marketing efforts focus on building brand awareness and capturing demand for our solutions.  We take a three-pronged approach that includes a blend of digital, field and channel marketing.  Through our digital marketing initiatives, we have reduced our reliance on online paid advertising by conducting ongoing search-engine optimization to enhance our ranking for particular key words in natural search results of major search engines.  As a result, we are able to more heavily invest in outbound targeted campaigns that more effectively reach the right audience with white papers, case studies and competitor comparisons.  In addition to attending key industry trade shows, such as the RSA Security conference, we are enhancing our field marketing initiatives by increasing our presence at regional product and trade shows specifically targeting audiences in the mobility and security markets. We are increasing our investment in channel marketing through programs designed to recruit and enable our target partners in a manner that creates joint initiatives that drive demand through them for our products.

Our websites provide an effective means of facilitating certain post-sale customer support functions. To facilitate self-help for common inquiries and issues, we provide free self-service support via searchable knowledge bases on our websites. We also sell maintenance and support plans to customers requiring assistance from our support services team.

Our corporate website is www.globalscape.com . It provides a variety of sales and marketing information for our enterprise solutions as well as an ability to purchase some of our products online. We also have product-specific websites at www.cuteftp.com and www.tappin.com.  We continually update the design of our websites to be responsive to the evolving marketplace and to provide a more solution-oriented perspective of our business, improve site navigation and provide additional opportunities for visitors to contact us through the websites.

Customers

Our solutions have been sold to most of the Fortune 100 companies.  Our products have been sold into more than 150 countries. No single customer accounts for more than 10 percent of our revenue.

We derive a significant portion of our revenue from risk averse and heavily regulated commercial customers in North America and Western Europe. Our primary commercial vertical markets include finance, health care, energy, retail, manufacturing, and engineering. We also have a customer base in the local, state, and federal government spaces. We continue to pursue additional government business by leveraging our certifications and industry validations.

Seasonality

Our products are marketed to individuals as well as large organizations. As a result of this mix within our customer base, we typically have not experienced significant seasonality in our sales other than a typical modest decline in first quarter sales as compared to fourth quarter results. We believe this seasonality is related to our continued growth as an enterprise solution provider operating in an environment where first quarter sales possibly slow as prospective customers begin to execute their business activities, including purchases of our solutions, in accordance with new-year budgets and plans.

Network and Equipment

We have contracted with various network providers for Internet access.  Our arrangements provide for redundancy in the event of a failure, and also for expansion of available bandwidth in the event there is a dramatic increase in demand.  To protect critical customer data, our Internet shopping cart utilizes SSL encryption. We maintain technical and physical measures and procedures compliant with the PCI DSS. We use a certified Approved Scanning Vendor and to verify our compliance with the PCI DSS.

We have dedicated servers on and off site and expansion plans in place to allow rapid and cost effective scalability.  Our offsite servers and data backup procedures provide a warm backup to our onsite servers for contingency purposes.  The backups are performed in accordance with our disaster recovery plan.

Research and Development

Our internal software engineers are responsible for software design, managing the development process, testing and quality assurance, which we collectively refer to as research and development, or R&D.  We utilize offshore developers for a portion of the coding phase of software development for certain products.  Our use of external developers allows us to tap into a highly skilled labor pool, maintain a 24-hour development schedule, decrease time to market, and minimize programming costs.

All phases of R&D, including scope approval, functional and implementation design, object modeling and programming, are subject to extensive internal quality assurance testing.  We maintain an ongoing focus on improving our quality assurance testing infrastructure and practices. Technical reporting and customer support feedback from customers confirm the continuing positive effect of our ongoing enhancement of research and development and quality assurance processes.

Our R&D expenditures profile has been as follows ($’s in thousands):

	Year ending December 31,
	2013	2012	2011
R&D expenditures	$4,665	$3,861	$3,124
R&D expenditures expensed	3,766	3,531	3,124
R&D expenditures capitalized	899	330	-

The majority of our R&D expenditures relate to our EFT Standard and Enterprise Edition products with the remainder related to our other products collectively. We expect to continue to increase our research and development spending in future years as we focus improving our current products and introducing new products.

Competition

The file management, content management and Web development software market sectors are intensely competitive, subject to rapid change and significantly affected by new product introductions and other activities of market participants.  Our primary competitors vary by product.

There is limited information regarding the market shares of our solutions in their respective categories.  Many of our competitors have substantially greater financial, technical, sales, marketing, personnel, and other resources, as well as greater name recognition and a larger customer base than we do.  Significant competition characterizes the markets for our traditional MFT products. We anticipate we will continue to face increasing pricing pressures from competitors in the future. Given there are low barriers to entry into the software market and the market is subject to rapid technological change, we believe that competition will persist and intensify in the future.  For more discussion on the risks associated with our competition, you should read the information under “Risk Factors — Risks Related to Operations.”

EFT Standard Edition.  EFT Standard Edition competes against a limited number of secure, Windows-based FTP servers.  We believe our primary competitors are products sold by Ipswitch, SolarWinds (RhinoSoft), and JSCAPE.  EFT Standard Edition has the advantage of leveraging the success of CuteFTP through product integration, offering proprietary extensions to the FTP protocol, and cross-marketing efforts to an existing customer base. EFT Standard Edition also benefits from being part of our EFT platform, which includes add-on modules, including the DMZ Gateway solution, and an upgrade path to EFT Enterprise Edition.

EFT Enterprise Edition.  EFT Enterprise Edition competes in the managed file transfer server market.  We believe our primary competitors are Axway, Ipswitch, IBM-Sterling Commerce and Tibco (including through their acquisition of Proginet).  EFT Enterprise Edition has the advantage of being very cost effective in its market and allowing customers to flexibly evolve their MFT implementation by procuring add-on modules such as our DMZ Gateway and Advanced Workflow Engine solutions.

CuteFTP.  CuteFTP exists in a highly competitive environment with numerous FTP software utilities available on the Internet for both the personal and professional user.  CuteFTP is positioned as one of the only secure FTP client programs that support a wide range of security standards related to the FTP protocol. We believe our primary competitors are consumer file transfer solutions sold by Ipswitch, Inc., SolarWinds (RhinoSoft) and products offered by Van Dyke Software, Inc.  CuteFTP was the second Windows-based FTP client to market and is consistently among the most frequently downloaded FTP clients on popular download sites.  CuteFTP Mac, our FTP client for the Macintosh platform, competes with products offered by Fetch Softworks, Interachry, Nolobe Software Pty Ltd, and Panic, Inc.

WAFS.  WAFS competes in the Wide Area File Services/Storage market.  We believe our primary competitors are Riverbed, Blue Coat and Cisco, who are delivering proprietary appliances.  We believe that WAFS has the advantage of being a software-only solution which leverages corporate infrastructure and minimizes the total cost of ownership.

Mail Express.  Mail Express competes in areas of the file transfer market associated with e-mail attachment offloading.  We believe our primary competitors are Accellion, Tibco (Proginet), Leapfile and Biscom.  Mail Express has the advantage of centralized policies for outbound file attachments and a transparent end-user experience, which allows for rapid customer deployments. Mail Express also has the benefit of integration with our most recent EFT release which provides customers with a more uniform administration experience for e-mail attachment offloading and traditional MFT operations.

Cloud-based Managed Solutions for Secure Information Exchange. Our MIX and Hosted Enhanced File Transfer solutions compete with MFT SaaS solutions.  We believe our primary competitors are Ipswitch, Axway, IBM-Sterling Commerce, Thru, Inc. and Accellion.   MIX and Hosted Enhanced File Transfer have the advantage of leveraging cost effective, secure hosting and cloud infrastructures, as well as Enhanced File Transfer management services provided by GlobalSCAPE’s experts.

TappIn.  The TappIn solution has direct competitors such as PogoPlug and FileTek. In addition, TappIn competes for mindshare in the market with pure-play cloud data repositories like Dropbox and Box and with computer remote control solution such as Citrix Systems (GoToMyPC) and LogMeIn.

Governmental Regulation

Export Control Regulations.  All of our products are subject to U.S. export control laws and applicable foreign government import, export and/or use requirements.  The level of control generally depends on the nature of the goods and services in question. For example, the level of control is impacted by the nature of the software and encryption incorporated into our products.  Where controls apply, the export of our products may require an export license or authorization or that the transaction qualify for a license exception or the equivalent, and may also be subject to corresponding reporting requirements.  For the export of some of our products, we may be subject to various post-shipment reporting requirements.  Minimal U.S. export restrictions apply to all of our products, whether or not they perform encryption functions.   Additionally, because we are a Department of Defense contractor, there are certain registration requirements that may be triggered by our sales.  In addition, certain of our items and/or transactions may be subject to the International Traffic in Arms Regulations (ITAR) if our software or services are specifically designed or modified for defense purposes.  Companies engaged in manufacturing or exporting ITAR-controlled goods and services (even if these companies do not export such items) are required to register with the U.S. State Department.

Enhancements to existing products may, and new products will, be subject to review under the Export Administration Act to determine what export classification they will receive. In light of the ongoing discussions regarding anti-terrorism legislation in the U.S. Congress, there continues to be discussions regarding the correct level of export control. Export regulations may be modified at any time. Modifications to the export regulations could reduce or eliminate our ability to export some or all of our products from the U.S. without a license in the future, which could put us at a disadvantage in competing for international sales compared to companies located outside of the U.S. that would not be subject to these restrictions.  Modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license or make it more difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.  We are working on enhancing our systems to address the impact of these regulations on our products and services and understand the need to comply.  We will complete technical reviews on any new products that we acquire or develop that may be subject to the requirements before we can export them.

Privacy Laws.    As our business evolves to incorporate more cloud and SaaS solutions, we will receive, transmit, and store a greater volume and diversity of information. As a result, we may be subject to various federal and State regulations regarding the protection of personally identifying information. Applicable laws may include, without limitation, federal laws such as the GLBA and HIPAA, as well as state and regulations in the U.S., as international laws and regulations including the European Union Data Privacy Directive. In the event our systems are compromised by an unauthorized party, many of these privacy laws require that we provide notices to our customers whose personally identifiable data we reasonably believe may have been compromised. To mitigate the risk of compromised information, we use encryption and other security to protect our databases.

Intellectual Property

We regard some of the features of our internal operations, software, and documentation as proprietary and rely on copyright, patent, and trademark and service mark laws and trade secret protection, such as confidentiality procedures, contractual arrangements, non-disclosure agreements and other measures to protect our proprietary information. Our intellectual property is an important and valuable asset that enables us to gain recognition for our products, services, and technology and enhance our competitive position and market value.

As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees and independent contractors, resellers, and corporate partners. We enter into license or subscription services agreements with respect to our software, documentation, and other proprietary information. Our standard license agreements are transferable only in limited circumstances and have a perpetual term. Our subscription services agreement for our hosted solutions restrict access and have a definite term. We also educate our employees on trade secret protection and employ measures to protect our facilities, equipment, and networks.

Our trademarks and copyrights are central to our business. We have the following trademarks in the United States:

•	GlobalSCAPE®, CuteFTP®, CuteFTP Pro®, CuteBackup®, DMZ Gateway®, CuteSendIt®, Mail Express are registered trademarks of GlobalSCAPE, Inc. are registered trademarks of GlobalSCAPE, Inc.

•
Secure FTP Server™, Wide Area File Services™, WAFS™, CDP™, Advanced Workflow Engine™, AWE™, Enhanced File Transfer™, Managed Information Xchange™, MIX™, Hosted Enhanced File Transfer Server™, EFT Server™, CuteFTP Lite™, CuteFTP Home™, Secure Ad Hoc Transfer™, Total Path Security™, Enhanced File Transfer Server™, EFT Server Enterprise™, Enhanced File Transfer Server Enterprise™, Total Recall™, GlobalSCAPE Securely Connected™, Desktop Transfer Client™, DTC™, Mobile Transfer Client™, MTC™, Web Transfer Client™, WTC™, and appShield™ are trademarks of GlobalSCAPE, Inc.

•	TappIn® and TappIn and design are registered trademarks of TappIn, Inc., our wholly-owned subsidiary.

•	TappIn Secure Share ™, Social Share ™, -Now Playing ™, and Enhanced A La Carte Playlist™, are trademarks of TappIn, Inc., our wholly-owned subsidiary.

In addition to the United States trademarks listed above, we have trademarks registered in Canada and the European Union for GlobalSCAPE and a registration for TappIn in China.

We have obtained United States copyright registrations for all but the most recent versions of our software applications. We have applied for registration for the most recent versions.

GlobalSCAPE, Inc. has two patents in the U.S.  TappIn, Inc. has one pending patent application in the U.S and one pending application filed under the Patent Cooperation Treaty (PCT).

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.  Policing unauthorized use of our products, which are licensed by the thousands and sold world-wide, is difficult.  While we are unable to determine the extent to which piracy of our software products exists, software piracy is a persistent problem.  In selling our products, we rely primarily on click-wrap licenses which are not signed in writing by licensees and may be unenforceable under the laws of certain jurisdictions.  The laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States.  Companies in the software industry, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses own large numbers of patents, copyrights, trademarks, service marks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights.  We have received, and may receive in the future, communications from third parties asserting that our products infringe, or may infringe, the proprietary rights of third parties, seeking damages resulting from such infringement or indicating that we may be required to obtain a license or royalty from such third parties.  For more discussion on the risks associated with our intellectual property, you should read the information under “Risk Factors,” especially “Risks Related to Legal Uncertainty.”

Employees

As of February 28, 2014, we had 100 full-time employees and 3 part-time employee organized as follows:

Number of
Department	Employees
Management and Administration	12
Engineering	31
Marketing	4
Information Services	9
Professional Services	4
Sales	27
Customer Support	16
Total	103

None of our employees are covered by collective bargaining agreements. We believe our employee relations are good.

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an Internet web site that contains annual, quarterly and current reports, proxy statements and other information that issuers (including GlobalSCAPE) file electronically with the SEC. The SEC’s web site is www.sec.gov.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and amendments filed with the Securities and Exchange Commission are available free of charge on our web site at www.globalscape.com in the Investor Relations section as soon as practicable after such reports are filed.  Information on our website is not incorporated by reference into this Form 10-K and should not be considered part of this report or any other filing that we make with the SEC.

Item 1A.               Risk Factors

We have described below risks we are aware of that could have a material adverse effect on our business, financial results of operations and financial condition and the value of our stock owned by our shareholders.

Risks Related to Our Operations

A significant portion of our revenue is generated through maintenance and support revenue. Decreases in maintenance and support sales or renewal rates, or a decrease in the number of new licenses we sell, will negatively impact our future revenue and financial results.

Revenue from maintenance and support services, or M&S, we provide our customers comprised 56%, 48% and 45% of our total revenue in 2013, 2012 and 2011, respectively. We earn M&S revenue from new M&S contracts, typically sold with new software licenses, and from renewals of such contracts. Any reduction in the number of new software licenses that we sell, or a reduction in sales of associated initial M&S contracts, therefore may have a long-term negative impact on our future M&S revenue, even if our customers continue to renew M&S contracts at historical rates. This situation, in turn, would impact our business and harm our financial results.

Our customers have no obligation to purchase M&S with their initial software license or renew their M&S contract after the expiration of their initial M&S period, which is typically one year.  Our customers’ purchases of M&S, and our renewal rates, may decline or fluctuate as a result of a number of factors, including the overall global economy, the health of their businesses, and the perceived value of the M&S program.  If our customers do not purchase M&S with their initial software license or renew their M&S contract for our products, our M&S revenue will decline and our financial results will suffer.  In addition, customers are generally entitled to reduced annual maintenance fees for entering into long-term maintenance contracts, i.e. those contracts with a term longer than one year. Declines in our license bookings, increases in the proportion of long-term maintenance contracts and/or increased discounting could lead to declines in our maintenance revenue growth rates. Should customers migrate from systems and applications which our products support, utilize alternatives to our products, including maintenance-free solutions, or become dissatisfied with our maintenance services, increased cancellations could lead to declines in our maintenance revenue.

A substantial portion of our quarterly M&S revenue is attributable to M&S agreements entered into during previous quarters.  As a result, if there is a decline in renewed M&S agreements in any one quarter, only a small portion of the decline will be reflected in our M&S revenue recognized in that quarter and the remainder will be reflected in our M&S revenue recognized in the following four quarters or more and in a decrease in deferred revenue on our balance sheet.  For more information, see Item 7, “Management; Discussion and Analysis of Financial Condition and Results of Operations”.

Our ability to sell our products is highly dependent on the quality of our support and services offerings. Our failure to offer high-quality support and services could have a material and adverse effect on our business and results of operations.

Once our products are deployed at our end customers’ locations, our end may customers depend on our support organization and our channel partners to resolve issues relating to our products. High-quality support is critical for the successful marketing and sale of our products. If we or our channel partners do not assist our end customers in deploying our products effectively, succeed in helping our customers resolve post-deployment issues quickly, or provide ongoing support, it could adversely affect our ability to sell our products to existing end customers and could harm our reputation with other potential end customers. As we expand our operations internationally, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. Our failure or the failure of our channel partners to maintain high-quality support and services could have a material and adverse effect on our business and operating results.

If we are unable to develop, offer and deliver new and enhanced products and services that achieve widespread market acceptance, or if we are unable to continually improve the performance, features, and reliability of our existing products and services, our business and operating results could be adversely affected.

Rapid technological changes, as well as changes in customer requirements and preferences, characterize the software industry.  Just as the transition from mainframes to personal computers transformed the industry thirty years ago, we believe our industry may transform in response to continued adoption of mobile devices and cloud services, growth of big data, and potential emergence of capabilities resulting from disruptive innovation.  In response, we have devoted significant resources to the development of new solutions, such as our cloud-based and secure content mobility services. We are making such investments through our internal efforts, including further development and enhancement of our existing products, as well as through potential acquisitions of new product lines.  Innovation, new product development or acquisition, and go-to-market activities involve a significant commitment of time and resources and are subject to a number of risks and challenges including:

•	Developing, sustaining, and appropriately leveraging market intelligence to identify areas of market need that offer potentially high return on investment for solution development.

•	Managing the length of the development cycle for new products and product enhancements, which may be longer than originally expected.

•	Adapting to emerging and evolving industry standards and to technological developments by our competitors and customers.

•	Extending the operation of our products and services to new platforms and operating systems.

•	Entering into new or unproven markets with which we have limited experience.

•
Managing new product and service strategies, including integrating our various security and file replication technologies, management solutions, customer service, and support into unified enterprise security and file replication solutions.

•	Incorporating acquired products and technologies.

•	Developing or expanding efficient sales channels.

•
Obtaining sufficient licenses to technology and technical access from operating system software vendors on reasonable terms to enable the development and deployment of interoperable products, including source code licenses for certain products with deep technical integration into operating systems.

Investments in new products may not result in sufficient revenue generation to justify their costs, or may cause short or long-term harm to our financial results.  For example, customer adoption of our cloud and mobile computing services may not occur as rapidly as anticipated, or competitors may introduce new products and services that achieve acceptance among our current customers, adversely affecting our competitive position, or we may not be successful in future attempts to achieve disruptive innovation.

Further, given the rapid speed of changing customer expectations and advancement of technology inherent in the software industry, the extensive and complex efforts required to create useful and widely accepted products and the rapid evolution of cloud computing, mobile devices, new computing platforms and other technologies, our executive management team must act quickly, continuously and with vision.  Although we have articulated a strategy that we believe will fulfill these challenges, if we fail to execute properly on that strategy, adapt that strategy as market conditions evolve, or fail to internalize and execute on that strategy, we may fail to meet our customers’ expectations, fail to compete with our competitors’ products and technology and lose the confidence of our channel partners and employees.  This in turn could adversely affect our business and financial performance.

We earn the large majority of our revenue and operating margins from our Enhanced File Transfer, licensed software solution suite and related maintenance and support services and, as a result, are highly dependent upon the continued success of this product line.

Our Enhanced File Transfer solution, or EFT, is one of our on-premises, managed file transfer solutions targeted primarily to the enterprise and small and medium business user environments. License and M&S revenue from this product line was responsible for over 79% of our total revenue in 2013 and has provided substantially all of our recent revenue growth and most of the operating margin necessary to fund our operations including, most notably, our sales and marketing and research and development activities.  Declines and variability in demand for the EFT solution could occur as a result of:

•	Improved products or product versions being offered by competitors in our markets.

•	Competitive pricing pressures.

•	Failure to release new or enhanced versions of the EFT solution on a timely basis, or at all.

•	Technological change that we are unable to address with file transfer products or that changes the way enterprises utilize our products.

•	General economic conditions.

Due to our product concentration, our business, results of operations, financial condition, and cash flows would therefore be adversely affected by a decline in demand for the EFT solution suite.

We may not achieve our expected future financial results from our other product lines and services that include Mail Express, Wide Area File Services, CuteFTP, Managed Information Xchange, Hosted Enhanced File Transfer, TappIn and professional services.

Revenue from our products and services other than the EFT solution accounted for 20.9% of our total revenue in 2013, which is a decline from 22.4% and 24.2% of our total revenue in 2012 and 2011, respectively.  Improving, and possibly even sustaining, our financial results is dependent upon achieving additional success in the marketplace with our products and services that complement and supplement our EFT solution suite. These products and services include CuteFTP, Mail Express, Wide Area File Services, Managed Information Xchange, Hosted Enhanced File Transfer and TappIn. These solutions involve serving markets that in some ways differ from the markets we encounter when selling EFT software and maintenance.  Gaining additional traction in such markets will require that we market, sell, and support these solutions effectively.  Each of these success factors has inherent risks due to, for example, our limited corporate expertise in the adjacent markets and the possibility that the specific buyers of solutions in these adjacent markets may be different from the buyers with whom we interact throughout our traditional EFT solution sales cycle.  Entering, obtaining traction, and sustaining growth in these markets requires investments in engineering, marketing, sales, customer support, and internal business systems. If we do not effectively penetrate these markets, or if the resources necessary to effectively address these markets exceed our expectations, our business and financial results could be adversely affected.

Our Managed Information Exchange, Hosted Enhanced File Transfer and TappIn solutions are cloud-based services. We believe these cloud-based services potentially provide a significant revenue opportunity to supplement our EFT business.  Cloud-based services are a relatively new solution area for us that require technology development, marketing, sales and customer support techniques that can be distinctly different from those items as they relate to our EFT software that is installed on-premises at a customer location.  Our experience suggests that it will continue to take time to obtain market traction with these solutions and to identify the trends necessary to develop projections of future business performance. It is difficult to determine when, or if, our ongoing investment in these products lines will achieve the desired levels of sales and contribution margins.  If our ongoing development, marketing and sales of these products does not evolve as anticipated, our business and financial results could be adversely affected.

A material portion of our professional services revenue in 2013 was earned under our contract with McLane Advanced Technologies, or MAT, in connection with their services to the U.S. Army. This contract was successfully completed in 2013.  If we cannot sell professional services to others at a level sufficient to offset the revenue we will no longer earn under this contract, our business and financial results in the future could be adversely affected.

Possible future acquisitions give rise to risks and challenges that could adversely affect our future financial results.

Acquisitions generally such as our purchase of TappIn, Inc. in 2011, involve a number of risks and challenges, including:

•
Complexity, time, and costs associated with integration of the acquired business operations, workforce, products, and technologies into our existing business, sales force, employee base, product lines, marketing and technology.  The possibility exists that the integration ultimately may not be successful.

•	Diversion of management time and attention from our existing business and other business opportunities throughout the integration.

•	Potential loss or termination of employees, including costs associated with the termination or replacement of those employees.

•	Assumption of debt or other liabilities of the acquired business, including any future litigation related to alleged liabilities of the acquired business.

•	The incurrence of additional acquisition-related debt as well as increased expenses and working capital requirements.

•	Potential dilution of earnings per share.

•	Increased costs and efforts in connection with compliance with Section 404 of the Sarbanes-Oxley Act.

•
Potentially substantial accounting charges for restructuring and related expenses, write-off of in-process research and development, impairment of goodwill, amortization of intangible assets, and share-based compensation expense.

The ongoing integration of any acquired business, involves continually determining and leveraging the actual market synergies, sustaining and even extending the business performance of the acquired entity, implementing our technology systems in the acquired operations and integrating and managing the personnel of the acquired operations.  We also must continue to effectively integrate the different cultures of acquired business organizations into our own culture in a way that aligns various interests.

Through the TappIn acquisition, we entered a new adjacent market in which we had limited experience at the time of the acquisition. While our knowledge of this market has expanded since the acquisition, the secure content mobility market is an emerging market, with a wide range of potential solution approaches. More established, cloud-based data repositories and service providers compete for market share and mindshare with TappIn. Some of these competitors have much stronger market positions than TappIn.  The time and expense to market, sell and support the TappIn solution and possible future versions of the solution, introduce additional risk to current operations.

Any of the foregoing, and other factors, could harm our ability to achieve anticipated levels of financial performance or to realize other anticipated benefits of an acquisition.  In addition, because acquisitions of technology companies are inherently risky, no assurance can be given that our previous, current, or future acquisitions will be successful and will not adversely affect our business, operating results, or financial condition.

We may engage third parties to develop products on our behalf. These engagements may involve reliance on resources owned and managed by those third parties over which we have no direct control.

In addition to researching and developing new products ourselves, we have in the past and may in the future decide to evolve and expand our product offerings by engaging third parties to conceive, design and develop products on our behalf.  These arrangements involve high levels of risk due to inherent uncertainties about the timely delivery and ultimate viability of those products due to the reliance we must place on third parties to plan, perform and successfully complete work for us.  These are processes for which we could have notably less direct control than if we performed the work ourselves.  These arrangements also involve us relying on the ongoing financial viability of the enterprise performing the work.  This risk is challenging to manage because we do not always have clear visibility as to the overall condition of the third-party enterprise.  These risks could result in the product not being successfully completed within the expected timeframe, or at all. If actual results from these type endeavors we may undertake in the future differ materially from original and ongoing expectations, our business, operating results and financial position could be harmed.

Our addition of subscription services, such as our cloud-based Managed Information Xchange and Hosted Enhanced File Transfer solutions in recent years, may impact our prior revenue trends as some opportunities that otherwise would have materialized as software license sales potentially shift to subscription-based sales.

Much of our revenue growth in recent years has been attributable to license and maintenance and support sales of our EFT solution.  Software license sales typically are intended for implementations on customer premises and are recognized as revenue when delivery of the software has occurred and collection of fees from the customer is deemed probable. Because revenue from a subscription is recognized ratably over the life of the subscription, changes in the proportion of sales from software licenses and from subscriptions may result in substantial changes in our revenue trends and other financial metrics.

License fees for software to be installed at a customer site, such as our EFT solution, are typically recognized in full as revenue at the time the software is delivered to the customer. Subscription services, on the other hand, are recognized as revenue over time as the services are delivered (assuming collection is deemed probable), typically on a monthly basis. Therefore, only a ratable portion of the total value of a subscription services sale is recognized as revenue each month with the remainder recorded as deferred revenue.  The portion of the total value of the subscription recognized as revenue each month decreases as the contract term increases from 12 to 24, or 36 months. Any significant increase in the percentage of our business generated from such a subscription model could, as a result, delay revenue recognition and have a negative impact on our operating results.

The impact of subscription services on prior revenue growth trends depends on several key factors, including the number of customers who may shift from software licenses to subscription services, the rate at which they may do so, the subscription term and fees, and the comparative value of the opportunity had it materialized as a software license sale instead of as a subscription service.  Generally, for a fixed number of opportunities (that is, without considering the possibility that a new service offering may result in additional sales opportunities), addition of subscription services reduces revenue growth rates for several quarters for the associated solutions until cumulative subscription revenue increases and, potentially, surpasses comparable software license revenue. The revenue impacts are particularly pronounced early in the introduction of subscription services because there has been only a short time period for accumulation of the recurring revenue stream.  As we continue to promote subscription-based services, the risk of this revenue shift will continue with  revenue derived from sales of our EFT solution, the comparable on-premises MFT software in our portfolio, is most subject to ongoing transitory risk from the introduction of these subscription services.  However, to date, we have seen no material impact from this potential revenue shift in light of the continued strength of our EFT sales and the pace at which our managed and hosted products and services have gained market acceptance.

Subscription offerings create risks related to the timing of revenue recognition.

Although the subscription model is designed to increase the number of customers who purchase our products and services and create a recurring revenue stream that is more predictable, it creates certain risks related to the timing of revenue recognition and potential reductions in cash flows.

A portion of the subscription-based revenue we report each quarter results from the recognition of deferred revenue relating to subscription agreements entered into during previous quarters. A decline in new or renewed subscriptions in any period may not be immediately reflected in our reported financial results for that period but may result in a decline in our revenue in future quarters. If we were to experience significant downturns in subscription sales and renewal rates, our reported financial results might not reflect such downturns until future periods. Our subscription model could also make it difficult for us to rapidly increase our revenues from subscription or SaaS-based services through additional sales in any period, as revenue from new customers will be recognized over the applicable subscription term. Increases in sales under our subscription sales model could result in decreased revenues over the short term if they are offset by a decline in sales from perpetual license customers.

Our cloud and SaaS offerings bring new business and operational risks.

We have introduced multiple new products and technology initiatives to provide secure file transfer solutions in the emerging area of cloud computing. We include in this category our SaaS offerings. Our SaaS offerings provide our customers with existing and new software management through a hosted service as opposed to traditional software deployments. There can be no assurance that SaaS revenue will be significant in the future despite our levels of investment. There is a risk that our SaaS offerings may reduce demand for licenses and maintenance of our traditional software products which could impact our revenue. Margins associated with our SaaS offerings are generally lower than margins associated with our on-premise solutions.

Our customers may not renew their subscriptions after the expiration of their subscription agreements and in fact, some customers elect not to do so. Our customers may opt for a lower-priced edition of our offerings or for fewer subscriptions. We have limited historical data with respect to rates of customer subscription renewals, so we may not be able to accurately predict customer renewal rates. Our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our services and their ability to continue their operations and spending levels. If we experience a decline in the renewal rates for our customers or they opt for lower-priced editions of our offerings or fewer subscriptions, our operating results may be adversely impacted.

There is a risk that our internal development and customer support teams could find it difficult or costly to support both traditional software installed by customers and software delivered as a service. To the extent that our new SaaS offerings are defective or there are disruptions to our services, demand for our SaaS offerings could diminish and we could be subject to substantial liability.

Interruptions or delays in service from our third party service delivery hosts could impair the delivery of our services and harm our business. If we or our third party service delivery hosts experience security breaches and unauthorized access is obtained to a customer’s data or our data, our services may be perceived as not being secure, customers may curtail or stop using our services and we may incur significant legal and financial exposure and liabilities.

Our success in the emerging area of cloud computing depends on organizations and customers perceiving technological and operational benefits and cost savings associated with the increasing adoption of virtual infrastructure solutions for on-premise data centers as well as for cloud computing and end user computing. Concerns about security, privacy, availability, data integrity, retention and ownership may negatively impact the rate of adoption of cloud computing. Cloud computing environments can be complex and the deployment of our secure file transfer solutions in the cloud may require additional professional services and implementation services for which we may not have the ability to provide at an appropriate margin. In the cloud, our products are dependent upon third party hardware, software and cloud hosting vendors, all of which must interoperate for end users to achieve their computing goals. Since the cloud computing market is in the early stages of development, we expect other companies to enter this market and to introduce their own initiatives that may compete with, or not be compatible with, our cloud solutions.

Operating margins on our new initiatives may be lower than those we have achieved in our more mature product markets. Our new initiatives may not generate sufficient revenue to recoup our investments in them. If any of these events were to occur, it could adversely affect our business, results of operations and financial condition.

We rely on third parties to provide us with a number of operational services, including hosting and delivery, certain of our customer services and other operations.  Any interruption or delay in service from these third parties, breaches of security or privacy, or failures in data collection could expose us to liability, harm our reputation and adversely impact our financial performance.

We rely on hosted computer services from third parties for certain services that we provide our customers.  As we gather customer data and host certain customer data in third-party facilities, a security breach could compromise the integrity or availability or result in the theft of customer data.  In addition, our operations could be negatively affected in the event of a security breach, and we could be subject to the loss or theft of confidential or proprietary information..

Unauthorized access to this data may be obtained through break-ins, breach of our secure network by an unauthorized party, employee theft or misuse, or other misconduct.  We rely on a number of third party suppliers in the operation of our business for the provisioning of various services and materials that we use in the operation of our business and production of our products.  Although we seek to diversify our third party suppliers, we may from time to time rely on a single or limited number of suppliers, or upon suppliers in a single country, for these services or materials.  The inability of such third parties to satisfy our requirements could disrupt our business operations or make it more difficult for us to implement our business strategy.  If any of these situations were to occur, our reputation could be harmed, we could be subject to third party liability, including under data protection and privacy laws in certain jurisdictions, and our financial performance could be negatively impacted.

Fluctuations in professional services revenue may be greater than experienced in previous reporting periods and have a disproportionate impact on our financial results.  For example, increased professional services sales, especially to the government, may result in lower earnings as a percentage of revenue.

Our solution portfolio includes software licenses, subscription services, and professional services.  Because they are relatively labor intensive, professional services typically have substantially lower margins than software license sales, maintenance and support sales and subscription services.  However, these services represent a strategic capability that helps customers plan, implement, and sustain our solutions and also provide us with the demonstrated past performance necessary to participate in certain procurements.

Professional services historically have been less than 10% of our total revenue.  However, this percentage can fluctuate significantly from period to period depending on the needs of our customers.  For example, our professional services contract with McLane Advanced Technologies in connection with services to the U.S. Army was completed in 2013.

Depending on our mix of software licenses, subscription, and professional services revenue in a given reporting period, our earnings as a percentage of revenue may fluctuate from historical norms. For example, if we were to derive a relatively large (compared to historical norms) component of our revenue from professional services in a reporting period, earnings as a percentage of revenue may decline in that period due to lower margin contribution from the labor-intensive services as compared to software license and subscription service revenue.

An inability to establish vendor specific objective evidence of the selling price of one or more components of a software sale with multiple components could result in our having to change from recognizing software license revenue in full at the time the software is delivered to recognizing that same software license revenue ratably in the future over an extended number of accounting periods.

For software sales with multiple components (typically a sale involving both a license to software that will be delivered immediately and M&S that will be delivered over an extended period of time), generally accepted accounting principles require that vendor specific objective evidence of selling price (“VSOE”) be established for at least one of the components of that sale before the software license revenue can be recognized in full at the time of delivery to the customer of the licensed software. If VSOE cannot be established, recognition of the software license revenue must deferred and recognized ratably in the future over an extended number of accounting periods, the length of which would typically be the time period covered by the related M&S contract. We currently have established VSOE in a manner that supports us recognizing software license revenue in full at the time we deliver the software to our customers for substantially all of our products.

Situations can arise where a change in product pricing that improves our cash flow and financial position has an unintended consequence of us not being able to establish VSOE where it existed before.  If that set of circumstances were to occur, we could be required by generally accepted accounting principles to defer recognition of software license revenue to future periods. That requirement could cause us to experience an immediate decline in software license revenue recognized in our financial statements in the period in which the licensed software was delivered to our customer even though the timing and amount of cash flow from the transaction would be the same as when we had established VSOE.  If this collection of events were to occur, it could have a material, adverse effect on our revenue, results of operations and financial condition we present in our financial statements.

Our indebtedness may adversely affect our cash flow and business operations.

At December 31, 2013, we had notes payable of $4.4 million under our loan agreements with a bank. Our indebtedness could have important consequences to us, including:

•	Our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes which may be impaired or not available on favorable terms.

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Covenants contained in our loan agreements require us to meet financial tests that may affect our flexibility in planning for and reacting to changes in our business, including future business opportunities.

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We may need a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations and future business opportunities.

•	Our level of indebtedness can make us more vulnerable to competitive pressures if there is a downturn in our business or the economy in general, than our competitors with less debt.

Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying capital expenditures, acquisitions and/or, selling assets, restructuring or refinancing our indebtedness or seeking additional debt or equity capital or bankruptcy protection. We may not be able to affect any of these remedies on satisfactory terms or at all.

A breach of the terms and conditions of our loan agreements, including the inability to comply with the required financial covenants, could result in an event of default. If an event of default occurs (after any applicable notice and cure periods), the lender would be entitled to accelerate the repayment of amounts outstanding (including accrued and unpaid interest and fees).  Upon a default under the loan agreements, the lender could also foreclose against any collateral securing such obligations, which may be all or substantially all of our assets.  If that occurred, we may not be able to continue to operate as a going concern.

We may not be able to compete effectively with larger, better-positioned companies, resulting in lower margins and loss of market share.

We operate in intensely competitive markets that experience rapid technological developments, market consolidation, changes in industry standards, changes in customer requirements, and frequent new product introductions and product improvements by existing and new competitors.  If we are unable to anticipate or react to these competitive challenges or if existing or new competitors take or gain additional market share in any of our markets, our competitive position could weaken, and we could experience a decrease in revenues that could adversely affect our business and operating results.  To compete successfully, we must maintain a successful research and development effort to develop new products and services and enhance existing products and services, effectively adapt to changes in the technology or product rights held by our competitors, appropriately respond to competitor strategies as such strategies become apparent, and effectively adapt to technological changes and changes in the ways that our information is accessed, used, and stored within our enterprise and consumer markets.  If we are unsuccessful in responding to our competitors or to changing technological and customer demands, we could experience a negative effect on our competitive position and our financial results.

We compete with a variety of companies who have significantly greater revenues and financial resources, partners, resellers and distribution channels than we have as well as greater personnel and technical resources. For example, the EFT solution suite competes with products from Sterling Commerce, Axway and several other vendors, and WAFS competes with Riverbed Technology and Cisco.  TappIn competes with a variety of cloud file storage and collaboration companies such as Dropbox. Large companies may be able to develop new technologies, across multiple solution spaces, and on more operating systems, more quickly than we can, to offer a broader array of products, and to respond more quickly to new opportunities, industry standards or customer requirements. For example, Sterling Commerce receives substantial maintenance contract revenue annually, providing them with significant resources for product research, development and marketing.

Additional competitors may enter the market and also may have significantly greater capabilities and resources than we do. Some existing competitors also may be able to adopt more aggressive pricing strategies. For example, Ipswitch provides an older version of its consumer file transfer protocol program for free for non-commercial use, and Microsoft includes file transfer protocol functionality in its Internet browser, which it also distributes for free. Increased competition may result in lower operating margins and loss of market share.

As we attempt to expand our business, our operating expenses may increase, and we may incur losses.

We intend to expand our business, specifically with regard to new license sales of our products. To do so, we plan to increase our research and development expenditures to accelerate our introduction of new features, functions and capabilities for our products to the marketplace, particularly with regard to our EFT Server product line. We intend to enhance the presence and visibility of those products by increasing our sales and marketing expenditures to expand our internal sales force, develop a broader reseller program involving more third-parties, and implement new sales lead generation and marketing initiatives.

These expanded research and development and sales and marketing activities may result in an increase in our operating expenses. If we do not successfully develop new features, functions and capabilities for our products in a manner that increases license sales of our products, particularly with regard to our EFT Server product line, and if our enhanced sales and marketing activities, including expansion of our third-party reseller programs, are not successful, our revenue may not increase. In that event, our net income could decline or we may incur losses.

Our products are complex and operate in a wide variety of computer configurations, which could result in errors or product failures.

Addressing MFT, file synchronization, managed email attachment, cloud services and secure content mobility typically requires very complex products.  Therefore, undetected errors, failures, or bugs may occur, especially when products are first introduced or when new versions are released.  Our products are often installed and used in large-scale computing environments with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures in our products or may expose undetected errors, failures, or bugs in our products.  Our customers’ computing environments also are often characterized by a wide variety of standard and non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time-consuming.  In addition, despite testing by us and others, errors, failures, or bugs may not be found in new products or releases until after commencement of commercial shipments.  In the past, we have discovered software errors, failures, and bugs in certain of our product offerings after their introduction and have experienced delayed or lost revenues during the time required to correct these errors.

Errors, failures, or bugs in products released by us could result in negative publicity, product returns, loss of or delay in market acceptance of our products, loss of competitive position, or claims by customers or others.  Many of our end-user customers use our products in applications that are critical to their businesses and may have a greater sensitivity to defects in our products than to defects in other, less critical, software products.  In addition, if an actual or perceived breach of information integrity or availability occurs in one of our end-user customer’s systems, regardless of whether the breach is attributable to our products, the market perception of the effectiveness of our products could be harmed.  Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our operating results.  For example, it has taken longer than originally expected to make the necessary improvements to our WAFS solution and therefore WAFS revenues to date have been lower than originally anticipated.

Our business is subject to the risks of warranty claims, product returns, product liability and product defects.

Real or perceived errors, failures or bugs in our products could result in claims by customers for losses that they sustain.  If customers make these types of claims, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. Liability provisions in our standard terms and conditions of sale, and those of our resellers and distributors, may not be enforceable under some circumstances or may not fully or effectively protect us from customer claims and related liabilities and costs, including indemnification obligations under our agreements with resellers and distributors. The sale and support of our products also entail the risk of product liability claims.  We maintain insurance to protect against certain types of claims associated with the use of our products, but our insurance coverage may not adequately cover any such claims. Even claims that ultimately are unsuccessful could result in expenditures of funds in connection with litigation and divert management’s time and other resources.

Turmoil and uncertainty in U.S. and international economic markets could adversely affect our business and operating results.

Demand for our products depends in large part upon the level of capital and maintenance expenditures by many of our customers.  Lingering effects of the economic downturn in recent years have adversely impacted spending on information technology projects as prospects and customers reduce, sometimes greatly, their discretionary spending to focus on preserving mandatory spending budgets.

These adverse impacts to customer spending may be directly, and adversely, reflected in our future business and operating results because we believe a substantial part of the MFT spending budget is considered discretionary by our prospects and customers. The perception of MFT solutions spending as discretionary is further reinforced by the existence of low cost, or even free, products that deliver some subset of the capabilities found in our solutions.  Given the economic downturn, some customers may have decided to defer spending for our solutions or may have elected to obtain low cost or free “good enough” products as an interim measure.  The potential adverse impacts of such decisions may persist for an extended period of time, even well into a period of economic recovery, given that many prospects will not change their IT infrastructure for a considerable period of time after that infrastructure has been installed and is operating adequately.

Adverse financial results from another economic downturn and uncertainty could include flat, or even decreasing, sales, lower gross and net margins, and impairment of current or future goodwill and long-lived assets.  In addition, some of our customers could delay paying their obligations to us.  Potentially reduced sales and margins and customer payment problems could limit our ability to fund research and development, marketing, sales, and other activities necessary to sustain and expand our market position.

As was the case with many other companies, at the onset of the recent economic downturn, our stock price decreased. If investors have concerns that our business, financial condition and results of operations will be negatively impacted by another economic downturn, our stock price could decrease again.

Regardless of economic conditions, fluctuations in demand for our products and services are driven by many factors and a decrease in demand for our products could adversely affect our financial results.

We are subject to fluctuations in demand for our products and services due to a variety of factors, including competition, product obsolescence, technological change, budget constraints of our actual and potential customers, level of broadband usage, awareness of security threats to IT systems, and other factors.  While such factors may, in some periods, increase product sales, fluctuations in demand can also negatively impact our product sales.  If demand for our products declines, our revenues, as well as our gross and net margins, could be adversely affected.  CuteFTP, in particular, competes in some ways with social media services for image and video sharing. As social media has increased in popularity, sales of our CuteFTP product line have declined.

Sales to the U.S. Government make up a portion of our business and changes in government defense spending could have consequences on our financial position, results of operations and business.

From time-to-time in the past, sales to the U.S. Government have accounted for 10% or more of our total sales. Our revenues from the U.S. Government largely result from contracts awarded to us under various U.S. Government programs, primarily defense-related programs with the Department of Defense (“DoD”). The funding of our programs is subject to the overall U.S. Government budget and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions, and are beyond our control. The overall level of U.S. defense spending has increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan and the DoD’s modernization initiatives. Looking forward, we expect overall defense spending to remain relatively flat in the near term, given the completed military withdrawal from Iraq and the expected drawdown of military operations in Afghanistan. However, projected defense spending budgets are uncertain and become increasingly difficult to predict for periods beyond the near-term due to numerous factors, including the external threat environment, funding for ongoing operations in Afghanistan, future priorities of the Administration and the overall health of the U.S. and world economies and the state of governmental finances.

Significant changes in defense spending could have long-term consequences for our size and structure. Changes in government priorities and requirements could impact the funding, or the timing of funding, of our programs which could negatively impact our results of operations and financial condition.  Larger government contracts, such as the Army contracts in which we participate with certain of our customers, typically have long sales cycles.  Therefore, closure of such contracts is difficult to predict, increasing uncertainty in our projections.

U.S. Government contracts generally also permit the government to terminate the contract, in whole or in part, without prior notice, at the government’s convenience or for default based on performance. If one of our contracts is terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts is terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.

Because we are a DoD contractor, certain of our items and/or transactions may be subject to the International Traffic in Arms Regulations (“ITAR”) if our software or services are specifically designed or modified for defense purposes.  Companies engaged in manufacturing or exporting ITAR-controlled goods and services (even if these companies do not export such items) are required to register with the U.S. State Department.  Failure to comply with these requirements could result in fines and sanctions which could negatively impact our results of operations and financial condition.

Changes to our sales organization can be disruptive and may negatively impact our results of operations.

From time to time, we make significant changes in the organizational structure and compensation plans of our sales organizations, which may increase the risk of sales personnel turnover. To the extent that we experience turnover within our direct sales force or sales management, there is a risk that the productivity of our sales force would be negatively impacted which could lead to revenue declines. Turnover within our sales force can cause disruption in sales cycles leading to delay or loss of business. It can take time to implement new sales management plans and to effectively recruit and train new sales representatives. We review and modify our compensation plans for the sales organization periodically. Changes to our sales compensation plans could make it difficult for us to attract and retain top sales talent.

If we are unable to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites, then our revenue may not grow as expected or may decline.

We generate many of our sales leads through visits to our websites by potential end-users interested in purchasing or downloading evaluations of our products. Many of these potential end-users find our websites by searching for secure file transfer products through Internet search engines, such as Google. A critical factor in attracting potential customers to our websites is how prominently our websites are displayed in response to search inquiries. If we are listed less prominently or fail to appear in search result listings for any reason, visits to our websites by customers and potential customers could decline significantly. We may not be able to replace this traffic, and, if we attempt to replace this traffic, we may be required to increase our sales and marketing expenses, which may not be offset by additional revenue and could adversely affect our operating results.

We also generate leads through various marketing activities such as targeted email campaigns, attending networking-based trade shows and hosting webinars on enterprise IT management issues. Our marketing efforts may be unsuccessful in generating evaluation downloads, resulting in fewer sales leads. If we fail to generate a sufficient volume of leads from these activities and/or such sales leads do not result in actual sales, our revenue may not grow as expected or could decrease and our operating results could suffer.

If we fail to manage our sales and distribution channels effectively or if our partners choose not to market and sell our products to their customers, our operating results could be adversely affected.

We sell our products to customers primarily through our direct sales force and through resellers. Sales through these different channels involve distinct risks, including the following:

Direct Sales.  Most of our revenue is derived from sales by our direct sales force to end-users. Special risks associated with this sales channel include:

•	Longer sales cycles associated with direct sales efforts;

•	Difficulty in hiring, retaining, and motivating our direct sales force;

•	Substantial amounts of training for sales representatives to become productive, including regular updates to cover new and revised products; and

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Reliance on leads obtained from paid advertising (for example, Google ads) could materially impact direct sales should advertising effectiveness decline due to non-attributable declines in leads,  unforeseen search engine algorithm changes, or other occurrences that may adversely impact the lead generation aspects of the direct sales cycle.  In addition, increased competition may materially impact the costs associated with such advertising.

Indirect Sales Channels.  A significant portion of our revenue is derived from sales through indirect channels, including distributors and partners that sell our products to end-users and other resellers. This channel involves a number of risks, including:

•	Our lack of control over the timing of delivery of our products to end-users;

•	Our resellers and distributors currently are not subject to minimum sales requirements or any obligation to market our products to their customers;

•	Our reseller and distributor agreements are generally nonexclusive and may be terminated at any time without cause; and

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Our resellers and distributors frequently market and distribute competing products and may, from time to time, place greater emphasis on the sale of these products due to pricing, promotions, and other terms offered by our competitors.

We cannot be certain that our distribution channel partners will continue to market or sell our products effectively.  If we are not successful, we may lose sales opportunities, customers and revenues.

If we lose key personnel we may not be able to execute our business plan.

Our future success depends on the continued services of key members of our management team. These individuals are difficult to replace because of the intense competition for similarly skilled people. New members of the management team may not be productive for weeks or months as they learn about our solutions, our personnel and the administrative practices within our company.

Failure to maintain proper and effective internal controls could affect our ability to produce accurate financial statements which could result in the restatement of our financial statements or adversely affect our operating results, our ability to operate our business, and our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

If we are unable to establish and maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our common stock.

Our ability to develop our software will be seriously impaired if we are not able to use our foreign subcontractors.

We rely on foreign subcontractors to help us develop some aspects of some of our software. If these programmers decided to stop working for us, or if we were unable to continue using them because of political or economic instability, we would have difficulty finding comparably skilled developers in a timely manner. In addition, we would likely have to pay considerably more for the same work, especially if we used U.S. personnel. If we could not replace the contract programmers, it would take us significantly longer to develop certain products and product upgrades.

It may be difficult for us to recruit and retain software developers and other technical and management personnel because we are a relatively small company.

We compete intensely with other software development and distribution companies internationally and information technology departments supporting larger businesses to recruit and hire from a limited pool of qualified personnel. Some qualified candidates prefer to work for larger, better known companies or in another geographic area. In order to attract and retain personnel in a competitive marketplace, we believe that we must provide a competitive compensation package, including cash and equity-based compensation. The volatility in our stock price may from time to time adversely affect our ability to recruit or retain employees. In addition, we may be unable to obtain required stockholder approvals of future increases in the number of shares available for issuance under our equity compensation plans. Also, accounting rules require us to treat the issuance of employee stock options and other forms of equity-based compensation as compensation expense. As a result, we may decide to issue fewer equity-based incentives and may be impaired in our efforts to attract and retain necessary personnel. If we are unable to hire and retain qualified employees, or conversely, if we fail to manage employee performance or reduce staffing levels when required by market conditions, our business and operating results could be adversely affected.

Key personnel have left our Company in the past. There likely will be additional departures of key personnel from time to time in the future. The loss of any key employee could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of company initiatives, the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, and the results of our operations. Hiring, training, and successfully integrating replacement sales, engineering, and other personnel could be time consuming, may cause additional disruptions to our operations, and may be unsuccessful, which could negatively impact future revenues.

Our operations potentially are vulnerable to security breaches that could harm the quality of our products and services or disrupt our ability to deliver our products and services.

Information security is a dynamic discipline that historically has faced a threat that develops and emerges in sometimes-unpredictable ways. Third parties may breach our system and information security and damage our products and services or misappropriate confidential customer information. This might cause us to lose customers, or even cause customers to make claims against us for damages. We may be required to expend significant resources to protect against potential or actual security breaches and/or to address problems caused by such breaches.

Improper disclosure of personal data could result in liability and harm our reputation.

While we have derived the majority of our historical revenues from on-premise delivery of our products, we now also offer our products on third party hosted platforms. As we continue to execute our strategy of increasing the number and scale of our cloud-based offerings, we store and process increasingly large amounts of personally identifiable information of our customers. At the same time, the continued occurrence of high-profile data breaches provides evidence of an external environment increasingly hostile to information security. This environment demands that we continuously improve our design and coordination of security controls. It is possible our security controls over personal data, our training of employees and vendors on data security, and other practices we follow may not prevent the improper disclosure of personally identifiable information. Improper disclosure of this information could harm our reputation, lead to legal exposure to customers, or subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue.  We believe consumers using our subscription services increasingly will want efficient, centralized methods of choosing their privacy preferences and controlling their data. Perceptions that our products or services do not adequately protect the privacy of personal information could inhibit sales of our products or services, and could constrain consumer and business adoption of cloud-based solutions.

Breaches of our cybersecurity systems could degrade our ability to conduct our business operations and deliver products and services to our customers, delay our ability to recognize revenue, compromise the integrity of our software products, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We increasingly depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and product development activities to our marketing and sales efforts and communications with our customers and business partners.  Cyber threats may attempt to penetrate our network security, or that of our website, and misappropriate our proprietary information or cause interruptions of our service.  Because the techniques used by such attackers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.  In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system.  We have also outsourced a number of our business functions to third party contractors. Therefore, our business operations also depend, in part, on the success of our contractors' own cybersecurity measures. Similarly, we rely upon distributors, resellers, system vendors and systems integrators to sell our products and our sales operations depend, in part, on the reliability of their cybersecurity measures. Additionally, we depend upon our employees to appropriately handle confidential data and deploy our IT resources in safe and secure fashion that does not expose our network systems to security breaches and the loss of data. Accordingly, if our cybersecurity systems and those of our contractors fail to protect against unauthorized access, sophisticated cyber attacks and the mishandling of data by our employees and contractors, our ability to conduct our business effectively could be damaged in a number of ways, including:

•	Sensitive data regarding our business, including intellectual property and other proprietary data, could be stolen;

•
Our electronic communications systems, including email and other methods, could be disrupted, and our ability to conduct our business operations could be seriously damaged until such systems can be restored;

•	Our ability to process customer orders and electronically deliver products and services could be degraded, and our distribution channels could be disrupted, resulting in delays in revenue recognition;

•
Defects and security vulnerabilities could be introduced into our software products, thereby damaging the reputation and perceived reliability and security of our products and potentially making the data systems of our customers vulnerable to further data loss and cyber incidents; and

•	Personally identifiable data of our customers, employees and business partners could be lost.

Should any of the above events occur, we could be subject to significant claims for liability from our customers, regulatory actions from governmental agencies, our ability to protect our intellectual property rights could be compromised and our reputation and competitive position could be significantly harmed. Also, the regulatory and contractual actions, litigations, investigations, fines, penalties and liabilities relating to data breaches that result in losses of personally identifiable or credit card information of users of our services can be significant in terms of fines and reputational impact and necessitate changes to our business operations that may be disruptive to us. Additionally, we could incur significant costs in order to upgrade our cybersecurity systems and remediate damages. Consequently, our financial performance and results of operations could be adversely affected.

Certain components of the software code comprising some of our products are licensed from third parties making us dependent upon those licenses remaining in place for those products to operate in their current form.

Certain key components of the software code comprising certain of our products are licensed from unrelated, third parties.  These licenses are not perpetual such that, with advance notice as provided in the license agreements, those third parties could terminate those licenses.  Even with advance notice, termination of those licenses could create a severe hardship for us due to the need to locate substitute software code from other third parties or create alternative software code ourselves in order for our products to continue to operate in the manner designed or for us to keep pace with customer requirements, including our obligations under maintenance and support agreements.  There is no assurance we could achieve either of those alternative solutions in a timely and effective manner that would not disrupt our ability to continue selling and supporting those products, or without the consumption of significant company resources in the form of time spent by our personnel creating alternative solutions or cash paid to third parties to assist us.  Such a situation could delay the completion and introduction to the marketplace of other products we are developing to remain competitive due to the diversion of the attention of certain of our key personnel away from that work.  If any of these events occur, our future business and financial results could be adversely affected.

We utilize “open source” software in some of our products.

The open source software community develops software technology for free use by anyone. We incorporate a limited amount of open source code software into our products.  For example, we have relied on open source technology for the encryption features in our CuteFTP Pro, EFT, and Mail Express solutions. We may use more open source code software in the future.

Our use, in some instances, of open source code software may impose limitations on our ability to commercialize our solutions and may subject us to possible intellectual property litigation.  Open source code may impose limitations on our ability to commercialize our products because, among other reasons, open source license terms may be ambiguous and may result in unanticipated obligations regarding our solution, and open source software cannot be protected under trade secret law. In addition, it may be difficult for us to accurately determine the developers of the open source code and whether the acquired software infringes third-party intellectual property rights. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. From time to time, companies that incorporate open source software into their products have been subject to such claims.

Claims of infringement or misappropriation against us could be costly for us to defend and could require us to re-engineer our solution or to seek to obtain licenses from third parties in order to continue offering our solution. We also might need to discontinue the sale of our solution in the event re-engineering could not be accomplished on a timely or cost-effective basis. If any such claim, attempted remediation, or solution discontinuance occur, our business and operating results could be harmed.

Our products may expose customers to invasion of privacy, causing customer dissatisfaction.

Our EFT suite, Mail Express, and TappIn solutions are intended to facilitate information sharing, sometimes by providing outsiders access to a customer’s computer. Such access potentially may make the customer vulnerable to security breaches, which could result in the loss of their privacy or property.  Invasions of privacy or other customer harm occurring in an environment where our solutions are operating could result in customer dissatisfaction and possible claims against us for any resulting damages.

We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.

All products that are exported, re-exported or that are worked on by foreign nationals are subject to export controls.  Such controls include prohibitions on end uses, end users and exports to certain sanctioned countries.  In addition, incorporation of encryption technology into our products increases the level of U.S. export controls.  The encryptions export controls were modified in 2010.   We are subject to these requirements as certain of our products include the ability for the end user to encrypt data.  Therefore, our products may be exported outside the United States or revealed to foreign nations only by complying with the required level of export controls/restrictions.  Restrictions applicable to our products may include:  the requirement to have a license to export the technology; the requirement to have software licenses approved before export is allowed; and outright bans on the licensing of certain encryption technology to particular end users or to all end users in a particular country.  In addition, various countries regulate the import of certain technology and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement our products in those countries.

There can be no assurance that we will be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable government authorities. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations, or change in the list of countries to which we cannot export, changes in persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.  Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.

Export laws and regulations can be extremely complex in their application.  If we are found not to have complied with applicable export control laws, we may be sanctioned, fined or penalized by, among other things, having our ability to obtain export licenses curtailed or eliminated, possibly for an extended period of time. Our failure to receive or maintain any required export licenses or authorizations or our penalization for failure to comply with applicable export control laws would hinder our ability to sell our products, could result in financial penalties, and could materially adversely affect our business, financial condition, and results of operations.  Any failure on our part or the part of our distributors to comply with encryption or other applicable export control requirements could harm our business and operating results.

Import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, importation of our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets. A violation of foreign regulations could limit our access to such markets and have a negative effect on our results of operations.

As our international sales grow, we could become increasingly subject to additional risks that could harm our business.

We conduct significant sales and customer support, in countries outside of the United States.  During the year ended December 31, 2013, approximately 27% of our sales were to purchasers outside the United States.  Our continued growth and profitability could require us to further expand our international operations.  To successfully expand international sales, we must establish additional foreign operations, hire additional personnel and recruit additional international resellers.  We may also incur additional expense translating our applications into additional languages. In addition, there is significant competition for entry into high growth markets, such as China.  Our international operations are subject to a variety of risks, which could cause fluctuations in the results of our international operations.  These risks include:

•	Compliance with foreign regulatory and market requirements.

•	Variability of foreign economic, political and labor conditions.

•	Changing restrictions imposed by regulatory requirements, tariffs or other trade barriers or by U.S. export laws.

•	Longer accounts receivable payment cycles.

•	Potentially adverse tax consequences.

•	Difficulties in protecting intellectual property.

•	Burdens of complying with a wide variety of foreign laws.

•	Difficulty transferring funds to the U.S. in a tax efficient manner from non-U.S jurisdictions in which the cash flow originates.

We are subject to risks associated with compliance with laws and regulations globally which may harm our business.

We are a global company subject to varied and complex laws, regulations and customs domestically and internationally. These laws and regulations relate to a number of aspects of our business, including trade protection, import and export control, data and transaction processing security, payment card industry data security standards, records management, user-generated content hosted on websites we operate, corporate governance, employee and third-party complaints, gift policies, conflicts of interest, employment and labor relations laws, securities regulations and other regulatory requirements affecting trade and investment. The application of these laws and regulations to our business is often unclear and may at times conflict. Compliance with these laws and regulations may involve significant costs or require changes in our business practices that result in reduced revenue and profitability. Non-compliance could also result in fines, damages, or criminal sanctions against us, our officers or our employees, prohibitions on the conduct of our business, and damage to our reputation. We incur additional legal compliance costs associated with our global operations and could become subject to legal penalties if we fail to comply with local laws and regulations in U.S. jurisdictions or in foreign countries, which laws and regulations may be substantially different from those in the U.S. In many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by U.S. regulations applicable to us, including the Foreign Corrupt Practices Act. Although we implement policies and procedures designed to ensure compliance with these laws, there can be no assurance that all of our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, including those based in or from countries where practices that violate such U.S. laws may be customary, will not take actions in violation of our internal policies. Any such violation, even if prohibited by our internal policies, could have an adverse effect on our business.

The amount of income taxes we compute as payable on our income tax returns filed with the Internal Revenue Service and certain states could be challenged by those taxing authorities resulting in us paying more taxes than anticipated.

We file income tax returns with the Internal Revenue Service and taxing authorities in certain states. We prepare and file those returns based on our interpretations of the relevant tax code as to revenue to be reported and deductions and credits allowed. We use third-party experts to assist us in preparing our tax returns and computing our tax liabilities to help us ensure we pay the proper amount of tax due. Our tax returns are subject to examination by taxing authorities who could interpret the tax code in a different manner from us and conclude we are obligated to pay more taxes than we originally computed and paid. While we would defend the position taken on our tax returns as filed, a challenge from a taxing authority can be costly to defend with no assurance of a favorable outcome for us. In the event of an unfavorable result under these circumstances, our business, operating results and financial position could be harmed.

The amount of sales tax we collect on sales could be challenged by taxing authorities both in jurisdictions in which we have a corporate presence as well as by taxing authorities in areas where we have no corporate presence.

We collect and remit sales tax on sales in jurisdictions where we have a corporate or physical presence that results in an obligation to do so.  We sell our products to customers in numerous locations where we do not have a corporate or physical presence and, therefore, do not collect sales tax on those sales.  States in which we collect sales tax could audit our activities and assess us with additional tax based on them interpreting the sales tax code differently than we interpret it. Various states in which we do not collect sales tax are aggressive in interpreting their sales tax codes in determining if a company with no apparent presence in those states is obligated to collect and remit sales taxes, particularly on sales made across the Internet.  States where we do not collect sales tax could make an assertion that we should have been collecting sales tax and could assess us with that tax.  While we would defend the position taken as to our obligation to collect sales tax and the amount of sales tax collected, a challenge from a taxing authority can be costly to defend with no assurance of a favorable outcome for us. In the event of an unfavorable result under these circumstances, our business, operating results and financial position could be harmed.

Risks Related to Stock Ownership

Our stock price is/may be volatile.

The trading price of our common stock has been and could continue to be subject to wide fluctuations in response to certain factors, including:

•	U.S. and global economic conditions leading to general declines in market capitalizations, with such declines not associated with operating performance.

•	Quarter-to-quarter variations in results of operations.

•	Our announcements of new products.

•	Our announcements of acquisitions.

•	Our announcements of significant new customers or contracts.

•	Our competitors’ announcements of new products.

•	Our product development or release schedule.

•	Changes in our management team.

•	General conditions in the software industry.

•	Investor perceptions and expectations regarding our products, plans and strategic position and those of our competitors and customers.

In addition, the public stock markets experience extreme price and trading volume volatility, particularly in high-technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons often unrelated to the operating performance of the specific companies. The broad market fluctuations may adversely affect the market price of our common stock.

Accounting charges may cause fluctuations in our annual or quarterly financial results.

Our financial results may be affected by non-cash and other accounting charges, including:

•	Amortization of intangible assets, including acquired technology and product rights.

•	Acquisition expenses.

•	Impairment of goodwill and intangibles.

•	Share-based compensation expense.

•	Restructuring charges.

•	Impairment of long-lived assets.

Anti-takeover provisions in our charter and Delaware law could inhibit others from acquiring us.

Some of the provisions of our certificate of incorporation and bylaws and in Delaware law could, together or separately:

•	Discourage potential acquisition proposals.

•	Delay or prevent a change in control.

•	Limit the price that investors may be willing to pay in the future for shares of our common stock.

In particular, our certificate of incorporation and bylaws prohibit stockholders from voting by written consent or calling meetings of the stockholders.  We are also subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder, as defined in the statute, for a period of three years following the date on which the stockholder became an interested stockholder.

Our directors and executive officers continue to have substantial control over us.

Our directors and executive officers, together with their affiliates and related persons, beneficially owned, in the aggregate, approximately 40.3% of our outstanding common stock as of December 31, 2013. These stockholders would have the ability to substantially control GlobalSCAPE and direct its policies including the outcome of matters submitted to our stockholders for approval, such as the election of directors and any acquisition or merger, consolidation or sale of all or substantially all of our assets. In addition, our certificate of incorporation and bylaws provide for our Board of Directors to be divided into three classes of directors serving staggered three-year terms.  As a result, approximately one-third of our Board of Directors will be elected each year.

Stockholders’ ownership of our stock may be significantly diluted, affecting the value of the stock.

There were options for 2,947,155 shares outstanding under our employee and director stock option plans as of March 1, 2014, of which 2,121,595 were vested. We have filed a registration statement under the Securities Act, covering stock issued upon the exercise of options by non-affiliates, and we may file a registration statement covering options held by affiliates as well. If we do not file a registration statement covering affiliates, affiliates who exercise their options may choose to sell the stock under an exemption from registration, such as Rule 144 under the Securities Act. The exercise of these options and sale of the resulting stock could depress the value of our stock.

Risks Related to Intellectual Property

We are vulnerable to claims that our products infringe third-party intellectual property rights particularly because our products are partially developed by independent parties.

From time to time we experience claims that our products infringe third-party intellectual property rights.  We may be exposed to future litigation based on claims that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that some of the code in our products is developed by independent parties or licensed from third parties over whom we have less control than we exercise over internal developers. In addition, we expect that infringement claims against software developers will become more prevalent as the number of products and developers grows and the functionality of software programs in the market increasingly overlaps.  Companies in the technology industry, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks, service marks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights.  In addition, we may be the target of aggressive and opportunistic enforcement of patents by third parties, including non-practicing entities.

Responding to and defending against such claims may cause us to incur significant expense and divert the time and efforts of our management and employees. Successful assertion of such claims could require that we pay substantial damages or ongoing royalty payments, prevent us from selling our products and services, damage our reputation, or require that we comply with other unfavorable terms, any of which could materially harm our business. In addition, we may decide to pay substantial settlement costs in connection with any claim or litigation, whether or not successfully asserted.

While it is not possible to predict the outcome of patent litigation incident to our business, defense costs may be significant, and we believe the costs associated with this litigation or other claims of infringement could generally have a material adverse impact on our results of operations, financial position or cash flows.  Regardless of the merit of such claims, responding to infringement claims can be expensive and time-consuming.

For any intellectual property rights claim against us or our customers, we may have to pay damages and indemnify our customers against damages.

Claims of infringement could require us to re-engineer our products or seek to obtain licenses from third parties in order to continue offering its products. In addition, an adverse legal decision affecting our intellectual property, or the use of significant resources to defend against this type of claim could place a significant strain on our financial resources and harm our reputation.

We may not be able to protect our intellectual property rights.

Our software code, and trade and service marks are some of our most valuable assets. Given the global nature of the Internet and our business, we are vulnerable to the misappropriation of this intellectual property, particularly in foreign markets, such as China and Eastern Europe, where laws or law enforcement practices are less developed. The global nature of the Internet makes it difficult to control the ultimate destination or security of our software making it more likely that unauthorized third parties will copy certain portions of our proprietary information or reverse engineer the proprietary information used in its programs. If our proprietary rights were infringed by a third-party and we did not have adequate legal recourse, our ability to earn profits, which are highly dependent on those rights, would be severely diminished.

Other companies may own, obtain or claim trademarks that could prevent, limit or interfere with our use of our trademarks.

Our various trademarks are important to our business. If we were to lose the use of any of our trademarks, our business would be harmed and we would have to devote substantial resources towards developing an independent brand identity. Defending or enforcing our trademark rights at a local and international level could result in the expenditure of significant financial and managerial resources.

Item 1B.               Unresolved Staff Comments

None

Item 2.                  Properties

Our corporate office is in San Antonio, Texas.  That office contains approximately 21,000 square feet for which the average annual rent under the lease is $347,000. We believe these facilities are suitable for our current business needs and that suitable, additional space would be available if needed in the future under acceptable terms.

We remain obligated under a lease for 5,300 square feet of office space in Seattle, Washington that we no longer occupy. The average annual rent under this lease is $126,000.  We are actively pursuing a sublease of this space.

Item 3.                  Legal Proceedings

None

Item 4.                  Mine Safety Disclosures

Not Applicable.

PART II

Item 5.                  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity

Our common stock is listed on the NYSE MKT Exchange under the symbol “GSB” The following table sets forth the quarterly high and low closing sale prices for our common stock for the last two fiscal years.

	2013		2012
	High	Low	High	Low
First Quarter (ending March 31)	$1.85	$1.36	$2.39	$1.69
Second Quarter (ending June 30)	$1.75	$1.40	$2.15	$1.77
Third Quarter (ending September 30)	$1.88	$1.46	$2.28	$1.96
Fourth Quarter (ending December 31)	$2.45	$1.52	$2.15	$1.40

Annual	2.45	1.36	2.39	1.40

On March 15, 2014, the last reported sales price of our common stock on the NYSE MKT Exchange was $2.37 per share.  As of March 15, 2013, we had approximately 1901 stockholders of record of our common stock.

We paid a special cash dividend of $.05 per share on December 3, 2013 and $.07 per share on December 27, 2012, to shareholders of record as of the close of business on November 19, 2013 and December 17, 2012, respectively. While we cannot predict whether we will pay dividends in the future, in the event we have sufficient net cash flow and cash on hand, our Board of Directors may consider paying dividends in the future.

Item 6.                  Selected Financial Data

The following selected financial data is derived from the Financial Statements included in this annual report. This data is qualified in its entirety by and should be read in conjunction with the more detailed Financial Statements and related notes included in this annual report and with Item 8, Financial Statements and Supplementary Data. Historical results may not be indicative of future results.

On December 2, 2011 we acquired TappIn, Inc.  This acquisition was accounted for as a stock purchase and, accordingly, the operating results of that business have been included in the Financial Statements included in this annual report since the date of acquisition.

Statement of Operations Data:
($ in thousands)
	2013	2012	2011	2010	2009

Total revenues	$24,339	$23,372	$20,894	$18,565	$16,451
Operating expenses:
Cost of revenues	1,011	1,296	1,723	601	336
Selling, general and administrative	14,881	16,761	14,466	12,815	10,798
Research and development	3,766	3,531	3,124	3,016	2,805
Affiliated entity asset impairment	0	3,264	0	0	0
TappIn intangible asset impairment and earnout liability elimination	(128)	(1,303)	0	0	0
Depreciation and amortization	908	1,217	790	852	724
Total operating expenses	20,438	24,766	20,103	17,284	14,663
Income (loss) from operations	3,901	(1,394)	791	1,281	1,788
Net income (loss)	$3,840	$(1,800)	$635	$881	$1,400

Net income (loss) per common share - basic	$0.21	$(0.10)	$0.04	$0.05	$0.08
Net income (loss) per common share - diluted	$0.20	$(0.10)	$0.03	$0.05	$0.08

Balance Sheet Data:
($ in thousands)
	2013	2012	2011	2010	2009

Cash and cash equivalents	$9,455	$8,079	$8,861	$11,087	$7,026
Working capital	1,824	73	1,662	8,607	5,540
Total assets	33,092	33,588	38,378	20,547	16,173
Long term debt, less current portion	2,989	4,389	5,667	-	-

Item 7.                  Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements for the years ended December 31, 2013, 2012 and 2011, and related notes included elsewhere in this document.

Overview

We provide secure information exchange capabilities for enterprises and consumers through the development and distribution of software, delivery of managed and hosted solutions, and provisioning of associated services. We have thousands of enterprise customers and more than one million individual consumers in over 150 countries. Our solutions are used by more than 20,000 U.S. Army personnel deployed worldwide.

We believe we are well-positioned to provide secure transfer, sharing, and replication of files that need to be transmitted inside the user’s firewall to distributed offices, or outside the user’s firewall to business and trading partners, including network-enabled mobile devices. Our solution portfolio addresses data and information management, movement, security and accessibility across a broad range of environments encompassing data and information in motion (for example, with traditional Managed File Transfer, or MFT, solutions delivered as on-premises software or as a cloud service) and at rest (for example, through securely deleting or purging files or securely accessing stored data from mobile tablet or smartphone devices).

Our solution portfolio facilitates transmission of critical information such as financial data, medical records, customer files, vendor files, personnel files transaction activity and other similar documents between diverse and geographically separated network infrastructures while supporting a range of information protection approaches to meet privacy and other security requirements. In addition to enabling secure, flexible transmission of critical information using servers, desktop and notebook computers, and a wide range of network-enabled mobile devices, our products also provide customers with the ability to monitor and audit file transfer activities.

Our solutions ensure compliance with government regulations and industry standards relating to the protection of information while allowing users to reduce IT costs, increase efficiency, track and audit transactions and automate processes. Our solutions also provide data replication, acceleration of file transfer, sharing/collaboration and continuous data backup and recovery to our customers.

Our initial product, CuteFTP, a file transfer program used mostly by individuals and small businesses, was first distributed in 1996 over the Internet and achieved significant success and popularity. Since then, we have continued to enhance our portfolio of products to meet the increasing demand for secure information exchange in the MFT industry and adjacent markets such as cloud services. Our capabilities have evolved from personal and small business MFT products to include standard and enterprise versions of our Enhanced File Transfer, or EFT, software with an increasing number of add-on modules that provide additional capabilities such as ad hoc file transfer, advanced auditing and reporting, government-validated cryptography, and workflow automation. We have also developed Wide-Area File Services, or WAFS, software which uses data synchronization to further enhance the ability to replicate, share and backup files within a wide area network or local area network, at higher speeds than possible with alternate approaches.

Our Mail Express product offers managed e-mail attachment solutions for information sharing. We believe our managed e-mail attachment solution addresses the needs of customers who are constrained by the typical limits on e-mail attachment size or who require additional security, auditing, and reporting for file attachments shared through e-mail.

We also offer software-as-a-service, or SaaS, and cloud-based subscription solutions for information sharing. Our SaaS and cloud-based subscription solutions allow customers to reduce their upfront and total cost of ownership and achieve other recognized benefits of cloud-based solutions, including service elasticity and strong service level agreements for IT infrastructure reliability and performance.  We believe our managed, cloud-based subscription solutions may become a notable part of our future revenue because these solutions provide recurring revenue which potentially builds over time, as compared to sales of on-premises software licenses which must be reconstituted every period. We have the capability to deliver these services in the United States as well as in additional geographies, such as the United Kingdom and Canada, where country-specific compliance requirements may necessitate in-country service delivery.

We serve the secure content mobility market with our TappIn solutions. Secure content mobility provides users with the ability to easily and securely access and share data and information using a web-browser, tablet or other mobile device such as a smartphone. Secure content mobility integrates aspects of ad hoc file transfer, broader MFT capabilities, cloud services, and remote accessibility to address growing market demand for secure, ‘anytime and anywhere’, device-independent access to distributed content. We believe that the inclusion of secure content mobility capability in our portfolio will contribute to the future growth of our business due to the continuing adoption of tablet computers and smartphones.

Key Business Metrics

Key Business Metrics

We review a number of key business metrics on an ongoing basis to help us monitor our performance and to identify material trends which may affect our business. The significant metrics we review are described below.

Revenue Growth

We provide products and solutions to small, medium and large, multinational corporations as well as to individual consumers. We have a broad product line that has allowed us to grow revenue through software products installed at a customer’s location as well as through cloud-based and software-as-a-service solution delivery. In addition, we have grown our professional services capabilities to enhance our customers’ implementation, training and overall user experience. Our enterprise products, solutions, and services comprised 90.4%, 90.8% and 91.5% of our revenue for the years ended December 31, 2013, 2012 and 2011, respectively. We continue to serve consumers and small businesses with our CuteFTP software and other consumer products. Our consumer products, while 9.6%, 9.2 and 8.4% of total revenue for the years ended December 31, 2013, 2012 and 2011, respectively, are recognized brands in the marketplace that we believe continue to have a positive effect on our overall product offerings and corporate franchise.

Although we often have grown revenue sequentially quarter over quarter in recent years, we view annual revenue growth as the more important metric, especially considering the ongoing evolution of our solution portfolio. We believe annual “core” revenue growth, excluding larger, exceptional transactions, is a key metric for monitoring our continued success in developing our business in future periods. Given our diverse solution portfolio and the addition of subscription services, we review our revenue mix and changes in revenue, across all solutions, on a regular basis to identify key trends and adjust resource allocations.

We believe attaining additional traction in the cloud-based managed solutions and secure content mobility market segments, realizing the potential of new software solutions, and our ability to continue developing and enhancing our existing software solutions into a complete solutions portfolio are significant factors in our continued ability to sustain or possibly increase our revenue growth in future years.

The impact of cloud-based managed solutions on our revenue growth trends depends on several key factors, including the number of customers who may shift from software licenses to subscription services, the rate at which they may do so, the subscription term and fees, and the comparative value of the opportunity had it materialized as a software license sale instead of as a subscription service. The long-term impact also depends on whether availability of our managed solutions ultimately provides us with an expanded market footprint enabled by this additional means of delivering our solution capabilities.

Similarly, we believe market adoption of secure content mobility solutions, such as those provided by our TappIn solutions, will increase in future periods as use of personal computing devices, such as smart phones and tablets, continues to grow exponentially and as businesses increasingly embrace the rapidly increasing use of mobile devices, including “Bring Your Own Device”, or BYOD, operating models. In order to capitalize on this trend, our future emphasis will be on merging the TappIn technology and functionality with our MFT capabilities to create a TappIn Enterprise solution.  We believe offering the TappIn technology through this integration will maximize the return on our investment in this product line.

We have made and continue to make changes intended to increase license and M&S revenue growth across all or our product lines. In the second half of 2013, we made significant changes in personnel leading our sales and marketing groups.  Under this new leadership, we have:

•	Increased our sales staff headcount.
•	Reconfigured the organization of our sales group to enhance their industry and geographic focus.
•	Implemented new sales and marketing campaigns.
•	Administered enhanced sales training programs.
•	Engaged third party search engine optimization experts to redirect our efforts in that area.
•	Launched a campaign to engage and leverage the resources of additional third-party resellers.

As a complement to these sales and marketing actions, we also made changes in personnel leading our software engineering group.  Under this new leadership, we have revised the manner in which we assess the development of new technologies, our approach to managing those projects and the timelines over which we do that work.

See the section below comparing our results of operations for the years ended December 31, 2013, 2012 and 2011, for discussion of the revenue trends we have experienced.

Recurring Revenue Growth.

Recurring revenue includes revenue recognized from our maintenance and support, or M&S, contracts, managed and hosted solutions, and other subscription services such as from our TappIn solution. M&S contracts for our products are sold for fixed periods of time and are typically for one year with some agreements having longer terms. We recognize revenue from these contracts on a monthly basis over the life of the contract. Managed and hosted solutions, such as Managed Information Xchange, or MIX and Hosted EFT, are sold as one, two, or three-year subscriptions with the services invoiced and revenue recognized on a monthly basis. TappIn subscriptions typically are sold for one-year terms with the revenue recognized on a monthly basis.

Recurring revenue provides a more predictable revenue stream in future periods which we believe is highly valued by institutional investors and other market participants. We review recurring revenue trends periodically to determine the progress of our M&S and cloud solution sales and customer satisfaction with our ongoing solution development and support activities. We also assess how aggregate contract value (see further discussion below) will factor into possible recurring revenue in future periods.

See the section below comparing our results of operations for the years ended December 31, 2013, 2012 and 2011, and the section titled “Solution Perspective and Trends” for discussion of the recurring revenue trends we have experienced.

Aggregate Contract Value Growth.

Aggregate contract value, or ACV, is a measure of future revenue potential we have in place under contracts for product sales, M&S, managed solutions, and professional services to be delivered in the future for which we will recognize revenue in future periods. ACV is the sum of the following items:

•	Deferred revenue resulting from payments we have already received for services to be provided in the future.

•	Amounts we are due to be paid under non-cancellable contracts for future services we will provide under those contracts.

Our ACV growth, as illustrated in the table below, is a result of sales success in numerous areas of our business. While we expect ACV may grow in future periods as we potentially continue to increase our volume of non-cancellable contracts for future delivery of our products and services, it could also decrease for a number of reasons including existing customers electing not to renew their maintenance and support contracts or a large professional services contract not being renewed for additional terms as provided in certain of those contracts.

ACV is not a measure of financial performance under GAAP and should not be considered a substitute for deferred revenue. However, we believe it is a meaningful measure of the success of our current selling efforts, specifically with regard to our products we sell as a subscription service and our professional services under contracts for future delivery of those services, because the completion of the selling efforts for those products can precede, sometimes by several quarters, the recognition of revenue from those sales due to such revenue being recognized in future periods as those services are delivered.  Accordingly, we use this metric to assess the effectiveness of current sales and business development activities and how that effectiveness will factor into future revenue. ACV, together with recurring revenue and deferred revenue trends, provides greater insight into how bookings will factor into revenue over specific periods. We determine ACV related to contracts for future delivery of our products and services as follows:

	December 31,
	2013	2012
	(thousands)
Amounts we have billed and/or been paid in advance (presented as deferred revenue in our financial statements)	$10,800	$9,773
Amounts we will bill and be paid in the future (will appear in our financial statements when we are paid and/or when we provide the products and services)	283	797
Total ACV	$11,083	$10,570

Our ACV related to M&S contracts that create deferred revenue in our financial statements has generally increased year-to-year in recent years.  Our M&S revenue growth and its increasing percentage of our total revenue are primarily due to our ongoing efforts to increase M&S contract renewal rates, the growing installed base of our software products in the marketplace, and the decline in software license revenue in recent periods. The installed base growth creates a compounding effect for M&S renewals. This effect is due to the cumulative number of licensed software installations sold over multiple years that create M&S renewals in any single year predictably (and in line with our expectations) exceeding the number of new software licenses we sell in a single year. While we expect this compounding effect to continue to grow, if sales of our on premise enterprise products were to decrease, then new sales of M&S contracts could decrease as well given the typical bundling of M&S contracts with enterprise software solution sales.

Our ACV related to contracts we have for which we will deliver services, earn revenue, and be paid in future periods decreased in 2013 compared to 2012. This decrease was primarily due to us completing, in 2013, the delivery of services under our contract supporting the Standard Army Maintenance System-Enhanced, or SAMS-E, logistics program. We believe we can offset the effects of this event by continuing to increase deliveries of our higher margin, commercial (non-government) professional services as we increasingly bundle those services with new sales of our enterprise solutions and as we deliver additional services to existing customers.

Measurement of Income and Expense Excluding Infrequent Events (Non-GAAP Measurement)

We use supplemental measurements of income and expense excluding infrequent items to monitor the financial performance of our core operating activities prior to consideration of significant events that occur infrequently. These measurements of income and expense excluding infrequent items include:

•	Operating expenses excluding infrequent items.

•	Operating income excluding infrequent items.

•	Net income excluding infrequent items.

•	Earnings per share excluding infrequent items.

We exclude infrequent items from these income and expense measurements because we do not consider them part of our core operating results when assessing our ongoing operational performance, allocating resources to our business activities and preparing operating budgets. We believe that by comparing such income and expense measurements across historical periods, our operating results can be evaluated exclusive of the effects of certain infrequent items that may not be indicative of our core operations.

Income and expense excluding infrequent items are not measures of financial performance under GAAP and should not be considered a substitute for the similar items that include infrequent items. While we believe these non-GAAP income and expense measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP income and expense measures. These non-GAAP income and expense measures are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies since there is no standard for preparing these non-GAAP income and expense measures. Items excluded in preparing these non-GAAP income and expense measures individually and collectively can have a material impact on operating expenses, operating income, net income and earnings per share. As a result, these non-GAAP income and expense measures have limitations and should not be considered in isolation from, or as a substitute for, financial statements prepared in accordance with GAAP.

Income and expense excluding infrequent items is as follows:

	Year Ended December 31,
	2013	2012	2011
	(In 000's except per share amounts)
Non-GAAP Operating Expenses
GAAP total operating expenses	$20,438	$24,766	$20,103
Add: TappIn intangible asset impairment and earnout liability elimination	128	1,343	-
Less: Affiliated entity asset impairment	-	(3,264)	-
Non-GAAP operating expenses	$20,566	$22,845	$20,103

Non-GAAP Income From Operations
GAAP (loss) income from operations	$3,901	$(1,394)	$791
Less: TappIn intangible asset impairment and earnout liability elimination	$(128)	(1,343)
Add: Affiliated entity asset impairment	-	3,264	-
Non-GAAP income from operations	$3,773	$527	$791

Non-GAAP Net Income
GAAP net (loss) income	$3,840	$(1,800)	$635
Less: TappIn intangible asset impairment and earnout liability elimination	$(1,341)	(1,343)
Add: Affiliated entity asset impairment	-	3,264	-
Non-GAAP net income	$2,499	$121	$635

Non-GAAP Earnings Per Share
Non-GAAP net income	$2,499	$121	$635
Weighted average share outstanding:
Basic	18,626	18,358	18,081
Diluted	19,082	19,016	18,747
Non-GAAP net income per common share:
Basic	$0.13	$0.01	$0.04
Diluted	$0.13	$0.01	$0.03

For the year ended December 31, 2013, the TappIn intangible asset impairment and earnout liability elimination effect of $(1.3) million is the gross TappIn intangible asset impairment and earnout liability elimination of $128,000 plus $1.2 million of related federal income tax effects.

For the year ended December 31, 2012, The TappIn earnout liability elimination of $1.3 million is the gross amount of the liability relieved. There is no related federal income tax effect because the elimination of the liability for this payment is not a taxable event for federal income tax purposes.

For the year ended December 31, 2012, the affiliated entity asset impairment effect on non-GAAP net income of $3.3 million is the gross affiliated entity asset impairment associated with the write-off of our investment in, and our notes receivable from, CoreTrace Corporation. There is no related federal income tax effect reflected here because this item is a capital loss for federal income tax purposes for which we are uncertain as to whether we will generate sufficient capital gains in the future against which this capital loss can be applied.

See our comparison of results for the years ended December 31, 2013, 2012 and 2011, below for our discussion of variations in the underlying elements comprising the amounts above.

Adjusted EBITDA Excluding Infrequent Items

We utilize Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, other than amortization of capitalized software development costs, and Share-Based Compensation Expense) Excluding Infrequent Items to measure profitability and cash flow from our core operating activities. We exclude infrequent items because they typically do not directly impact profitability and cash flow resulting from our core activities. We monitor and review cost of revenues, selling, general, and administrative, or SG&A, expenses and research and development, or R&D, expenses to assess conformance with established budget expectations and to identify specific variances. Identifying and, if necessary, addressing variances above budget is important for the purpose of staying within budget ceilings. However, even variances below budget may indicate imbalances in resource allocations or deviation of operating activities from established expectations.

For the year ended December 31, 2013, we modified our computation of EBITDA to exclude the amortization of capitalized software development costs from the amortization amount we add to net income because the amortization of capitalized software development costs is derived from expenditures that are part of our core operating activities. EBITDA for the years ended December 31, 2012 and 2011 have been recomputed to exclude amortization of capitalized software development costs for those years which resulted in EBITDA being  $87,000 less in 2012 and staying the same in 2011 than previously reported for 2012 and 2011.

Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

We compute Adjusted EBITDA Excluding Infrequent Items as follows ($ in thousands):

	Year Ended
	December 31,
	2013	2012	2011
Net income (loss)	$3,840	$(1,800)	$635
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	(104)	217	169
Other expense	165	189	(13)
Depreciation and amortization:
Total depreciation and amortization	908	1,217	790
Amortization of capitalized software development costs	(174)	(87)	-
Stock-based compensation expense	666	915	1,003
Affliated entity asset impairment	-	3,264	-
TappIn intangible asset impairment and earnout liability elimination	(128)	(1,303)	-
Adjusted EBITDA	$5,173	$2,612	$2,584

See the section below comparing our results of operations for the years ended December 31, 2013, 2012 and 2011, for discussion of the variances between periods in the components comprising Adjusted EBITDA.

Solution Perspective and Trends

Our discussion of the business trends of our products is based on the following profile of our revenue components ($ in thousands):

	Revenue for the Year Ended December 31,
	2013		2012		2011
		Percent of		Percent of		Percent of
	Amount	Total	Amount	Total	Amount	Total
Revenue by Product
EFT Enterprise	$15,308	62.9%	$14,742	63.1%	$12,167	58.2%
EFT Standard	3,946	16.2%	3,367	14.4%	3,665	17.5%
Wide Area File Services/CDP	1,277	5.2%	1,577	6.7%	1,533	7.3%
Professional Services	1,479	6.1%	1,547	6.6%	1,772	8.5%
CuteFTP	1,205	5.0%	1,059	4.5%	1,209	5.8%
Other	1,124	4.6%	1,080	4.6%	548	2.6%
Total Operating Revenues	$24,339	100.0%	$23,372	100.0%	$20,894	100.0%

Maintenance and Support Included in Total Operating Revenue	$13,650	56%	$11,298	48%	$9,424	45%

Our revenue from software licenses and professional services (i.e. all sources other than M&S sales) decreased 12% in 2013 compared to 2012 and 5% in 2012 compared to 2011.

Software license revenue from our EFT, WAFS and other software products (i.e. all software products other than CuteFTP) declined 14% in 2013 compared to 2012 and grew 11% in 2012 compared to 2011.  The decline in 2013 compared to the growth in 2012 was primarily a result of:

•	Unanticipated delays during 2013 in introducing to the market certain new product features and functionality related to our EFT product line.
•	Lower lead generation during the second half of 2012 and into 2013 that had the unintended effect of temporarily slowing the flow of new customer leads from online marketing activities.

In the second half of 2013, we made significant changes in personnel leading our sales and marketing groups.  Under this new leadership, we have:

•	Increased our sales staff headcount.
•	Reconfigured the organization of our sales group to enhance their industry and geographic focus.
•	Implemented new sales and marketing campaigns.
•	Administered enhanced sales training programs.
•	Engaged third party search engine optimization experts to redirect our efforts in that area.
•	Launched a campaign to engage and leverage the resources of additional third-party resellers.
•	Expanded our channel and distribution partner program.

As a complement to these sales and marketing actions, we also made changes in personnel leading our software engineering group.  Under this new leadership, we have revised the manner in which we assess the development of new technologies, our approach to managing those projects and the timelines over which we do that work.

We have made these changes with a goal of returning to a growth trend in software license revenue from our lead EFT products and solutions.  By renewing the growth in our EFT software license sales, we believe we will concurrently contribute to continued growth of M&S revenue because substantially all purchasers of our EFT software licenses also purchase an M&S contract which in turn also makes them candidates for M&S renewals in future years.

The decrease in WAFS revenue in 2013 compared to 2012 was primarily due to the continuation of our plan, implemented in prior periods, to more selectively sell this product in environments that can be configured to operate within the data transmission volume and stored file size operating specifications of the software which we have found allow customers to effectively use the WAFS product without encountering legacy WAFS issues.  We are continuing development of this product so that it functions effectively and efficiently in additional environments which would allow us to broaden its market opportunities.

Software license revenue from CuteFTP increased 17% in 2013 compared to 2012 and declined 13% in 2012 compared to 2011. The increase in the 2013 period was primarily a result of our release in November 2012 of CuteFTP Version 9 with an improved feature set to better address the user’s higher performance and security demands.  The decline in 2012 was due to the marketplace awaiting this new version of this software.

Professional services revenue declined 4% in 2013 compared to 2012 and 13% in 2012 compared to 2011. We earned a significant portion of this professional services revenue (15% in 2013 and 33% in 2012) under our contract supporting the Standard Army Maintenance System-Enhanced, or SAMS-E, logistics program. We completed the terms of the final option year of the MAT contract in September 2013 which gave rise to this revenue decline in 2013.  As there is now a new primary contractor, we do not anticipate future revenue from these activities.  We believe we can offset the effects of this event by continuing to increase deliveries of our higher margin, commercial (non-government) professional services as we increasingly bundle those services with new sales of our enterprise solutions and as we deliver additional services to existing customers.

M&S revenue increased 21% in 2013 compared to 2012 and 20% in 2012 compared to 2011. M&S revenue as a percent of our total revenue was 56%, 48% and 45% in 2013, 2012 and 2011, respectively. During the 2013 period, M&S revenue continued its trend over recent years of becoming an increasing percentage of our total revenue.  Our M&S revenue growth and its increasing percentage of our total revenue are primarily due to:

•	The growing installed base of our software products in the marketplace.

•	Declining software license revenue in recent periods.

The installed base growth creates a compounding effect for M&S renewals. This effect is due to the cumulative number of licensed software installations sold over multiple years that create M&S renewals in any single year predictably (and in line with our expectations) exceeding the number of new software licenses we sell in a single year. We expect this compounding effect to continue to grow, even as we potentially increase software license revenue in future periods. We view this M&S revenue increase as a positive indicator of our customers’ ongoing satisfaction with our products purchased in past years.

Liquidity and Capital Resources

At December 31, 2013, we had cash of $9.5 million. We generated cash from our operating activities of $4.5 million in 2013, $3.8 million in 2012 and $2.8 million in 2011. We rely on cash on hand and cash flows from operations to fund our operations and believe these items will be our principal sources of operating capital in 2014.

At December 31, 2013, we had $1.8 million of net working capital.  The current liabilities component of that working capital included $9.1 million of deferred revenue which, unlike all other liability components of our working capital, is an obligation we will satisfy through ongoing operating activities from which we have historically generated cash flow and not through a disbursement of cash as a direct payment of that liability.  Our working capital minus that deferred revenue was $10.9 million at December 31, 2013.

Our capital requirements principally relate to our need to fund our ongoing operating expenditures, which are primarily related to employee salaries and benefits. We make these expenditures to enhance our existing products, develop new products, sell those products in the marketplace and support our customers after the sale.

The agreement under which we purchased TappIn, Inc. provided for future milestone payments upon the achievement of certain future events subsequent to the date of purchase. In 2012, the TappIn shareholders earned an additional milestone payment of $2.0 million of which we paid $1.5 million in 2012 and $500,000 in 2013 from our cash on hand.

Because our principal sources of capital are cash on hand and cash flow from operations, to the extent that sales decline, our cash flow from operations could also decline.  If sales decline or if our liquidity is otherwise under duress, management could substantially reduce personnel and personnel-related costs, reduce or substantially eliminate capital expenditures and/or reduce or substantially eliminate certain research and development expenditures.   We may also sell equity or debt securities or enter into credit arrangements in order to finance future acquisitions or licensing activities, to the extent available.

Cash provided or used by our various activities consisted of the following ($ in thousands):

	Year Ended December 31,
	2013	2012	2011
Net cash provided by operating activities	$4,531	$3,844	$2,826
Net cash (used in) investing activities	(1,600)	(2,103)	(12,391)
Net cash (used in) financing activities	(1,555)	(2,325)	7,339

The variations in these amounts between years are due to the following items. This discussion should be read in conjunction with our consolidated statement of cash flows presented below in Item 8. Financial Statements and Supplemental Data:

Net cash provided by operating activities -

The amount provided in 2013 changed compared to the amount provided in 2012 primarily due to:

•
Net income, after adjustments to reconcile net income to net cash provided by operating activities as illustrated on our Consolidated Statements of Cash Flow, of $4.5 million for the 2013 period compared to $3.8 million for the 2012 period which yielded $700,000 of additional cash flow for the 2013 period compared to the 2012 period. See the comparison of statement of operations for the 2013 period and the 2012 period below for a discussion of the changes in the components of these amounts.

•
Accounts payable increasing $223,000 during the 2013 period compared to decreasing $159,000 with the increase in 2013 due to enhanced cash management policies related to vendor payments and normal variations in the timing of our payments to vendors.

Offset by

•
Accounts receivable increasing $444,000 during the 2013 period compared to increasing $60,000 during the 2012 period with this change due to changes in circumstances at customers causing certain of them to take longer to pay in 2013 compared to 2012 but which did not result in an increase in uncollectable accounts receivable.

•	Accrued expenses decreasing $455,000 in 2013 compared to decreasing $43,000 in 2012 primarily due to the timing of the end of employee pay periods.
•
Federal income taxes payable increasing $315,000 in 2013 compared to decreasing $292,000 in 2012 due to higher taxable income per our tax return for 2013 compared to taxable income per our tax return for 2012.

•
Deferred revenue increasing $1 million during the 2013 period compared to increasing $2.1 million during the 2012 period.  During the 2012 period, we received an M&S order from the U.S. Army that was notably higher than the expiring M&S order it replaced which contributed to the deferred revenue increase in 2012.  The similar U.S. Army M&S renewal in 2013 was for an amount similar to the 2012 amount thereby not creating a similar increase in deferred revenue in 2013

Net cash provided by (used in) investing activities –

The net use of cash in 2013 changed compared to the net use of cash in 2012 primarily due to:

•
A $500,000 disbursement for a TappIn earnout payment in the 2013 compared to a $1.5 million earnout payment in 2012, both of which related to the same earnout event that occurred in 2012, with that decrease primarily due to no additional earnout payment events occurring in 2013.

•
An increase in capitalized software development costs in the 2013 period compared to the 2012 period due to a greater number of our software development projects having progressed to having a detailed program design or working prototype.

Net cash provided by (used in) financing activities –

The net use of cash in 2013 changed when compared to 2012 primarily due to:

•	Increased proceeds from the exercise of stock options as a result of stock option exercises by former officers during 2013 for which there were no exercises of stock options in 2012.

•	A smaller dividend payment in 2013 compared to 2012 due to dividends being paid at the rate of $0.05 per share in 2013 compared to $0.07 per share in 2012.

Our primary obligations at December 31, 2013, were:

•
Deferred revenue of $10.8 million of which $9.1 million is the primary component of our current liabilities. This obligation is created as a result of advance payments we receive under contracts to provide maintenance and support services in the future. We will recognize this deferred revenue as revenue over the remaining life of those contracts which generally ranges from one to three years. We will satisfy this obligation through ongoing operating activities from which we have historically generated cash flow and not through a disbursement of cash as a direct payment of that liability.

•	Notes payable to a bank of $4.4 million (see discussion below under Loan Agreements).

•	Trade accounts payable, accrued liabilities, obligations under operating leases and amounts due third parties under royalty agreements all incurred in the normal course of business.

Loan Agreements

In December 2011, we borrowed $7 million under loan agreements with The Bank of San Antonio to fund a portion of the purchase price of TappIn. These loan agreements provide for the following notes payable:

•	A note payable with an original principal balance of $4.0 million bearing interest at 4.75% per annum and secured by substantially all of our consolidated assets.

•
A note payable with an original principal balance of $3.0 million bearing interest at 4.25% per annum and secured by a certificate of deposit with The Bank of San Antonio of $3.0 million bearing interest at 2.0% per annum. This certificate of deposit is included in long-term investments on our balance sheet.

At December 31, 2013, the total principal balance outstanding under these notes payable was $4.4 million.

Interest and principal are payable under both notes in 60 equal monthly installments that will fully amortize the notes as of their December 2, 2016 maturity date. The loans may be prepaid at any time without premium or penalty.

The Loan Agreements contain the following financial covenants:

•
We must maintain a debt service coverage ratio of at least 1.25. This ratio is defined in the loan agreements as (1) net income plus depreciation, interest and non-cash charges divided by (2) the sum of the current portion of long-term debt plus interest expense. As of December 31, 2013, this debt service coverage ratio was 2.44.

•
We must maintain a maximum debt to tangible net worth ratio of 4.00:1. This ratio is defined in the loan agreements as (1) total liabilities less deferred revenues divided by (2) total assets, excluding intangible assets, minus total liabilities, excluding deferred revenues. As of December 31, 2013, this debt to tangible net worth ratio was [0.45:1].

•	We must maintain liquid assets (cash and marketable securities) of at least $3.2 million in 2013 and $2.2 million in 2014. As of December 31, 2013, cash and marketable securities were $9.5 million.

The loan agreements contain customary covenants relating to maintaining legal existence and good standing, complying with applicable laws, delivery of financial statements, payment of taxes and maintaining insurance. We are prohibited, without obtaining advance approval from the bank, from selling any of our assets other than in the ordinary course of business, acquiring any other entities, changing the types of business we are engaged in, incurring indebtedness other than that permitted by the loan agreements, incurring any liens on our assets other than those permitted by the loan agreements, making certain investments or acquiring any shares of our capital stock. The loan agreements also contain customary events of default including the failure to make payments of principal and interest, the breach of any covenants, the occurrence of a material adverse change, and certain bankruptcy and insolvency events.

Contractual Obligations

At December 31, 2013, our principal commitments consisted of obligations outstanding under the loan agreements described above, operating leases for our office space, royalty agreements with third parties, federal income tax payable, trade accounts payable and accrued liabilities.   The commitments related to royalty agreements are contingent on sales volumes.  We plan to continue to expend significant resources on product development in future periods which may require that we enter into additional contractual arrangements and use our cash to acquire or license technology, intellectual property, products or businesses related to our current business strategy.

Our contractual obligations at December 31, 2013, other than trade accounts payable, accrued liabilities, royalties and federal income taxes we incur in the normal course of business consisted of the following ($’s in thousands):

	Payments Due for the Period
	2014	2015 - 2017	2018 - 2020	2021 and thereafter	Total

Office lease	$473	$1,051	$462	$-	$1,986
Long-term debt	1,567	3,135	-	-	4,702
	$2,040	$4,186	$462	$-	$6,688

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (FASB) issued FASB Accounting Standards Update (ASU) No. 2013-11, Income Taxes (Topic 740)-Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward except under certain circumstances when one or more of these items is not available at the reporting date under the tax law of the applicable jurisdiction. ASU 2013-11 is applicable for fiscal years beginning after December 15, 2013. We do not expect adoption of this ASU to have a material impact on our financial statements.

In February 2013, the FASB issued FASB ASU No. 2013-04,Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements to the extent such obligations are not already addressed within existing guidance under GAAP. ASU 2013-04 is applicable for fiscal years beginning after December 15, 2013. We do not expect adoption of this ASU to have a material impact on our financial statements.

In July 2012, the FASB issued FASB ASU No. 2012-02, Intangibles—Goodwill and Other (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment. ASU 2012-02 permits an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30. If an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then no further action is required. If an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test. ASU 2012-02 became effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Our adoption of this ASU did not have a material impact on our financial statements.

In December 2011, the FASB issued FASB ASU No. 2011-11, Balance Sheet (Topic 210)—Disclosures about Offsetting Assets and Liabilities. ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross and net information about these instruments. ASU 2011-11 became effective for annual reporting periods beginning on or after January 1, 2013. Our adoption of this ASU did not have a material impact on our financial statements.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with GAAP applicable to public companies in the United States. Preparing financial statements requires management make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We discuss our critical accounting areas and policies below, all of which we apply in accordance with GAAP.

Revenue Recognition

We develop, market and sell software products. We recognize revenue from a sale transaction when the following conditions are met:

• Persuasive evidence of an arrangement exists.
• Delivery has occurred or services have been rendered.
• The amount is fixed or determinable.
• Collection is reasonably assured.

For a sale transaction not meeting any one of these four criteria, we defer recognition of revenue related to that transaction until all the criteria are met.

We earn the majority of our software license revenue from software products sold under perpetual software license agreements. At the time our customers purchase these products, they typically also purchase a product maintenance and support, or M&S, agreement. These transactions are multiple element software sales for which we assess the presence of vendor specific objective evidence (“VSOE”) of the fair value of the undelivered elements to determine the portion of these sales to recognize as revenue upon delivery of the software product and the portion of these sales to record as deferred revenue at the time the product is delivered. We amortize the deferred revenue component to revenue in future periods as we deliver the related future services to the customer. For transactions, if any, for which we cannot establish VSOE of fair value of the undelivered elements, we initially record the entire transaction as deferred revenue and amortize that amount to revenue in future periods as we deliver the related future services to the customer.

Our deferred revenue consists primarily of revenue to be earned in the future as we deliver services under M&S agreements. Certain of our customers will accept, and sometimes pay, our invoices for M&S services prior to the commencement of the M&S period. In such cases, we record accounts receivable and deferred revenue in the same amount at the time we submit an invoice to the customer and commence recognition of the deferred revenue as revenue only after the M&S period begins.

For our products delivered under a software-as-a-service transaction on a monthly or other periodic subscription basis, we recognize subscription revenue, including initial setup fees, on a monthly basis over the contractual term of the customer contract as we deliver our products and services. These amounts are in other revenue. Amounts invoiced or paid prior to this revenue recognition are presented as deferred revenue until earned.

We provide professional services to our customers consisting primarily of software installation support, operations support and training. We recognize revenue from these services as they are completed and accepted by our customers.

We collect sales tax on many of our sales. We do not include sales tax collected in our revenue. We record it as a liability payable to taxing authorities.

Property and Equipment

Property and equipment is comprised of furniture and fixtures, software, computer equipment and leasehold improvements which are recorded at cost and depreciated using the straight-line method over their estimated useful lives.    Furniture, fixtures and equipment have a useful life of 5 to 7 years, computer equipment and software have a life of 3 years and leasehold improvements are depreciated over the shorter of the term of the lease under which the improvements were made or the estimated useful life of the asset.

Expenditures for maintenance and repairs are charged to operations as incurred.

Goodwill

Goodwill is not amortized. On at least an annual basis, we test goodwill for impairment at the reporting unit level. We operate as a single reporting unit.

When testing goodwill, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of our reporting unit is less than its carrying amount, including goodwill. In performing this qualitative assessment, we assess events and circumstances relevant to us including, but not limited to:

•	Macroeconomic conditions.
•	Industry and market considerations.
•	Cost factors and trends for labor and other expenses of operating our business.
•	Our overall financial performance and outlook for the future.
•	Trends in the quoted market value and trading of our common stock.

In considering these and other factors, we consider the extent to which any adverse events and circumstances identified could affect the comparison of our reporting unit’s fair value with its carrying amount. We place more weight on events and circumstances that most affect our reporting unit’s fair value or the carrying amount of our net assets. We consider positive and mitigating events and circumstances that may affect our determination of whether it is more likely than not that the fair value of our reporting unit is less than its carrying amount. We evaluate, on the basis of the weight of the evidence, the significance of all identified events and circumstances in the context of determining whether it is more likely than not that the fair value of our reporting unit is less than its carrying amount.

If, after assessing the totality of these qualitative events and circumstances, we determine it is not more likely than not that the fair value of our reporting unit is less than its carrying amount, we conclude there is no impairment of goodwill and perform no further testing in accordance with GAAP. If we conclude otherwise, we proceed with performing the first step, and if necessary, the second step, of the two-step goodwill impairment test prescribed by GAAP.

As of December 31, 2013, after assessing the totality of the relevant events and circumstances, we determined it not more likely than not that the fair value of our reporting unit was less than its carrying amount. Accordingly, we concluded there was no impairment of goodwill as of that date.

Capitalized Software Development Costs

When we complete research and development for a software product and have completed a detail program design or a working model of that software product, we capitalize production costs incurred for that software product from that point forward until it is ready for general release to the public. Thereafter, we amortize capitalized software production costs to expense using the straight-line method over the estimated useful life of that product, which is generally three years.

Intangible Assets Being Amortized

During a portion of 2013 and all of 2012, we had intangible assets, other than goodwill, consisting of a patent, customer relationships and developed technology that we acquired through the purchase of other companies.  We determined the value of those intangible assets at the time of acquisition through discounted cash flow and other similar valuation methods. We amortized these intangible assets on straight-line basis over their estimated useful lives that range from seven to eighteen years. As of December 31, 2013, the balance of these intangible assets had been reduced to zero as a result of the combination of this amortization and a determination that the unamortized portion of these intangible assets was of nominal value.

Contingent Consideration

Our TappIn acquisition in 2011 included future contingent milestone payments based on achieving certain levels of sales in the future and the introduction of new products (i.e. the TappIn earn out). We estimate the fair value of the TappIn earn out contingent consideration liability based on our assessment of the probabilities of achieving the prescribed milestones. These estimates involve significant judgment. Changes in the fair value of the TappIn earn out contingent consideration liability may result from changes in discount periods, changes in the timing and amount of sales and/or other specific milestone estimates and changes in probability assumptions with respect to the likelihood of achieving the various earn-out criteria. At each reporting date, we assess the fair value of this contingent consideration liability. Changes in the fair value of these liabilities related are reflected in our net income and could materially affect our operating results.

Research and Development

We expense research and development costs as incurred.

Stock-Based Compensation

We measure the cost of share-based payment transactions at the grant date based on the calculated fair value of the award. We recognize this cost as an expense ratably over the recipient’s requisite service period during which that award vests or becomes unrestricted.

For stock option awards, we estimate their fair value at the grant date using the Black-Scholes option-pricing model considering the following factors:

•	We estimate expected volatility based on historical volatility of our common stock.
•
We use primarily the simplified method to derive an expected term which represents an estimate of the time options are expected to remain outstanding. We use this method because our options are plain-vanilla options, and we believe our historical option exercise experience is not adequately indicative of our future expectations.

•	We base the risk-free rate for periods within the contractual life of the option on the U.S. treasury yield curve in effect at the time of grant.

For restricted stock awards, we use the quoted price of our common stock on the grant date as the fair value of the award.

Income Taxes

We account for income taxes using the asset and liability method.  We record deferred tax assets and liabilities based on the difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets and liabilities are carried on the balance sheet with the presumption that they will be realizable in future periods in which we generate taxable income.

We assess the likelihood that deferred tax assets will be realized from future taxable income. Based on this assessment, we provide any necessary valuation allowance on our balance sheet with a corresponding increase in the tax provision on our statement of operations.   Any valuation allowances we establish are determined based upon a number of assumptions, judgments, and estimates, including forecasted earnings, future taxable income, and the relative proportions of revenue and income before taxes in the various domestic jurisdictions in which we operate.

We account for uncertainty in income taxes using a two-step process to determine the amount of tax benefit to be recognized. First, we evaluate the tax position to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, we assess the tax position to determine the amount of benefit to recognize in the financial statements. The amount of the benefit we recognize is the largest amount that we believe has a greater than 50% likelihood of being realized upon ultimate settlement. Unrecognized tax benefits represent tax positions for which reserves have been established.

Earnings Per Share

We compute basic earnings per share using the weighted-average number of common shares outstanding during the periods.  We compute diluted earnings per share using the weighted-average number of common shares outstanding plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.  Awards of non-vested options are considered potentially dilutive common shares for the purpose of computing earnings per common share.  In applying the treasury stock method to non-vested options, the assumed proceeds include the amount the employee must pay to exercise the option plus the amount of unrecognized cost attributable to future periods less any expected tax benefits.

Results of Operations

Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

	2013	2012	$ Change
	($ in thousands)
Total revenues	$24,339	$23,372	$967

Cost of revenues	1,011	1,296	(285)
Selling, general and administrative	14,881	16,761	(1,880)
Research and development	3,766	3,531	235
Affiliated entity asset impairment	-	3,264	(3,264)
TappIn intangible asset impairment and earnout liability elimination	(128)	(1,303)	1,175
Depreciation and amortization	908	1,217	(309)
Total operating expenses	20,438	24,766	(4,328)
Income from operations	3,901	(1,394)	5,295
Other income, net	(165)	(189)	24
Income tax expense	(104)	217	(321)
Net Income	$3,840	$(1,800)	$5,640

In the discussions below, we refer to the year ended December 31, 2013 as “2013” and the year ended December 31, 2012, as “2012”. The percentage changes cited in our discussions below comparing our results of operations for the year ended December 31, 2013, to the year ended December 31, 2012, are based on 2013 amounts compared to 2012 amounts.

Revenue.  We derive our revenue primarily from the following activities:

•
Software license revenue, which results from sales of our EFT Enterprise, EFT Standard, CuteFTP, Mail Express and WAFS products and solutions, which we typically recognize at the time of product shipment.

•
Subscription revenues under a SaaS model from sales of our Managed Solutions, which include Managed Information Exchange, or MIX, Hosted Enhanced File Transfer, or Hosted EFT Server and TappIn, which is typically recognized on a monthly basis as the services are billed over the contract period and which ranges from one to three years.

•
Maintenance and support revenue under contracts to provide ongoing product support and software updates to our customers who have purchased license software, which we typically recognize ratably over the contractual period, which is typically one year, but can be up to three years.

•
Professional services revenue, which includes a variety of customization, implementation, and integration services, as well as delivery of education and training associated with our solutions, all of which are recognized as the services are performed and accepted by the client.

The components of our revenues are as follows ($ in thousands):

	Revenue for the Year Ended December 31,
Product	2013		2012

EFT Enterprise	$15,308	62.9%	$14,742	63.1%
EFT Standard	3,946	16.2%	3,367	14.4%
Wide Area File Services	1,277	5.2%	1,577	6.7%
Professional Services	1,479	6.1%	1,547	6.6%
CuteFTP	1,205	5.0%	1,059	4.5%
Other	1,124	4.6%	1,080	4.6%
Total Operating Revenues	$24,339	100.0	$23,372	100.0

Maintenance and Support Included in Total Operating Revenue	$13,650	56.1%	$11,298	48.3%

Software license revenue from our EFT, WAFS and other software products (i.e. all software products other than CuteFTP) declined 14% primarily as a result of:

•	Unanticipated delays during 2013 in introducing to the market certain new product features and functionality related to our EFT product line.
•	Lower lead generation during the second half of 2012 and into 2013 that had the unintended effect of temporarily slowing the flow of new customer leads from online marketing activities.

 In the second half of 2013, we made significant changes in personnel leading our sales and marketing groups.  Under this new leadership, we have:

•	Increased our sales staff headcount.
•	Reconfigured the organization of our sales group to enhance their industry and geographic focus.
•	Implemented new sales and marketing campaigns.
•	Administered enhanced sales training programs.
•	Engaged third party search engine optimization experts to redirect our efforts in that area.
•	Launched a campaign to engage and leverage the resources of additional third-party resellers.
•	Expanded our channel and distribution partner programs.

As a complement to these sales and marketing actions, we also made changes in personnel leading our software engineering group.  Under this new leadership, we have revised the manner in which we assess the development of new technologies, our approach to managing those projects and the timelines over which we do that work.

We have made these changes with a goal of returning to a growth trend in software license revenue from our lead EFT products and solutions.  By renewing the growth in our EFT software license sales, we believe we will concurrently contribute to continued growth of M&S revenue because substantially all purchasers of our EFT software licenses also purchase an M&S contract which in turn also makes them candidates for M&S renewals in future years.

The 19% decrease in Wide Area File Services, or WAFS, revenue was primarily due to the continuation of our plan, implemented in prior periods, to more selectively sell this product in environments that can be configured to operate within the data transmission volume and stored file size operating specifications of the software which we have found allow customers to effectively use the WAFS product without encountering legacy WAFS issues.  We are continuing development of this product so that it functions effectively and efficiently in additional environments which would allow us to broaden its market opportunities.

Software license revenue from CuteFTP increased 17% primarily as a result of our release in November 2012 of CuteFTP Version 9 with an improved feature set to better address the user’s higher performance and security demands.

Professional services revenue declined 4%. We earned a significant portion of this professional services revenue (15% in 2013 and 33% in 2012) under our contract supporting the Standard Army Maintenance System-Enhanced, or SAMS-E, logistics program. We completed the terms of the final option year of the MAT contract in September 2013 which gave rise to this revenue decline in 2013.  As there is now a new primary contractor, we do not anticipate future revenue from these activities.  We believe we can offset the effects of this event by continuing to increase deliveries of our higher margin, commercial (non-government) professional services as we increasingly bundle those services with new sales of our enterprise solutions and as we deliver additional services to existing customers.

Other revenue increased by 4.1%.  We earn this revenue primarily from our Mail Express, MIX, Hosted EFT Server, and TappIn product and solution sales.  This increase was due to our continued sales and marketing programs designed to increase the penetration of these products in the marketplace.

M&S revenue increased 21%. M&S revenue as a percent of our total revenue was 56% in 2013 and 48% in 2012. M&S revenue continued its trend over recent years of becoming an increasing percentage of our total revenue.  Our M&S revenue growth and its increasing percentage of our total revenue are primarily due to our ongoing efforts to increase M&S contract renewal rates, the growing installed base of our software products in the marketplace and the decline in software license revenue in recent periods. The installed base growth creates a compounding effect for M&S renewals. This effect is due to the cumulative number of licensed software installations sold over multiple years that create M&S renewals in any single year predictably (and in line with our expectations) exceeding the number of new software licenses we sell in a single year. We expect this compounding effect to continue to grow, even as we potentially increase software license revenue in future periods. As our enterprise products become a larger portion of our total revenues, we believe M&S revenues will continue to increase. However, if sales of our on-premise, enterprise products were to decrease, then new sales of M&S contracts could decrease as well given the typical bundling of M&S contracts with enterprise software solution sales. We believe an increase in M&S revenue is a positive indicator of our customers’ ongoing satisfaction with our products purchased in past years.

Cost of Revenues.  Cost of revenues consists primarily of royalties, a portion of our bandwidth costs, hosted service expenses for our Managed Solutions, and expenses directly associated with professional services delivery.  Cost of revenues decreased 22% primarily due to:

•
Decreased labor costs of $216,000 associated with professional services under the MAT contract as a result of the reduction in our level of participation in the MAT contract as described in our revenue discussions above.

•	Decreased royalties of $42,000 on certain product sales due to a favorable renegotiation of the terms of certain royalty agreements.

Offset by:

•	Increased hosted server expenses of $26,000 associated with the growth of MIX and Hosted EFT Server solutions.

Selling, General and Administrative.  These expenses decreased 11.2% primarily due to the following decreases in expenses:

•
Salaries and wages of $628,000 resulting primarily (1) the consolidation of our chief executive officer and president/chief operating officer positions and (2) certain other officer and leadership positions being unfilled for a portion of 2013 while new personnel were being recruited.

•	Stock-based compensation expense of $244,000 resulting from forfeitures of vested stock options held by certain former employees.
•	Legal fees of $195,000 resulting from decreased patent litigation activities in 2013 compared to 2012.
•	Health insurance of $168,000 resulting from the employees paying a higher portion of employee benefits expense in the 2013 period.
•	Travel and entertainment expense of $102,000 due to increasing maturity of international sales relationships and enhanced general cost control policies resulting in less travel being required.
•
Public relations expense of $138,000 due to (1) increased use of in-house resources in 2013 as compared to the use of more expensive outside parties in 2012 and (2) more focused and optimized spending in the areas of international and trade show outreach costs.

•	Sales commission expense of $147,000 due primarily to a higher percentage of our sales being for M&S for which the commission rate is lower.
•	Seminars and training expense of $78,000 due to enhanced general cost control policies.

Research and Development.   Research and development expense increased 6.7% primarily due to:

•	An increase of $541,000 for external research and development work performed primarily to upgrade the performance of our WAFS product.
•	An increase of $478,000 in salaries due to the hiring of additional software engineers.
•	An increase of $27,000 in recruiting expense incurred for assistance in finding experienced software engineers.

All offset by:

•
An increase in capitalized software development costs of $569,000 resulting from development of enhanced versions of EFT Standard and Enterprise Editions.  Capitalized software development costs are excluded from expenses at the time of capitalization but are included in expenses in subsequent periods through amortization when the products to which the capitalized costs relate are completed and ready for sale.

Our capitalized software development costs were $899,000 in 2013 and $330,000 in 2012.  This increase was due to a greater number of our software development projects having progressed to having a detailed program design or working prototype in 2013 than in 2012.

Affiliated Entity Asset Impairment.  This expense in the 2012 relates to the elimination of the value of our investments in and notes receivable from CoreTrace Corporation due to that company selling a substantial portion of its assets to an unrelated third party and ceasing operations.  There was no similar event in 2013.

TappIn Intangible Asset Impairment and Earnout Liability Elimination.  This credit to expense in 2013 relates to the elimination of the TappIn intangible assets and earnout liability as discussed under Liquidity and Capital Resources above in the section titled TappIn Intangible Assets and Earnout Liability.  This credit to expense in 2012 was due to TappIn revenue not being at least $3.0 million in 2012, which was a milestone that had to be achieved for the former TappIn shareholders to receive an earnout payment previously included in our liabilities in the amount of $1.34 million. Accordingly, we eliminated this liability as of December 31, 2012.

Depreciation and Amortization.  Depreciation and amortization expense decreased 25.4% primarily due to (1) the 2012 amount including amortization of the software and customer list intangible assets arising from the Availl acquisition for that entire year while the 2013 period included amortization for only a portion of that year as a result of those intangible assets becoming fully amortized and (2) the elimination of the TappIn intangible assets during 2013 such that we incurred amortization expense related to those assets for a portion of 2013 while we incurred such expense for all of 2012.

Other Income (Expense), Net.  Other income was lower during the 2013 period than during the 2012 period due to the amount for the 2012 period including interest income from CoreTrace notes receivable that did not exist in 2013.  Other expense was further affected in the 2013 period compared to the 2012 period by the decrease in interest expense as a result of the outstanding principle balance on our notes payable declining throughout the year as we made the scheduled payments of principle and interest.

Income Taxes.  For 2013, we had an income tax benefit at an effective tax rate of 2.8%, which differed from the statutory federal income tax rate of 34% primarily due to:

•	The elimination of a $1.3 million deferred tax liability as a result of the TappIn earnout liability of $3.7 million being eliminated.
•	A domestic production activities credit of $99,000.
•	A research and development tax credit of $95,000.

All offset by:

•	State income taxes of $57,000.

For 2012, we had an income tax benefit at an effective rate of 13.7% which differed from the statutory federal income tax rate of 34% primarily due to:

•	The TappIn earn out liability not earned of $1.3 million in 2012 for which there is no associated income tax benefit which would have been $443,000 at the statutory income tax rate.
•	The reserve of $125,000 provided in our financial statements related to research and development tax credits receivable currently under examination by the Internal Revenue Service.
•	The valuation allowance of $1.1 million provided in our financial statements as a result of the affiliated entity asset impairment related to CoreTrace Corporation.

Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011

	2012	2011	$ Change
	($ in thousands)
Total revenues	$23,372	$20,894	$2,478

Cost of revenues	1,296	1,723	(427)
Selling, general and administrative	16,761	14,466	2,295
Research and development	3,531	3,124	407
Affiliated entity asset impairment	3,264	0	3,264
TappIn earnout liability not earned	(1,303)	0	(1,303)
Depreciation and amortization	1,217	790	427
Total operating expenses	24,766	20,103	4,663
Income from operations	(1,394)	791	(2,185)
Other income, net	(189)	13	(202)
Income tax expense	217	169	48
Net Income	$(1,800)	$635	$(2,435)

In the discussions below, we refer to the year ended December 31, 2012 as “2012” and the year ended December 31, 2011, as “2011”. The percentage changes cited in our discussions below comparing our results of operations for the year ended December 31, 2012, to the year ended December 31, 2011, are based on 2012 amounts compared to 2011 amounts.

Revenue.  We derive our revenue primarily from the following activities:

•
Software license revenue, which results from sales of our EFT Enterprise, EFT Standard, CuteFTP, Mail Express and WAFS products and solutions, which we typically recognize at the time of product shipment.

•
Subscription revenues under a SaaS model from sales of our Managed Solutions, which include Managed Information Exchange, or MIX, Hosted Enhanced File Transfer, or Hosted EFT Server and TappIn, which is typically recognized on a monthly basis as the services are billed over the contract period and which ranges from one to three years.

•
Maintenance and support revenue under contracts to provide ongoing product support and software updates to our customers who have purchased license software, which we typically recognize ratably over the contractual period, which is typically one year, but can be up to three years.

•
Professional services revenue, which includes a variety of customization, implementation, and integration services, as well as delivery of education and training associated with our solutions, all of which are recognized as the services are performed.

The components of our revenues are as follows ($ in thousands):

	Revenue for the Year Ended December 31,
Product	2012		2011

EFT Enterprise	$14,742	63.1%	$12,167	58.2%
EFT Standard	3,367	14.4%	3,665	17.5%
Wide Area File Services	1,577	6.7%	1,533	7.3%
Professional Services	1,547	6.6%	1,772	8.5%
CuteFTP	1,059	4.5%	1,209	5.8%
Other	1,080	4.6%	548	2.6%
Total Operating Revenues	$23,372	100.0	$20,894	100.0

Maintenance and Support Included in Total Operating Revenue	$11,298	48.3%	$9,424	45.1%

Revenue from our EFT Enterprise and EFT Standard products and solutions collectively increased 14.4% as a result of our successful sales programs emphasizing enterprise solutions for businesses and a continuing growth in renewals of M&S contracts for this product line as users remained satisfied with the security and benefits of our M&S services.  EFT Enterprise sales increased by approximately 21.2% primarily as a result of pricing pressure in the marketplace for this product that existed during 2011 not continuing into 2012 that allowed us to end our 2011 price discounting programs without negatively affecting the number of licenses sold in 2012. EFT Standard revenue decreased by approximately 8.1%,  primarily as a result of our focus in 2012 on selling our higher margin EFT Enterprise product.

WAFS revenue increased by 2.9%. These sales were lower in 2011 due to the relatively slow introduction of WAFS Version 4, released in 2011, as a result of some customers experiencing difficulties while upgrading to Version 4 from prior version.  These difficulties led us to scale back WAFS sales activities during the first half of 2012 while we assessed and addressed the upgrade issues.  We resolved a substantial portion of these issues by mid-2012 resulting in an increase in this revenue for 2012 as a whole.

Professional services revenue decreased 12.7% primarily due to a decrease in revenue earned under our contract supporting the SAMS-E logistics program as a result of various budget actions and project scope decisions made by the U.S. Army and the primary contractor to the U.S. Army, whom we support under this contract. We completed the terms of the final option year of the MAT contract in September 2013.  As there is now a new primary contractor, we do not anticipate future revenue from these activities.  We believe we can offset the effects of this event by continuing to increase deliveries of our higher margin, commercial (non-government) professional services as we increasingly bundle those services with new sales of our enterprise solutions and as we deliver additional services to existing customers.

Revenues from CuteFTP decreased 12.4%. This decrease was a result of it being several years since the last release of a significant upgrade of the features and functionality of this product. Our release in November 2012 of CuteFTP Version 9, with an improved feature set to better address the user’s higher performance and security demands, reversed this declining revenue trend in 2013.

Other revenue increased by 97.1%.  We earn this revenue primarily from our Mail Express, MIX, Hosted EFT Server, and TappIn product and solution sales.  The increase was largely due to an increase in MIX,  Hosted EFT, Mail Express and TappIn revenue.  This increase was due, in part, to 2012 being substantially the first year in which we had MIX and Hosted EFT contracts in place for the full year as well as 2012 being the first full year in which we earned TappIn revenue.

M&S revenue increased 21.4%. M&S revenue as a percent of our total revenue was 48% in 2012 and 45% in 2011. M&S revenue continued its trend over recent years of becoming an increasing percentage of our total revenue.  Our M&S revenue growth and its increasing percentage of our total revenue are primarily due to our ongoing efforts to increase M&S contract renewal rates, the growing installed base of our software products in the marketplace and the decline in software license revenue in recent periods. The installed base growth creates a compounding effect for M&S renewals. This effect is due to the cumulative number of licensed software installations sold over multiple years that create M&S renewals in any single year predictably (and in line with our expectations) exceeding the number of new software licenses we sell in a single year. We expect this compounding effect to continue to grow, even as we potentially increase software license revenue in future periods. As our enterprise products become a larger portion of our total revenues, we believe M&S revenues will continue to increase. However, if sales of our on-premise, enterprise products were to decrease, then new sales of M&S contracts could decrease as well given the typical bundling of M&S contracts with enterprise software solution sales. We believe an increase in M&S revenue is a positive indicator of our customers’ ongoing satisfaction with our products purchased in past years.

Cost of Revenues.  Cost of revenues consists primarily of royalties, a portion of our bandwidth costs, hosted service expenses for our Managed Solutions, and expenses directly associated with professional services delivery.  Cost of revenues decreased 24.8% primarily due to:

•
A decrease of $450,000 in labor costs associated with professional services provided under our subcontract supporting the U.S. Army SAMS-E logistics program, consistent with a reduction in our level services provided under that contract as described in our revenue discussion above.

•	A decrease of $137,000 in royalty expenses on certain product sales due to a favorable renegotiation of the terms of certain agreements.

 Offset by:

•
Increased hosted server expenses of $129,000 associated with the growth in our MIX and Hosted EFT Server solutions, particularly as a result of our expansion of these services to international markets.

Selling, General and Administrative.  These expenses increased 15.9% primarily due to:

•	Direct TappIn expenses of $1.1 million in 2012 for which there were no similar expenses in the 2011 period.
•	Increased salaries for certain personnel of $396,000 in order to retain them in a competitive environment for talent.
•	Severance expense of $290,000 incurred in connection with the retirement of our Chief Executive Officer.
•	Increased employee health plan expenses of $245,000 due to the rising costs of insurance and medical care.
•	Increased legal fees of $209,000 related to litigation in which we are involved as described elsewhere in this document and for additional SEC filings work primarily related to the TappIn acquisition.
•	Increased sales commission expense of $166,000 due to increased sales.
•	Increased costs of SEC filings of $50,000 due to those filings having additional XBRL tagging requirements in the 2012 that were not required in 2011.
•
A reduction in the needed allowance for doubtful accounts that was higher in the 2011 period than the reduction that occurred in the 2012 period due to collections experience improving at a reduced rate in the 2012 period compared to the 2011 period which resulted in an increase of $130,000 in 2012.

All offset by:

•	Lower stock based compensation expense of $117,000 due to a higher level of stock option forfeitures arising from normal personnel turnover.
•	Lower advertising expense of $94,000 due to a higher emphasis on Internet advertising through search engine optimization in lieu of other forms of advertising.
•	A reduction to the bonus accrual of $85,000 due to changes in the bonus structure.
•	A reduction in expense of $1.3 million due to this portion of the TappIn earnout liability not being earned.

Research and Development.   Research and development expense increased 13.0% primarily due to:

•	Costs of $414,000 incurred for the continuing evolution of our TappIn products currently on the market for which we did not have such expenses in the 2011 prior to our acquisition of TappIn.
•	Increased third-party quality assurance testing of our products under development of $23,000 as we continue to enhance their features and functions.

All offset by:

•
Decreased personnel costs of $39,000 resulting from reassignment of certain personnel from research and development activities to selling, general and administrative activities and the related resulting adjustment to their compensation.

•	Lower stock based compensation expense of $71,000 due to a higher level of stock option forfeitures arising from personnel turnover.

We capitalized $330,000 of software development costs in 2012.  We did not capitalize any software development costs in 2011. This increase was due to a greater number of our software development projects having progressed to having a detailed program design or working prototype in 2012 than in 2011.

Affiliated Entity Asset Impairment.  This expense in the 2012 relates to the elimination of the value of our investments in and notes receivable from CoreTrace Corporation due to that company selling a substantial portion of its assets to an unrelated third party and ceasing operations.  There was no similar event in 2011.

TappIn Earnout Liability Not Earned.  This credit to expense in 2012 was due to TappIn revenue not being at least $3.0 million in 2012, which was a milestone that had to be achieved for the former TappIn shareholders to receive an earnout payment previously included in our liabilities in the amount of $1.34 million. Accordingly, we eliminated this liability as of December 31, 2012. There was no similar event in 2011.

Depreciation and Amortization.  Depreciation and amortization expense increased 54% primarily due to the amortization of intangible assets arising from the purchase of TappIn in December 2011.  There was no such amortization in 2011.

Other Income (Expense), Net.  Other income/expense increased primarily due to interest expense on the notes payable to a bank arising from the TappIn acquisition.  We incurred this expense during all of 2012 but for only one month in 2011.

Income Taxes.  For 2012, we had an income tax benefit at an effective rate of 13.7%, which differed from the statutory federal income tax rate of 34% primarily due to:

•	The TappIn earn out liability not earned of $1.3 million in 2012 for which there is no associated income tax benefit which would have been $443,000 at the statutory income tax rate.
•	The reserve of $125,000 provided in our financial statements related to research and development tax credits receivable currently under examination by the Internal Revenue Service.
•	The valuation allowance of $1.1 million provided in our financial statements as a result of the affiliated entity asset impairment related to CoreTrace Corporation.

For 2011, we had an effective tax rate of 21.0%, which differed from the statutory federal income tax rate of 34% due to:

•	A tax benefit of $358,000 recorded in our financial statements in 2011 related to research and development tax credits claimed on federal income tax returns for the years 2008, 2009, 2010 and 2011.
•
A tax expense of $185,000 in our financial statements related to costs incurred in connection with the acquisition of Tappin, Inc. which are capitalized and not currently deductible for federal income tax purposes.

Item 8.                  Financial Statements and Supplementary Data

GlobalSCAPE, Inc.

Index to Consolidated Financial Statements

Years ending December 31, 2013, 2012 and 2011

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
GlobalSCAPE, Inc.

We have audited the accompanying consolidated balance sheets of GlobalSCAPE, Inc. (a Delaware corporation) and its wholly-owned subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GlobalSCAPE, Inc. and its wholly-owned subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Houston, Texas
March 27, 2014

GlobalSCAPE, Inc.
Consolidated Balance Sheets
(in thousands except share amounts)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$9,455	$8,079
Accounts receivable (net of allowance for doubtful accounts of $154 and $171 in 2013 and 2012, respectively)	3,765	3,350
Federal income tax receivable	113	-
Current deferred tax asset	184	177
Prepaid expenses	349	426
Total current assets	13,866	12,032

Fixed assets, net	744	900
Long term investments	3,122	3,060
Intangible assets, net	1,028	4,308
Goodwill	12,712	12,712
Deferred tax asset	1,476	535
Other assets	144	41
Total assets	$33,092	$33,588

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$655	$432
Accrued expenses	898	1,353
Deferred revenue	9,092	8,293
Income taxes payable	-	46
TappIn earn out, current portion	-	500
Long term debt, current portion	1,397	1,335
Total current liabilities	12,042	11,959

Deferred revenue, non-current portion	1,708	1,480
TappIn earn out, non-current portion	-	3,694
Long term debt, non-current portion	2,989	4,389
Other long term liabilities	60	62
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 19,592,117 and 18,846,547 shares issued at December 31, 2013 and December 31, 2012, respectively	20	19
Additional paid-in capital	15,834	14,435
Treasury stock, 403,581 shares, at cost, at December 31, 2013 and December 31, 2012	(1,452)	(1,452)
Retained earnings	1,891	(998)
Total stockholders’ equity	16,293	12,004
Total liabilities and stockholders’ equity	$33,092	$33,588

The accompanying notes are an integral part of these consolidated financial statements.

GlobalSCAPE, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)

	For the Year Ended December 31,
	2013	2012	2011

Operating Revenues:
Software licenses	$8,086	$9,447	$9,149
Maintenance and support	13,650	11,298	9,424
Professional services	1,479	1,547	1,772
Other	1,124	1,080	549
Total revenues	24,339	23,372	20,894
Operating Expenses:
Cost of revenues	1,011	1,296	1,723
Selling, general and administrative	14,881	16,761	14,466
Research and development	3,766	3,531	3,124
Affiliated entity asset impairment	-	3,264	-
TappIn intangible asset impairment and earnout liability elimination	(128)	(1,303)	-
Depreciation and amortization	908	1,217	790
Total operating expenses	20,438	24,766	20,103
Income (loss) from operations	3,901	(1,394)	791

Other income (expense):
Interest expense	(227)	(289)	(25)
Interest income	62	100	38
Total other income (expense)	(165)	(189)	13
Income (loss) before income taxes	3,736	(1,583)	804
Provision for income taxes	(104)	217	169
Net income (loss)	$3,840	$(1,800)	$635
Comprehensive income (loss)	$3,840	$(1,800)	$635

Net income (loss) per common share - basic	$0.21	$(0.10)	$0.04

Net income (loss) per common share - diluted	$0.20	$(0.10)	$0.03

Weighted average shares outstanding:
Basic	18,626	18,358	18,081

Diluted	19,082	18,358	18,747

The accompanying notes are an integral part of these consolidated financial statements.

GlobalSCAPE, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands, except number of shares)

			Additional
	Common Stock		Paid-in	Treasury	Retained
	Shares	Amount	Capital	Stock	Earnings	Total

Balance at December 31, 2010	18,346,982	$18	$12,137	$(1,452)	$1,456	$12,159

Shares issued upon exercise of stock options	291,545	1	351	-	-	352

Tax (deficiency) from stock-based compensation	-	-	(13)	-	-	(13)

Stock-based compensation expense	-	-	1,003	-	-	1,003

Issuance of vested restricted stock	53,420	-	-	-	-	-

Net income	-	-	-	-	635	635

Balance at December 31, 2011	18,691,947	$19	$13,478	$(1,452)	$2,091	$14,136

Shares issued upon exercise of stock options	74,600	-	70	-	-	70

Tax (deficiency) from stock-based compensation	-	-	(28)	-	-	(28)

Stock-based compensation expense	-	-	915	-	-	915

Issuance of vested restricted stock	80,000	-	-	-	-	-

Common stock cash dividends	-	-	-	-	(1,289)	(1,289)

Net (loss)	-	-	-	-	(1,800)	(1,800)

Balance at December 31, 2012	18,846,547	$19	$14,435	$(1,452)	$(998)	$12,004

Shares issued upon exercise of stock options	585,570	1	889	-	-	890

Tax (deficiency) from stock-based compensation	-	-	(156)	-	-	(156)

Stock-based compensation expense
Stock options	-	-	527	-	-	527
Restricted stock	160,000	-	139	-	-	139

Common stock cash dividends	-	-	-	-	(951)	(951)

Net income	-	-	-	-	3,840	3,840

Balance at December 31, 2013	19,592,117	$20	$15,834	$(1,452)	$1,891	$16,293

GlobalSCAPE, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2013	2012	2011
Operating Activities:
Net income (loss)	$3,840	$(1,800)	$635
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense (recoveries)	29	68	(62)
Depreciation and amortization	908	1,217	790
Stock-based compensation	666	915	1,003
Deferred taxes	(948)	(377)	(352)
Excess tax deficiency from exercise of share based compensation	156	28	13
Affiliated entity asset impairment	-	3,264	-
TappIn intangible asset impairment and earnout liability elimination	(128)	(1,343)	-
Other	-	40	-
Changes in operating assets and liabilities:
Accounts receivable	(444)	(60)	(78)
CoreTrace receivable	-	(150)	(463)
Prepaid expenses	77	(187)	108
Federal income taxes	(315)	292	(52)
Other assets	(103)	(11)	-
Accounts payable	223	(159)	341
Accrued expenses	(455)	(43)	1
Deferred revenues	1,027	2,141	690
Other long-term liabilities	(2)	9	252
Net cash provided by operating activities	4,531	3,844	2,826
Investing Activities:
Software development costs	(899)	(330)	-
Purchase of property and equipment	(139)	(213)	(201)
Purchase of TappIn, Inc. and earnout payments	(500)	(1,500)	(9,190)
Purchase of long-term investments	-	(60)	(3,000)
Interest on long term investments	(62)	-	-
Net cash provided by (used in) investing activities	(1,600)	(2,103)	(12,391)
Financing Activities:
Proceeds from exercise of stock options	890	70	352
Tax deficiency (benefit) from stock-based compensation	(156)	(28)	(13)
Notes payable principle payments	(1,338)	(1,276)	-
Proceeds from note payable	-	-	7,000
Dividends paid	(951)	(1,289)	-
Net cash provided by (used in) financing activities	(1,555)	(2,523)	7,339
Net increase (decrease) in cash	1,376	(782)	(2,226)
Cash at beginning of period	8,079	8,861	11,087
Cash at end of period	$9,455	$8,079	$8,861

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$234	$294	$-
Income taxes	$1,161	$271	$1,225
Noncash - TappIn earn out	$-	$-	$6,997

The accompanying notes are an integral part of these consolidated financial statements.

GlobalSCAPE, Inc.
 Notes to Consolidated Financial Statements
December 31, 2013 and 2012

1.            Nature of Business and Corporate Structure

We provide secure information exchange capabilities for enterprises and consumers through the development and distribution of software, delivery of managed and hosted solutions, and provisioning of associated services. We operate primarily in the Managed File Transfer, or MFT, industry. Our solution portfolio addresses data and information management, movement, security and accessibility across a broad range of environments encompassing data and information in motion (for example, with traditional MFT solutions delivered as on-premises software or as a cloud service) and at rest (for example, through securely deleting or purging files or securely accessing stored data from mobile tablet or smartphone devices).

Our solution portfolio facilitates transmission of critical information such as financial data, medical records, customer files, vendor files, personnel files, transaction activity, and other similar documents between diverse and geographically separated network infrastructures while supporting a range of information protection approaches to meet privacy and other security requirements. In addition to enabling secure, flexible transmission of critical information using servers, desktop and notebook computers, and a wide range of network-enabled mobile devices, our products also provide customers with the ability to monitor and audit file transfer activities.

Throughout these notes unless otherwise noted, our references to 2013, 2012 and 2011 refer to the years ended December 31, 2013, 2012 and 2011, respectively.

2.            Significant Accounting Policies

Basis of Presentation

We follow accounting standards set by the Financial Accounting Standards Board. This board sets generally accepted accounting principles in the United States, or GAAP, that we follow in preparing financial statements that report our financial position, results of operations, and sources and uses of cash. We also follow the reporting regulations of the United States Securities and Exchange Commission, or SEC.

The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of our financial statements. It is possible the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of our financial position and results of operations.

Principles of Consolidation

The accompanying consolidated financial statements of GlobalSCAPE, Inc. and its wholly-owned subsidiary (collectively referred to as the “Company” or “we”) are prepared in conformity with GAAP.  All intercompany accounts and transactions have been eliminated.

Revenue Recognition

We develop, market and sell software products. We recognize revenue from a sale transaction when the following conditions are met:

• Persuasive evidence of an arrangement exists.
• Delivery has occurred or services have been rendered.
• The amount is fixed or determinable.
• Collection is reasonably assured.

For a sale transaction not meeting any one of these four criteria, we defer recognition of revenue related to that transaction until all the criteria are met.

We earn the majority of our software license revenue from software products sold under perpetual software license agreements. At the time our customers purchase these products, they typically also purchase a product maintenance and support, or M&S, agreement. These transactions are multiple element software sales for which we assess the presence of vendor specific objective evidence (“VSOE”) of the fair value of the undelivered elements to determine the portion of these sales to recognize as revenue upon delivery of the software product and the portion of these sales to record as deferred revenue at the time the product is delivered. We amortize the deferred revenue component to revenue in future periods as we deliver the related future services to the customer. For transactions, if any, for which we cannot establish VSOE of fair value of the undelivered elements, we initially record the entire transaction as deferred revenue and amortize that amount to revenue in future periods as we deliver the related future services to the customer.

Our deferred revenue consists primarily of revenue to be earned in the future as we deliver services under M&S agreements. Certain of our customers will accept, and sometimes pay, our invoices for M&S services prior to the commencement of the M&S period. In such cases, we record accounts receivable and deferred revenue in the same amount at the time we submit an invoice to the customer and commence recognition of the deferred revenue as revenue only after the M&S period begins.

For our products delivered under a software-as-a-service transaction on a monthly or other periodic subscription basis, we recognize subscription revenue, including initial setup fees, on a monthly basis over the contractual term of the customer contract as we deliver our products and services. These amounts are in other revenue. Amounts invoiced or paid prior to this revenue recognition are presented as deferred revenue until earned.

We provide professional services to our customers consisting primarily of software installation support, operations support and training. We recognize revenue from these services as they are completed and accepted by our customers.

We collect sales tax on many of our sales. We do not include sales tax collected in our revenue. We record it as a liability payable to taxing authorities.

Concentrations of Credit Risk and Significant Customers

Our cash, cash equivalents and long term investments are on deposit in banks and are collectively insured by the Federal Deposit Insurance Corporation for $750,000.  Our balances in excess of that amount are not insured. With the exception of our long-term investment in certificate of deposit pledged as collateral for our notes payable, we may withdraw our cash deposits upon demand. We maintain our cash with multiple financial institutions of reputable credit to minimize our risk of loss.

We generally provide credit to our customers under typical invoice payment terms (for example, net 30) that gives rise to trade accounts receivable from those customers. We do not require collateral from our customers.  We perform ongoing evaluations of the credit risk related to offering these payment terms. We provide an allowance for uncollectible accounts based on our historical collections experience and the profile of our accounts receivable.

In 2013, 2012 and 2011, no single customer accounted for more than 10% of revenues.  As of December 31, 2013, we had one customer, Lifeboat, which accounted for 14% of our total accounts receivable.  In 2012, we had no customer from whom accounts receivable from them individually comprised 10% or more of our total accounts receivables.

Other Concentrations

Sales in Foreign Markets.  In 2013, 2012 and 2011, approximately 27%, 26% and 31%, respectively, of our revenues came from sales to customers in foreign countries.  We received substantially all of our revenues from foreign countries in U.S. dollars resulting in limited exchange rate risks.  Our foreign sales are concentrated mostly in Canada, Australia and Western Europe.

Labor.  We use software developers outside the United States to perform a portion of the coding for the development and maintenance of our software products. If we were unable to continue using these developers because of political or economic instability, we may have difficulty finding comparably skilled developers or may have to pay considerably more for the same work, which could have a material adverse impact on our financial position and results of operations.

Cash and cash equivalents

Cash and cash equivalents includes all cash and highly liquid investments with original maturities of three months or less.  Our cash balance as of December 31, 2013, is insured by the Federal Deposit Insurance Corporation for $750,000.

Property and Equipment

Property and equipment is comprised of furniture and fixtures, software, computer equipment and leasehold improvements which are recorded at cost and depreciated using the straight-line method over their estimated useful lives.    Furniture, fixtures and equipment have a useful life of 5 to 7 years, computer equipment and software have a life of 3 years and leasehold improvements are depreciated over the shorter of the term of the lease under which the improvements were made or the estimated useful life of the asset.

Expenditures for maintenance and repairs are charged to operations as incurred.

Goodwill

Goodwill is not amortized. On at least an annual basis, we test goodwill for impairment at the reporting unit level. We operate as a single reporting unit.

When testing goodwill, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of our reporting unit is less than its carrying amount, including goodwill. In performing this qualitative assessment, we assess events and circumstances relevant to us including, but not limited to:

•	Macroeconomic conditions.
•	Industry and market considerations.
•	Cost factors and trends for labor and other expenses of operating our business.
•	Our overall financial performance and outlook for the future.
•	Trends in the quoted market value and trading of our common stock.

In considering these and other factors, we consider the extent to which any adverse events and circumstances identified could affect the comparison of our reporting unit’s fair value with its carrying amount. We place more weight on events and circumstances that most affect our reporting unit’s fair value or the carrying amount of our net assets. We consider positive and mitigating events and circumstances that may affect our determination of whether it is more likely than not that the fair value of our reporting unit is less than its carrying amount. We evaluate, on the basis of the weight of the evidence, the significance of all identified events and circumstances in the context of determining whether it is more likely than not that the fair value of our reporting unit is less than its carrying amount.

If, after assessing the totality of these qualitative events and circumstances, we determine it is not more likely than not that the fair value of our reporting unit is less than its carrying amount, we conclude there is no impairment of goodwill and perform no further testing in accordance with GAAP. If we conclude otherwise, we proceed with performing the first step, and if necessary, the second step, of the two-step goodwill impairment test prescribed by GAAP.

As of December 31, 2013, after assessing the totality of the relevant events and circumstances, we determined it not more likely than not that the fair value of our reporting unit was less than its carrying amount. Accordingly, we concluded there was no impairment of goodwill as of that date.

Capitalized Software Development Costs

When we complete research and development for a software product and have completed a detail program design or a working model of that software product, we capitalize production costs incurred for that software product from that point forward until it is ready for general release to the public. Thereafter, we amortize capitalized software production costs to expense using the straight-line method over the estimated useful life of that product, which is generally three years.

Intangible Assets – Patent, Customer Relationships and Developed Technology

During a portion of 2013 and all of 2012, we had intangible assets, other than goodwill, consisting of a patent, customer relationships and developed technology that we acquired through the purchase of other companies.  We determined the value of those intangible assets at the time of acquisition through discounted cash flow and other similar valuation methods. We amortized these intangible assets on straight-line basis over their estimated useful lives that range from seven to eighteen years. As of December 31, 2013, the balance of these intangible assets had been reduced to zero as a result of the combination of this amortization and a determination that the unamortized portion of these intangible assets was of nominal value.

Contingent Consideration

Our TappIn acquisition in 2011 included future contingent milestone payments based on achieving certain levels of sales in the future and the introduction of new products (i.e. the TappIn earn out). We estimate the fair value of the TappIn earn out contingent consideration liability based on our assessment of the probabilities of achieving the prescribed milestones. These estimates involve significant judgment. Changes in the fair value of the TappIn earn out contingent consideration liability may result from changes in discount periods, changes in the timing and amount of sales and/or other specific milestone estimates and changes in probability assumptions with respect to the likelihood of achieving the various earn-out criteria. At each reporting date, we assess the fair value of this contingent consideration liability. Changes in the fair value of these liabilities related are reflected in our net income and could materially affect our operating results.

Research and Development

We expense research and development costs as incurred.

Royalty Expense

Certain of our products contain software components that we license from others.  We pay royalties under those licenses which we record as a cost of revenues when our product containing the applicable component is sold.  Our royalties expense was $288,000, $329,000 and $466,000, in royalty expense in 2013, 2012 and 2011, respectively.

Advertising Expense

We expense advertising costs as incurred as a component of our selling, general and administrative expenses.  Advertising expense was $729,000, $493,000 and $582,000 in 2013, 2012 and 2011, respectively.

Stock-Based Compensation

We measure the cost of share-based payment transactions at the grant date based on the calculated fair value of the award. We recognize this cost as an expense ratably over the recipient’s requisite service period during which that award vests or becomes unrestricted.

For stock option awards, we estimate their fair value at the grant date using the Black-Scholes option-pricing model considering the following factors:

•	We estimate expected volatility based on historical volatility of our common stock.
•
We use primarily the simplified method to derive an expected term which represents an estimate of the time options are expected to remain outstanding. We use this method because our options are plain-vanilla options, and we believe our historical option exercise experience is not adequately indicative of our future expectations.

•	We base the risk-free rate for periods within the contractual life of the option on the U.S. treasury yield curve in effect at the time of grant.

For restricted stock awards, we use the quoted price of our common stock on the grant date as the fair value of the award.

Income Taxes

We account for income taxes using the asset and liability method.  We record deferred tax assets and liabilities based on the difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets and liabilities are carried on the balance sheet with the presumption that they will be realizable in future periods in which we generate taxable income.

We assess the likelihood that deferred tax assets will be realized from future taxable income. Based on this assessment, we provide any necessary valuation allowance on our balance sheet with a corresponding increase in the tax provision on our statement of operations.   Any valuation allowances we establish are determined based upon a number of assumptions, judgments, and estimates, including forecasted earnings, future taxable income, and the relative proportions of revenue and income before taxes in the various domestic jurisdictions in which we operate.

We account for uncertainty in income taxes using a two-step process to determine the amount of tax benefit to be recognized. First, we evaluate the tax position to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, we assess the tax position to determine the amount of benefit to recognize in the financial statements. The amount of the benefit we recognize is the largest amount that we believe has a greater than 50% likelihood of being realized upon ultimate settlement. Unrecognized tax benefits represent tax positions for which reserves have been established.

Earnings Per Share

We compute basic earnings per share using the weighted-average number of common shares outstanding during the periods.  We compute diluted earnings per share using the weighted-average number of common shares outstanding plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.  Awards of non-vested options are considered potentially dilutive common shares for the purpose of computing earnings per common share.  In applying the treasury stock method to non-vested options, the assumed proceeds include the amount the employee must pay to exercise the option plus the amount of unrecognized cost attributable to future periods less any expected tax benefits. Below is a reconciliation of the numerators and denominators of basic and diluted earnings per share for each of the following years (in thousands except share amounts):

	Year ended December 31,
	2013	2012 (1)	2011
Numerators
Numerator for basic and diluted earnings per share:
Net income (loss)	$3,840	$(1,800)	$635

Denominators
Denominators for basic and diluted earnings per share:
Weighted average shares outstanding basic	18,626	18,358	18,081

Dilutive potential common shares
Stock options and awards	456	-	666
Denominator for dilutive earnings per share	19,082	18,358	18,747
Net income (loss) per common share - basic	$0.21	$(0.10)	$0.04
Net income (loss) per common share – diluted	$0.20	$(0.10)	$0.03

(1)	For the year ended December 31, 2012, options to purchase 531,634 shares and all of the warrants have been excluded in computing dilutive shares, as the effect would be anti-dilutive.

Recent accounting pronouncements

In July 2013, the Financial Accounting Standards Board (FASB) issued FASB Accounting Standards Update (ASU) No. 2013-11, Income Taxes (Topic 740)-Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward except under certain circumstances when one or more of these items is not available at the reporting date under the tax law of the applicable jurisdiction. ASU 2013-11 is applicable for fiscal years beginning after December 15, 2013. We do not expect adoption of this ASU to have a material impact on our financial statements.

In February 2013, the FASB issued FASB ASU No. 2013-04,Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements to the extent such obligations are not already addressed within existing guidance under GAAP. ASU 2013-04 is applicable for fiscal years beginning after December 15, 2013. We do not expect adoption of this ASU to have a material impact on our financial statements.

In July 2012, the FASB issued FASB ASU No. 2012-02, Intangibles—Goodwill and Other (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment. ASU 2012-02 permits an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30. If an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then no further action is required. If an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test. ASU 2012-02 became effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Our adoption of this ASU did not have a material impact on our financial statements.

In December 2011, the FASB issued FASB ASU No. 2011-11, Balance Sheet (Topic 210)—Disclosures about Offsetting Assets and Liabilities. ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities are required to disclose both gross and net information about these instruments. ASU 2011-11 became effective for annual reporting periods beginning on or after January 1, 2013. Our adoption of this ASU did not have a material impact on our financial statements.

Use of Estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements. It is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Company’s financial position and results of operation.

Reclassifications

Capitalized software development costs are included in intangible assets at December 31, 2013, and December 31, 2012 in the accompanying financial statements. That balance as of December 31, 2012, of $303,000 was previously included in fixed assets.

4.            Accounts Receivable

Accounts receivable, which are primarily from sales of software licenses, are presented net of an allowance for doubtful accounts.  The activity of the Company’s allowance for the years ended December 31, 2013, 2012 and 2011 is as follows ($’s in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance, beginning of period	$171	$170	$237
Bad debt expense or (recovery)	29	68	(62)
Uncollectible accounts receivable	(46)	(67)	(5)
Balance, end of period	$154	$171	$170

5.            Fixed Assets

Fixed assets, at cost, consist of the following ($’s in thousands):

	December 31,
	2013	2012
Furniture and equipment	$648	$646
Software	788	750
Equipment	939	844
Leasehold improvements	590	590
	2,965	2,830
Less accumulated depreciation	(2,221)	(1,930)
Fixed assets, net	$744	$900

6.            Capitalized Software Development Costs

Our capitalized software development costs profile is as follows: ($’s in thousands):

	December 31,
	2013	2012
Gross capitalized cost	$1,229	$330
Accumulated amortization	(201)	(27)
Net balance	$1,028	$303

	Year Ended December 31,
	2013	2012
Amount capitalized	$889	$330
Amortization expense	(174)	(27)

	Released	Unreleased
	Products	Products

Gross capitalized amount at December 31, 2013	$408	$620

Future amortization expense for the year ending December 31,
2014	$203
2015	175
2016	30
Total	$408

We include capitalized software development costs in intangible assets on our balance sheet. The future amortization expense of the gross capitalized software development costs related to unreleased products will be determinable at a future date when those products are ready for general release to the public.

7.            Acquired Intangible Assets and TappIn Earnout Liability

Intangible assets resulting from our acquisition of Availl, Inc. in 2006 and TappIn, Inc. in 2011 consisted of the following ($’s in thousands):

		December 31, 2013				December 31, 2012
	Life		Accumulated	Reduction to			Accumulated
	(Years)	Gross	Amortization	Zero	Net	Gross	Amortization	Net

TappIn, Inc.
Customer relationship	10	$1,863	$(342)	$(1,521)	$-	$1,863	$(202)	$1,661
Developed technology	7	2,771	(726)	(2,045)	-	2,771	(429)	2,342
Availl, Inc.
Software	5	1,775	(1,775)	-	-	1,775	(1,775)	0
Customer List	5	180	(180)	-	-	180	(180)	-
Patent	18	7	(7)	-	-	7	(4)	3
Total		$6,596	$(3,030)	$(3,566)	$-	$6,596	$(2,590)	$4,006

We amortize acquired intangible assets on a straight-line basis over their weighted average lives. This amortization expense was $614,000, $895,000, and $350,000 in 2013, 2012, and 2011, respectively.  There is no future amortization expense associated with these acquired intangibles.

When we acquired TappIn in December 2011, we allocated the total purchase price of this acquisition to assets and liabilities based on their estimated fair values at the acquisition date.  That allocation resulted in the TappIn intangible assets set forth in the table above. We have since evaluated input from our customers and the marketplace as a whole relative to the TappIn product line and concluded that our future emphasis will be on merging the TappIn technology and functionality with our EFT Standard Edition and EFT Enterprise Edition products to create a TappIn Enterprise solution.  We believe offering the TappIn technology through this integration will maximize the return on our investment in this product line. While we will continue to offer TappIn as a standalone product in its Standard and Professional Editions, we have concluded that revenue earned from the TappIn product line sold in those configurations will not be significant to our results of operations and financial position in the future.

For accounting and financial statement presentation purposes, the value assigned to the developed technology intangible asset as of the date we acquired TappIn and subsequent thereto relates only to the TappIn Standard Edition developed technology that existed on the date we acquired TappIn.  Under GAAP, none of the value of this intangible asset can be derived from the TappIn Professional Edition or from other uses of the TappIn technology.  Specifically, none of the TappIn core technology, enabling technology or the migration of that technology, including the application of that technology to our EFT Standard Edition and EFT Enterprise Edition product lines as mentioned above, can be relied upon to ascribe value to the developed technology intangible asset. Since we believe revenue earned from the TappIn Standard Edition will not be significant to our results of operations and financial position in the future, we have concluded it to be more-likely-than-not that the intangible asset arising from this developed technology is of nominal future value. Accordingly, we have reduced its value to zero on our balance sheet as of December 31, 2013, and have recorded a corresponding expense for the year ended December 31, 2013.

For accounting and financial statement purposes, the value assigned to the customer relationship intangible asset relates to one contract with a third-party as it stood and was in place on the date we acquired TappIn.  Under GAAP, none of the value of this intangible can be derived from future modifications of this contract or from other, subsequent customer relationships.  The value of the contract that gave rise to this customer relationship intangible is dependent upon both (1) continued shipments of that customer’s products as they existed at the time we acquired TappIn and (2) the purchasers of that customer’s products subscribing to TappIn Professional Edition.  We believe revenue earned from the activities upon which the value of the customer relationship intangible asset was derived will not be significant to our results of operations and financial position in the future. Our relationship with that customer remains in place relative to products it is currently selling that did not exist at the time we acquired TappIn and that were not part of determining the intangible value of this customer relationship at that time.  We have concluded it to be more-likely-than-not that the intangible asset arising from this customer relationship and the products it covered as they existed at the time we acquired TappIn is of nominal future value.  Accordingly, we have reduced its value to zero on our balance sheet as of December 31, 2013, and have recorded a corresponding expense for the year ended December 31, 2013.

Our acquisition of TappIn provides for the possible payment of $4.5 million of contingent consideration remaining as of December 31, 2013, to the former shareholders of TappIn if our TappIn product line achieves certain revenue milestones by no later than December 31, 2014. Based on our past estimates of the probability and likelihood of this earn out ultimately being paid, our balance sheet has previously included a liability of $3.7 million for these possible payments. We evaluated the likelihood of the TappIn product lines achieving the revenue milestones by December 31, 2014, necessary for the remaining earnout to be paid.  We concluded the likelihood that those revenue milestones will be achieved to be remote and that the contingent consideration will not have to be paid.  Accordingly, we reduced the TappIn earn out liability on our balance sheet to zero as of December 31, 2013 and recorded a corresponding credit to income in 2013.

When we acquired TappIn, Inc. in December 2011, we recorded a deferred tax liability resulting from our recording of the intangible assets described above as of the acquisition date for which there was no corresponding change in the tax basis of the TappIn common stock that we purchased.  The balance of this deferred tax liability was $1.2 million as of December 31, 2012.  Our reduction of the TappIn intangible assets to zero eliminated this deferred tax liability with a corresponding credit to federal income tax expense during the year ended December 31, 2013.

The effects of the above items are summarized as follows ($’s in thousands):

Reduction of intangible assets:
Customer relationship	$(1,521)
Developed technology	(2,045)
Elimination of earnout liability	3,694
Net TappIn asset impairment and earnout liability elimination before taxes	128
Federal income taxes	1,213
Net TappIn asset impairment and earnout liability elimination after taxes	$1,341

8.            Notes Payable

In December 2011, we borrowed $7 million under loan agreements with The Bank of San Antonio to fund a portion of the purchase price of TappIn. These loan agreements provide for the following notes payable:

•	A note payable with an original principal balance of $4 million bearing interest at 4.75% per annum and secured by substantially all of our assets.

•
A note payable with an original principal balance of $3 million bearing interest at 4.25% per annum and secured by a certificate of deposit with The Bank of San Antonio of $3.0 million bearing interest at 2.0% per annum. This certificate of deposit is included in long-term investments on our balance sheet.

At December 31, 2013, the total principal balance outstanding under these notes payable was $4.4 million.

Interest and principal are payable under both notes payable in 60 equal monthly installments aggregating $131,000 each that will fully amortize the notes as of their December 2, 2016 maturity date. The loans may be prepaid at any time without premium or penalty.

Scheduled future principal payments under the loan agreements as of December 31, 2013, are as follows ($ in thousands):

Year Ending December 31,
2014	$1,397
2015	1,462
2016	1,527
Total	$4,386

The Loan Agreements contain the following financial covenants:

•
We must maintain a debt service coverage ratio of at least 1.25. This ratio is defined in the loan agreements as (1) net income plus depreciation, interest and non-cash charges divided by (2) the sum of the current portion of long-term debt plus interest expense. As of December 31, 2013, this debt service coverage ratio was 2.44.

•
We must maintain a maximum debt to tangible net worth ratio of 4.00:1. This ratio is defined in the loan agreements as (1) total liabilities less deferred revenues divided by (2) total assets, excluding intangible assets, minus total liabilities, excluding deferred revenues. As of December 31, 2013, this debt to tangible net worth ratio was 0.45:1.

•
We must maintain liquid assets (cash and marketable securities) of at least $3.2 million as of December 31, 2013, and $2.2 million thereafter. As of December 31, 2013, cash and marketable securities were $9.5 million.

The loan agreements contain customary events of default including the failure to make payments of principal and interest, the breach of any covenants, the occurrence of a material adverse change, and certain bankruptcy and insolvency events.

9.           Stock Options, Restricted Stock and Share-Based Compensation

We have stock-based compensation plans under which we have granted, and may grant in the future, incentive stock options, non-qualified stock options, and restricted stock to employees and non-employee members of the Board of Directors. Our share-based compensation expense was as follows ($ in thousands):

	Year Ended December 31,
	2013	2012	2011
Share-based compensation expense	$666	$915	$1,003

Stock Options

The GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan is our current stock-based incentive plan for our employees.  Provisions and characteristics of this plan include the following:

•  It authorizes the issuance of up to three million shares of common stock for stock-based incentives including stock options and restricted stock awards.
•  The exercise price, term and other conditions applicable to each stock option or stock award granted are determined by the Compensation Committee of the Board of Directors.
•  The exercise price of stock options is set on the grant date and may not be less than the fair market value per share of our stock at market close on that date.
•  Stock options we issue generally become exercisable ratably over a three year period and expire ten years from the date of grant.
•  We issued no restricted stock awards under this plan in 2013, 2012 or 2011.
•  As of December 31, 2013, stock-based incentives for up to 1,596,540 shares remained available for issuance in the future under this plan.

During a portion of 2010 and in earlier years, we issued stock options under the GlobalSCAPE, Inc. 2000 Stock Option Plan. We no longer issue stock options under this plan.

Our stock option activity has been as follows:

		Weighted	Weighted Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Terms	Value
			(Years)	(000's)
Outstanding at December 31, 2010	3,260,327	$1.83	7.63	$1,480

2011
Granted	1,293,500	$2.00
Forfeitures	203,962	$2.28
Exercised	291,545	$1.21
Outstanding at December 31, 2011	4,058,320	$1.91	6.39	$540

2012
Granted	422,000	$1.93
Forfeitures	755,625	$4.09
Exercised	74,600	$0.94
Outstanding at December 31, 2012	3,650,095	$1.91	6.14	$300

2013
Granted	424,740	$1.66
Forfeitures	371,520	$2.17
Exercised	585,570	$1.52
Outstanding at December 31, 2013	3,117,745	$1.92	4.46	$1,808

Exercisable at December 31, 2013	2,437,135	$1.96	3.33	$1,436

Additional information about our stock options is as follows:

	2013	2012	2011
Weighted average fair value of options granted during the year	$0.87	$1.09	$1.08
Intrinsic value of options exercised during the year	$238,905	$63,820	$185,258
Cash received from stock options exercised during the year	$889,000	$70,000	$352,000

Number of options that vested during the year	519,175	382,772	376,409
Fair value of options that vested during the year	$632,000	$737,000	$946,000

Unrecognized compensation expense related to non-vested options at end of year	$526,000	$963,000	$1,700,000
Weighted average years over which non-vested option expense will be recognized	1.97	1.84	2.36

As of December 31, 2013
				Options Outstanding		Options Exercisable
				Weighted
				Average	Weighted		Weighted
			Underlying	Remaining	Average	Number of	Average
Range of			Shares	Contractual	Exercise	Underlying	Exercise
Exercise Prices			Outstanding	Life	Price	Shares	Price
$0.15	-	$0.33	53,000	1.2	$0.26	53,000	$0.26
$0.85	-	$1.41	605,040	2.4	$1.09	605,040	$1.09
$1.43	-	$2.16	1,700,685	5.7	$1.80	1,084,915	$1.80
$2.18	-	$4.10	759,020	3.6	$3.02	694,180	$3.09
Total options			3,117,745			2,437,135

We used the following assumptions to determine compensation expense for our stock options using the Black-Scholes option-pricing model:

	Year Ended December 31,
	2013	2012	2011
Expected volatility	55%	63%	77%
Expected annual dividend yield	0	0	0
Risk free rate of return	1.48%	0.98%	2.46%
Expected option term (years)	6.00	6.00	6.00

Restricted Stock Awards

The 2006 Non-Employee Directors Long Term Incentive Plan provides for the issuance of either stock options or restricted stock awards for up to 500,000 shares of our common stock. Provisions of this plan included the following:

•  It authorizes the issuance of up to 500,000 shares of our common stock for stock-based incentives including stock options and restricted stock awards.
•  The exercise price, term and other conditions applicable to each stock option or stock award granted are determined by the Compensation Committee of the Board of Directors.
•  Restricted stock awards are initially issued with a legend restricting transferability of the shares until the recipient satisfies the vesting provision of the award, which is generally continuing service for one year subsequent to the date of the award.
•  We issued no stock options under this plan in 2013, 2012 or 2011.
•  As of December 31, 2013, stock-based incentives for up to 148,500 shares remained available for issuance in the future under this plan.

Our restricted stock awards activity has been as follows:

			Total
		Grant Date	Fair Value of
	Number of	Fair Value	Shares That
	Shares	Per Share	Vested
Restricted Shares Outstanding at December 31, 2010	53,420	$2.01

2011
Shares granted with restrictions	80,000	$2.16
Shares vested and restrictions removed	(53,420)	$2.01	$107,000
Restricted Shares Outstanding at December 31, 2011	80,000	$2.16

2012
Shares granted with restrictions	80,000	$1.97
Shares vested and restrictions removed	(80,000)	$2.16	$158,000
Restricted Shares Outstanding at December 31, 2012	80,000	$1.97

2013
Shares granted with restrictions	80,000	$1.65
Shares vested and restrictions removed	(80,000)	$1.97	$133,600
Restricted Shares Outstanding at December 31, 2013	80,000	$1.65

At December 31, 2013, we had $58,000 of unrecognized compensation expense related to non-vested restricted stock awards. We expect to recognize that expense in the future over a weighted-average period of five months.

10.           Common Stock Purchase Warrants

We had a securities purchase agreement with certain accredited investors under which we granted them warrants to purchase 1,352,000 shares of our common stock at an exercise price of $3.15 per share.   These warrants expired unexercised in May 2012.

11.           Income Taxes

The components of our income tax expense (benefit) are as follows ($ in thousands):

	2013			2012			2011
	Current	Deferred	Total	Current	Deferred	Total	Current	Deferred	Total
Federal	$898	$(1,090)	$(192)	$(574)	$741	$167	$460	$(352)	$108
State	85	3	88	55	(5)	50	61	-	61
Total	$983	$(1,087)	$(104)	$(519)	$736	$217	$521	$(352)	$169

Deferred income taxes on our balance sheet reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of our deferred tax assets and liabilities are as follows ($ in thousands):

	As of December 31,
	2013	2012
Deferred tax assets:
Capital loss carryforward	$1,099	$1,099
Share-based compensation	1,005	1,017
Deferred revenue	503	470
Net operating loss carryforward	270	386
Compensation and benefits	84	102
Allowance for doubtful accounts	52	58
Other	2	24
Total gross deferred tax assets	3,015	3,156
Valuation allowance	(1,099)	(1,099)
Net deferred tax assets	1,916	2,057

Deferred tax liabilities:
Intangible assets	193	1,142
Depreciation	65	203
Total gross deferred tax liabilities	258	1,345

Net deferred tax assets	$1,658	$712

As of December 31, 2013, we had federal income tax net operating loss carry forwards of $794,000 available to offset future federal taxable income, if any. These carry forwards arose from TappIn operations before we purchased TappIn, Inc. and became available to us at the time we acquired that company.  These carry forwards expire in 2030 and 2031.

In assessing the realizability of deferred tax assets, we consider whether it is more-likely-than-not that a deferred tax asset will not be realized.  Our assessment of the likelihood of having sufficient taxable income in the future to support deduction or utilization of the items giving rise to our deferred tax assets indicates it is more-likely-than-not that we will realize the deferred tax assets listed in the table above with the exception of the $1.1 million deferred tax asset related to the capital loss carry forward resulting from the reduction to zero of our investments in and notes receivable from CoreTrace Corporation in 2012. We can realize this capital loss carry forward deferred tax asset to the extent we have capital gains in future periods against which this capital loss can be deducted.  We believe it uncertain that we will have sufficient capital gains in the future to support this deduction and have recorded a valuation allowance of $1.1 million for the capital loss carry forward deferred tax asset.

We claimed research and experimentation tax credits, or R&D tax credit, on certain of our tax returns and have included the effect of those credits in our provision for income taxes. Certain of those returns, and in particular the R&D tax credit claimed on those returns, are under routine examination by the Internal Revenue Service. We believe it more-likely-than-not this examination could result in $125,000 of such credits we claimed not being allowed by the Internal Revenue Service.  During 2012, we recorded a valuation allowance for this amount due to the uncertainty of this item.

The R&D tax credit for 2012 was extended by legislation passed in 2013. GAAP requires that this credit related to 2012 be recorded in the year in which this legislation passed (i.e. 2013).  Accordingly, the effects of the R&D credit related to 2012 are included in our 2013 financial statements, and our 2012 financial statements do not include an R&D credit.

The aggregate changes in the balance of our gross unrecognized tax benefits were as follows ($ in thousands):

	2013	2012
Balance, beginning of year	$125	$-
Increases for tax positions related to the current year	-	-
Increases for tax positions related to prior years	-	125
Decreases for tax positions related to prior years	-	-
Reductions due to lapsed statute of limitations	-	-
Balance, end of year	$125	$125

Our federal income tax returns for 2009 and prior years are no longer subject to examination by the Internal Revenue Service except for the R&D tax credit component of our 2008 and 2009 federal income tax returns. Our 2010 federal income tax return is under routine examination by the Internal Revenue Service with the results of this examination not yet reported by the Internal Revenue Service.

To the extent they arise, we record interest and penalty expense related to income taxes as an other expense in our statement of operations.  We incurred no such expenses in 2013, 2012 or 2011.

We file state tax returns in Texas, Massachusetts, New Hampshire and Pennsylvania.  The taxes resulting from these filings are included in income tax expense. Taxes we pay to these states are not material to our results of operations or financial position.

Our income tax expense (benefit) reconciles to an income tax expense resulting from applying an assumed statutory federal income rate of 34% to income before income taxes as follows ($ in thousands):

	Year Ended December 31,
	2013	2012	2011
Income tax expense (benefit) at federal statutory rate	$1,270	$(538)	$291

Increase (decrease) in taxes resulting from:
State taxes, net of federal benefit	57	32	40
Other	20	(16)	26
Capital loss carryforward valuation allowance	-	1,099	-
R&D tax credit uncertain tax position	-	125	-
Costs to acquire TappIn, Inc.	-	-	185
Share-based compensation	(1)	1	60
Research and development credit	(95)	-	(358)
Domestic production activities deduction	(99)	(43)	(75)
Tappin earnout liability not earned	(1,256)	(443)	-
Income tax expense (benefit) per the statement of operations	$(104)	$217	$169

12.           Employee Benefit Plan

We provide our employees a 401(k) plan under which we make employer matching contributions in amounts determined by our Board of Directors. Our matching contributions were $111,000, $102,000, and $88,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

13.           Investment in and Notes Receivable From Affiliated Entity

During 2012 and prior years, we had an investment as a shareholder in and notes receivable from CoreTrace Corporation. We also had a joint development and reseller agreement with CoreTrace for our appShield product. In 2012, CoreTrace sold a substantial portion of its assets to an unrelated third party and ceased operations. As a result of that event, the value of our investment in and notes receivable from CoreTrace was eliminated.  Accordingly, we reduced to zero the carrying value of those assets related to CoreTrace and recorded a corresponding affiliated entity asset impairment expense of $3.3 million during 2012.

 14.          Commitments and Contingencies

Minimum rental commitments under operating leases at December 31, 2013, are as follows ($ in thousands):

Year Ending December 31,
2014	$473
2015	357
2016	347
2017	347
2018	347
Thereafter	115
Total	$1,986

Rent expense under operating leases was $473,000 in 2013, $468,000 in 2012 and $356,000 in 2011. We had a deferred rent credit of $60,000 at December 31, 2013, that we amortize as a credit to rent expense on a straight-line basis over the remaining life of the applicable lease.

We have employment agreements with certain officers and employees under which we are obligated to pay them compensation of $471,000 and $145,000 during the years ending 2014 and 2015, respectively.

15.           Acquisition of TappIn, Inc.

In December 2011, we acquired all of the issued and outstanding shares TappIn, Inc.  At the time of the acquisition, we paid the TappIn selling shareholders $9 million cash for the outstanding common stock of that company and $190,000 cash for TappIn’s working capital acquired at closing. We also agreed to pay the former shareholders of TappIn, Inc. up to $8 million of additional payments upon achieving certain revenue milestones by December 31, 2014.

For financial statement purposes, we determined and recorded the purchase price as follows ($’s in thousands):

Cash paid at acquisition close date:
Sourced from cash on hand	$2,000
Sourced from note payable to a bank	7,000
Total	9,000
Contingent consideration	6,997
Additional cash paid for net working capital	190
Total purchase price	$16,187

We determined the contingent consideration portion of the purchase price we recorded based on our assessment at that time as to the amount of such consideration we estimated we would most-likely pay.

We allocated the total purchase price to assets and liabilities based on their estimated fair values at the acquisition date.  In allocating the purchase price to intangible assets and goodwill, our first allocation was to identifiable intangible assets, including developed technology and customer relationships, after which we allocated the remainder to goodwill. These allocations were as follows ($ in thousands):

Accounts receivable	$169
Current assets	28
Property and equipment, net	20
Intangibles	4,634
Goodwill	11,343
Assumed liabilities	(3)
Deferred revenue	(4)
Net assets acquired	$16,187

The contingent consideration provides for the following possible milestone payments to the former shareholders of TappIn, Inc.:

•	$2.0 million upon the completion of the development of a certain product. This milestone was achieved in 2012 for which we paid those former shareholders $1.5 million in 2012 and $500,000 in 2013.
•
$1.5 million upon the achievement of a certain revenue milestone during 2012.  This milestone was not achieved. Based on our prior estimates of the likelihood of achieving this milestone, we had recorded a liability of $3.3 million for this event. We eliminated this liability from our balance sheet as of December 31, 2012, and recorded a corresponding credit to operating expense during 2012.

•
$8.0 million upon achieving certain revenue milestones by no later than December 31, 2014.  Our balance sheet at December 31, 2012, included a liability of $4.2 million for these possible payments. During 2013, we concluded the likelihood that those revenue milestones will be achieved to be remote and that the contingent consideration will not have to be paid.  Accordingly, we reduced the TappIn earn out liability on our balance sheet to zero as of December 31, 2013 and recorded a corresponding credit to income in 2013.

The change in the TappIn earn out liability is as follows ($ in thousands):

	Year Ended December 31,
	2013	2012
Beginning balance	$4,194	$6,997
Earn out paid in cash	-	(1,500)
Earn out liability not earned	(4,194)	(1,303)
Ending balance	$-	$4,194

TappIn earnout liability, current portion	$-	$500
TappIn earnout liability, non-current portion	-	3,694
	$-	$4,194

The following table presents unaudited, pro forma consolidated results of operations for 2011 as if the TappIn acquisition had been completed on January 1, 2010. The comparative amounts for 2013 and 2012 are as they appear in our consolidated statement of operations and require no proforma adjustments since they already include the results of Tappin operations:

	Year Ended December 31,
	2013	2012	2011
Total revenues	$24,339	$23,372	$21,170
Net income (loss)	$3,840	$(1,800)	$(1,276)
Net loss per share:
Basic	$0.21	$(0.10)	$(0.07)
Diluted	$0.20	$(0.10)	$(0.07)

The pro forma consolidated results of operations for 2011 include adjustments to:

•	Include the results of TappIn for the periods presented.
•	Include the incremental amortization expense associated with the finite-lived intangible assets from January 1, 2010.
•	Include additional interest expense related to financing the acquisition as if the notes began on January 1, 2010.
•	Include acquisition expenses associated with the purchase of TappIn as if the purchase occurred January 1, 2010.
•	Reflect the pro forma tax adjustments resulting from the acquisition as if the purchase occurred January 1, 2010.

The pro forma information is not necessarily indicative of the results of operations that would have occurred had the transaction been made at the beginning of the periods presented or the future results of the combined operations.

16.           Quarterly Consolidated Financial Information (unaudited)

	Fiscal Year 2013
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Total revenues	$5,879	$5,925	$6,337	$6,197
Total operating expenses	$5,132	$5,297	$4,802	$5,207
Other income (expense)	$(47)	$(43)	$(39)	$(35)
Net income (loss) before provision for income taxes	$700	$585	$1,496	$955
Net income (loss)	$517	$381	$2,287	$655

Net income (loss) per share:
Basic	$0.03	$0.02	$0.12	$0.04
Diluted	$0.03	$0.02	$0.12	$0.03
Weighted average shares outstanding
Basic	18,444	18,502	18,761	18,873
Diluted	18,982	18,955	19,158	19,461

	Fiscal Year 2012
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Total revenues	$5,393	$5,702	$6,078	$6,199
Total operating expenses	$5,728	$5,774	$8,867	$4,397
Other income (expense)	$(66)	$(61)	$(11)	$(51)
Net income (loss) before provision for income taxes	$(401)	$(133)	$(2,800)	$1,751
Net income (loss)	$(253)	$(140)	$(2,714)	$1,307

Net income (loss) per share:
Basic	$(0.01)	$(0.01)	$(0.15)	$0.07
Diluted	$(0.01)	$(0.01)	$(0.15)	$0.07
Weighted average shares outstanding
Basic	18,288	18,320	18,398	18,421
Diluted	18,288	18,320	18,398	18,959

Item 9.                  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.               Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our President and Chief Operating Officer and our Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

No system of controls, no matter how well designed and operated, can provide absolute assurance that the objectives of the system of controls are met. No evaluation of controls can provide absolute assurance that the system of controls has operated effectively in all cases.  Our disclosure controls and procedures are designed to provide reasonable assurance that the objectives of disclosure controls and procedures are met.

As of the end of the period covered by this report, our Chief Executive Officer and Chief Financial Officer evaluated, with the participation of management, the effectiveness of our disclosure controls and procedures.  Based on the evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective to provide reasonable assurance that the objectives of disclosure controls and procedures are met.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(e).  Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2013 based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organization of the Treadway Commission (COSO).  Based on that evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2013.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to audit by our independent registered public accounting firm pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act signed into law on July 21, 2010 that permits us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during the year ended December 31, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.               Other Information

None.

PART III

Item 10.                Directors, Executive Officers and Corporate Governance

The information required by this item is incorporated by reference to GlobalSCAPE’s Proxy Statement for its 2014 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2013.

GlobalSCAPE has adopted a Code of Ethics that applies to all its employees, including its Chief Executive Officer and its Chief Financial Officer.  GlobalSCAPE will provide a copy of its Code of Ethics to any person without charge upon written request to:

James W. Albrecht, Jr.
Chief Financial Officer
GlobalSCAPE, Inc.
4500 Lockhill-Selma, Suite 150
San Antonio, Texas 78249

Item 11.                Executive Compensation

The information required by this item is incorporated by reference to GlobalSCAPE’s Proxy Statement for its 2014 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2013.

Item 12.                Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated by reference to GlobalSCAPE’s Proxy Statement for its 2014 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2013.

Item 13.                Certain Relationships and Related Transactions, and Director Independence

The information required by this item is incorporated by reference to GlobalSCAPE’s Proxy Statement for its 2014 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2013.

Item 14.                Principal Accountant Fees and Services.

The information required by this item is incorporated by reference to GlobalSCAPE’s Proxy Statement for its 2014 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2013.

PART IV

Item 15.                Exhibits, Financial Statement Schedules

(a)(1)	Financial Statements and Schedules

The following financial statements of GlobalSCAPE, Inc. are included in Item 8:

	•	Consolidated Balance Sheets — December 31, 2013 and 2012

	•	Consolidated Statements of Operations — Years ended December 31, 2013, 2012 and 2011

	•	Consolidated Statements of Stockholders’ Equity — Years ended December 31, 2013, 2012 and 2011

	•	Consolidated Statements of Cash Flows — Years ended December 31, 2013, 2012 and 2011

	•	Notes to Consolidated Financial Statements — December 31, 2013 and 2012

(2)	Schedules not listed above have been omitted because they are not applicable or required, or the information required to be set forth therein is included in the Financial Statements or Notes thereto.

(3)	Exhibits

Exhibit
Number	Description
3.1	Amended Restated Certificate of Incorporation (Filed as Exhibit 3.1 to Form 8-K filed November 17, 2006).

3.2	Amended and Restated Bylaws of the Company effective as of October 30, 2008 (Filed as Exhibit 3.2 to Form 8-K filed November 5, 2008).

4.1	Specimen of Stock Certificate (Filed as Exhibit 4.1 to Form 10-K filed April 2, 2001).

*10.1	1998 Stock Option Plan as amended May 13, 1999 (Filed as Exhibit 4.2 to Form 10-K filed May 12, 2000).

*10.2	2000 Stock Option Plan dated May 8, 2000 (Filed as Exhibit 4.3 to Form 10-K filed May 12, 2000).

*10.3
Form of 1998 Stock Option Plan Rights Termination Letter Agreement of Directors to Agree Not to Claim Any Right of Adjustment dated February 4, 2000 (Filed as Exhibit 4.6 to Form 10 filed May 12, 2000).

*10.4	Form of 1998 Stock Option Plan Rights Termination Letter Agreement for Employees and Consultants to Cancel Options dated February 8, 2000 (Filed as Exhibit 4.7 to Form 10, filed May 12, 2000).

*10.5	Form of 1998 Stock Option Plan Rights Termination Letter of Officer to Agree Not to Claim Any Right of Adjustment dated February 8, 2000 (Filed as Exhibit 4.8 to Form 10 filed May 12, 2000).

*10.6	Form of 1998 Stock Option Plan Rights Termination Letter Agreement of Officer to Agree Not to Exercise Options dated February 8, 2000 (Filed as Exhibit 4.9 to Form 10 filed May 12, 2000).

*10.7	Form of 1998 Stock Option Plan Reinstatement and Adjustment Letter for Employees dated December 19, 2000 (Filed as Exhibit 10.17 to Annual Report on Form 10-K filed April 2, 2001).

*10.8	Form of Release and Indemnity Agreement between GlobalSCAPE, Inc. and Employees dated December 19, 2000 (Filed as Exhibit 10.18 to Form 10-K filed April 2, 2001).

*10.9	Form of Incentive Stock Option Agreement under GlobalSCAPE, Inc. 2000 Stock Option Plan (Filed as Exhibit 10.21 to Form 10-K filed April 1, 2002).

*10.10	Form of Non-Qualified Stock Option Agreement under the GlobalSCAPE, Inc. 2000 Stock Option Plan (Filed as Exhibit 10.2 to Form 10-Q filed November 13, 2006)

*10.11	GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan (Filed as Exhibit 10.1 to Form 8-K filed June 5, 2007).

*10.12	Form of Non-Statutory Stock Option Agreement under GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan (Filed as Exhibit 10.1 to Form 10-Q filed November 14, 2007).

*10.13	Form of Employment Agreement for Executive Officers at Vice President-level and above (Filed as Exhibit 10.1 to Form 8-K filed August 19, 2009).

*10.14	2010 Employee Long Term Equity Incentive Plan dated June 3, 2010 (Filed as Appendix A to the Definitive Proxy Statement filed April 22, 2010).

10.15	Business Loan Agreement dated December 2, 2011, by and between GlobalSCAPE, Inc. and San Antonio National Bank ($4,000,000 Loan). (Filed as Exhibit 10.1 to Form 8-K filed December 8, 2011.

10.16	Business Loan Agreement dated December 2, 2011, by and between GlobalSCAPE, Inc. and San Antonio National Bank ($3,000,000 Loan). (Filed as Exhibit 10.2 to Form 8-K filed December 8, 2011. 10.17
10.17	Employment Agreement dated as of September 9, 2013 by and between GlobalSCAPE and Matthew Goulet (Filed herewith).

14.1	Code of Ethics (Filed as Exhibit 14.1 to Form 10-K filed March 27, 2008)

21.1	Subsidiaries of GlobalSCAPE, Inc. (Filed as Exhibit 21.1 to Form 10-K filed March 29, 2012).

23.1	Consent of Grant Thornton LLP (Filed herewith).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Filed herewith).

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Filed herewith).

32.1	Certification of Chief Executive and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Filed herewith)

101	Interactive Data File.

* Management Compensatory Plan or Agreement

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on March 27, 2014.

GlobalSCAPE, Inc.

By:	/s/ James L. Bindseil
James L. Bindseil
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on March 27, 2014.

Signature	Title

/s/ James L. Bindseil	President and Chief Executive Officer and Director
James L. Bindseil	(Principal Executive Officer)

/s/ James W. Albrecht, Jr.	Chief Financial Officer
James W. Albrecht, Jr.	(Principal Finance and Accounting Officer)

/s/ Thomas W. Brown	Chairman of the Board and Director
Thomas W. Brown

/s/ David L. Mann	Director
David L. Mann

/s/ Frank M. Morgan	Director
Frank M. Morgan

Director
Philip M. Renfro